     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 2000.

                                                     REGISTRATION NOS. 333-34328
                                                                    333-34328-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        Securities & Exchange Commission
                             Washington, D.C. 20549
                      ------------------------------------

                               AMENDMENT NO. 5 TO


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             BLUE VALLEY BAN CORP                                  KANSAS
(Exact name of registrant as specified in its  (State or other jurisdiction of incorporation
                   charter)                                   or organization)
                     6022                                        48-1070996
 (Primary Standard Industrial Classification        (I.R.S. Employer Identification No.)
                 Code Number)
             BVBC CAPITAL TRUST I                                 DELAWARE
(Exact name of registrant as specified in its  (State or other jurisdiction of incorporation
                   charter)                                   or organization)
                     6022                                        48-1229554
 (Primary Standard Industrial Classification        (I.R.S. Employer Identification No.)
                 Code Number)

         11935 RILEY, OVERLAND PARK, KANSAS 66225-6128; (913) 338-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   Robert D. Regnier, Chief Executive Officer
                              Blue Valley Ban Corp
                                  11935 Riley
                        Overland Park, Kansas 66225-6128
                                 (913) 338-1000

                                with copies to:

          Steven F. Carman, Esq                      Thomas C. Erb, Esq.
   Blackwell Sanders Peper Martin LLP           Lewis, Rice & Fingersh, L.C.
           Two Pershing Square                       500 North Broadway
      2300 Main Street, Suite 1000                St. Louis, Missouri 63102
       Kansas City, Missouri 64108                     (314) 444-7600
             (816) 983-8000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   Subject To Completion, Dated July 5, 2000


PROSPECTUS
[BLUE VALLEY BAN CORP LOGO]
                      1,250,000 TRUST PREFERRED SECURITIES

                              BVBC CAPITAL TRUST I

                 10.375% CUMULATIVE TRUST PREFERRED SECURITIES

              (LIQUIDATION AMOUNT $8 PER TRUST PREFERRED SECURITY)

               FULLY, IRREVOCABLY AND UNCONDITIONALLY GUARANTEED
          ON A SUBORDINATED BASIS, AS DESCRIBED IN THIS PROSPECTUS, BY

                              BLUE VALLEY BAN CORP
                            ------------------------

     BVBC Capital Trust I is offering 1,250,000 trust preferred securities. No public market currently exists for the trust preferred securities.


     The trust preferred securities generally consist of an indirect beneficial interest in our 10.375% junior subordinated debentures. The junior subordinated debentures have the same payment terms as the trust preferred securities and will be purchased and held by BVBC Capital Trust I using the proceeds of this offering. A brief description of the trust preferred securities can be found under "Prospectus Summary -- The Offering" in this prospectus.



     The trust preferred securities have been approved for listing on the American Stock Exchange under the symbol "BLV.Pr". Trading is expected to commence on or prior to delivery of the trust preferred securities.


                            ------------------------

     YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN THE TRUST PREFERRED SECURITIES.
                            ------------------------

     THE TRUST PREFERRED SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                                                  PER TRUST
                                                              PREFERRED SECURITY         TOTAL
                                                              ------------------      -----------
Public Offering Price.......................................     $8.00                $10,000,000
Proceeds to BVBC Capital Trust I............................     $8.00                $10,000,000


     This is a firm commitment underwriting. We will pay underwriting commissions of $0.40 per trust preferred security, or a total of $500,000, for arranging the investment in our junior subordinated debentures. We have granted the underwriters the right to purchase up to an additional 187,500 trust preferred securities to cover over-allotments, if any.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED

            , 2000

[BLUE VALLEY MAP]

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the trust preferred securities being sold in this offering and other consolidated financial statements and related notes appearing elsewhere in this prospectus. Unless we indicate otherwise, all information in this prospectus (1) reflects the four-for-one stock split of our common stock effective as of January 20, 2000, and (2) assumes no exercise of the underwriters' over-allotment option to purchase up to an additional 187,500 trust preferred securities from BVBC Capital Trust I.

                                  BLUE VALLEY

     We organized Blue Valley and our wholly-owned subsidiary, Bank of Blue Valley, in 1989 to provide banking services to closely-held businesses, their owners, professionals and individuals in Johnson County, Kansas, a high growth, demographically attractive area within the Kansas City, Missouri -- Kansas Metropolitan Statistical Area. Our focus has been to take advantage of the current and anticipated growth in our market area as well as to serve the needs of small and mid-sized commercial borrowers -- customers that we believe currently are underserved as a result of banking consolidation in the industry generally and within our market specifically.

     We have experienced significant internal growth since our inception. In addition, in 1994, we acquired the deposits of a branch of a failed savings and loan institution to augment our internal growth and expand into an additional market which management believed was attractive. In 1994, we also completed the construction of our current headquarters in Overland Park, Kansas. We currently have three banking locations in Johnson County, Kansas, including our main office in Overland Park, a full-service office in Olathe, Kansas, and a supermarket banking facility in Shawnee, Kansas. We plan to open an additional full-service office in Shawnee, Kansas in the third quarter of 2000.

FINANCIAL SUMMARY

                                                             COMPOUND
                                                             GROWTH OR
                                                          AVERAGE FOR THE
                                                            FIVE YEARS
                                    THREE MONTHS ENDED         ENDED
                                         MARCH 31,         DECEMBER 31,                   YEAR ENDED DECEMBER 31,
                                    -------------------   ---------------   ----------------------------------------------------
                                      2000       1999         1999(1)         1999       1998       1997       1996       1995
                                    --------   --------   ---------------   --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net income........................  $    833   $    655       39.91%        $  3,083   $  2,816   $  2,286   $  1,622   $  1,049
Earnings per share (diluted)......      0.38       0.30       27.59%            1.42       1.35       1.22       0.85       0.70
Total assets......................   333,662    261,351       26.82%         332,613    253,724    201,644    162,739    132,794
Total loans.......................   254,325    186,038       36.65%         250,410    161,444    127,308    101,323     71,791
Total deposits....................   278,861    218,383       25.70%         268,145    209,824    170,792    139,929    112,614
Total stockholders' equity........    19,627     17,476       30.08%          18,869     17,016     13,464     10,100      8,761
Return on average total assets....      1.03%      1.03%       1.14%            1.08%      1.28%      1.30%      1.13%      0.89%
Return on average total
  stockholders' equity............     17.54%     15.43%      18.46%           17.43%     18.98%     20.62%     17.79%     17.46%

---------------

(1) For the period indicated, these figures represent compound annual growth rate of net income, earnings per share (diluted), total assets, total loans, total deposits and total stockholders' equity, and average annual return on average total assets and average total stockholders' equity.

BUSINESS STRATEGY

     Since our founding, we have strived to increase stockholder value by executing a community banking strategy tailored to provide our customers with competitive financial products and services, our employees with the opportunity to share in our financial success and our community with a stable, growth oriented employer. To further our primary business objectives, we have identified the following business strategies:

     - We intend to grow and diversify our loan portfolio by aggressively marketing new customers, cross-marketing our existing customers and expanding our loan product offerings.

     - We intend to grow our residential mortgage loan origination, investment brokerage, trust services and other lines of business and to develop additional sources of non-interest income.

     - We intend to continue to emphasize controlling the expenses necessary to facilitate our growth as a community bank with diversified and developing lines of business.

     - We intend to expand our presence within our market area, primarily by considering opening new branches and establishing new ATMs and, to the extent that opportunities present themselves, by considering acquisition opportunities within our market area and in contiguous areas.

     We believe that our primary strengths are our:

     -  high level of customer service standards,

     -  growth opportunities in our primary market area,

     - market perception as an independent community bank focused on serving the needs of our market, as compared to a regional or national bank, and

     -  experienced senior management team.

                                   BVBC TRUST

     BVBC Trust is a newly created Delaware business trust. We created BVBC Trust to offer the trust preferred securities and to purchase our junior subordinated debentures. BVBC Trust has a term of 35 years, but may dissolve earlier as provided in its trust agreement.

     The principal executive offices of Blue Valley and BVBC Trust are located at 11935 Riley, Overland Park, Kansas 66225-6128. The main telephone number for both Blue Valley and BVBC Trust is (913) 338-1000. Our Internet address is http://www.bankbv.com.

                                  THE OFFERING


Securities offered.........  BVBC Trust is offering 1,250,000 of its trust preferred securities to the public, and will sell its common securities to Blue Valley. Together, the trust preferred securities and the common securities are referred to as trust securities. BVBC Trust will use the proceeds from the sale of trust securities to buy from Blue Valley a series of 10.375% junior subordinated debentures due September 30, 2030, which will have the same payment terms as the trust preferred securities.


Quarterly distributions are
  payable to you on the
  trust preferred
  securities...............  The distributions payable on each preferred security will:


                              - be fixed at a rate per year of 10.375%;


                              - accrue from the date of issuance of the trust
                                preferred securities; and

                              - be payable quarterly on March 31, June 30,
                                September 30 and December 31 of each year that the trust preferred securities are outstanding, beginning on September 30, 2000, subject to our right to defer distributions on the trust preferred securities.


Blue Valley and BVBC Trust
  have rights to defer
  distributions to you on
  the trust preferred
  securities...............  BVBC Trust will defer distributions on the trust preferred securities if Blue Valley defers interest payments on the junior subordinated debentures. Blue Valley generally has the right to defer interest payments on the junior subordinated debentures for up to 20 consecutive quarters. During any deferral period, you will still accumulate the right to receive distributions when subsequently made at the annual rate of 10.375%, plus you will earn interest at the annual rate of 10.375%, compounded quarterly, on any unpaid distributions.


You will still be taxed,
even if distributions on
  the trust preferred
  securities are
  deferred.................  If distributions on the trust preferred securities are deferred, you will be required to accrue interest income in the form of original issue discount and include it in your gross income for United States federal income tax purposes. See "Risk Factors -- If we elect to defer interest payments on the junior subordinated debentures, you may have to include interest in your taxable income before you receive cash," "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

Your trust preferred
securities will be redeemed
  by BVBC Trust when the
  junior subordinated
  debentures mature........  The junior subordinated debentures will mature on
                             September 30, 2030. BVBC Trust will redeem your trust preferred securities upon the stated maturity date of the junior subordinated debentures or earlier if they are prepaid.

If the junior subordinated
  debentures are prepaid,
  your trust preferred
  securities will be
  redeemed.................  Blue Valley may prepay the junior subordinated debentures prior to maturity:

                              - on or after September 30, 2005; or

                              - at any time upon events occurring that may have
                                a significant adverse effect on the benefits to Blue Valley of having the trust preferred securities outstanding.

                             Upon any prepayment of the junior subordinated debentures, your trust preferred securities will be redeemed at the liquidation amount of $8 per preferred security plus any accrued and unpaid distributions to the date of redemption. See "Description of the Trust Preferred Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley" and "Description of the Junior Subordinated Debentures -- Redemption."

At its option, Blue Valley
may require you to exchange
  your trust preferred
  securities for its junior
  subordinated debentures..  Blue Valley has the right at any time to dissolve
                             BVBC Trust. Upon a dissolution of BVBC Trust, after satisfaction of liabilities to creditors, if any, of BVBC Trust, you will receive junior subordinated debentures in exchange for the principal amount of your holdings in trust preferred securities, plus accrued and unpaid interest equal to the accrued and unpaid distributions on the trust preferred securities. See "Description of the Trust Preferred Securities -- Distribution of Junior Subordinated Debentures."

Your trust preferred
securities are fully and
  unconditionally
  guaranteed by Blue Valley
  on a subordinated
  basis....................  Blue Valley will fully, irrevocably and unconditionally guarantee the trust preferred securities on a subordinated basis. However, if Blue Valley does not make a payment on the junior subordinated debentures, BVBC Trust will not have sufficient funds to make payments on the trust preferred securities and the guarantee will not apply. See "Description of the Trust Preferred Securities Guarantee."

Your trust preferred
securities rank lower in
  payment priority compared
  to other obligations of
  Blue Valley..............  Blue Valley's obligations under its trust preferred securities guarantee, the junior subordinated debentures and other governing documents described in this prospectus are unsecured and rank junior in right of payment to all current and future senior and subordinated debt of Blue Valley. In addition, because Blue Valley is a holding company, all existing and future liabilities of any Blue Valley subsidiary will rank prior to all obligations of Blue Valley relating to the trust preferred securities and the junior subordinated debentures. There is no limit on the amount of these liabilities or the amount of other trust preferred securities or other junior subordinated debentures of Blue Valley or its subsidiaries that may be issued in the future.

You will have limited
voting rights..............  As a holder of trust preferred securities, you have only limited voting rights. See "Description of the Trust Preferred Securities -- Voting Rights; Amendment of the Trust Agreement."


There is no established
market for the trust
  preferred securities.....  Prior to this offering, there has been no public trading market for the trust preferred securities. The trust preferred securities have been approved for listing on the American Stock Exchange under the trading symbol "BLV.Pr." See "Market for the Trust Preferred Securities."


No rating..................  The trust preferred securities have not been rated by any nationally recognized statistical rating organization.

Use of proceeds............  We intend to use the net proceeds from this offering as follows:

                              - repay approximately $7.3 million of debt
                                outstanding as of April 30, 2000, under our bank stock loan; and

                              - retain the remainder for general corporate
                                purposes, including investments from time to time in the Bank in the form of additional capital and possible future acquisitions. We have no agreements or understandings at this time for any acquisitions, and we cannot be sure whether any acquisitions will ever occur.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                   THREE
                                                                  MONTHS
                                                                   ENDED
                                                                 MARCH 31,            YEAR ENDED DECEMBER 31,
                                                               -------------   -------------------------------------
                                                               2000    1999    1999    1998    1997    1996    1995
                                                               -----   -----   -----   -----   -----   -----   -----
Ratio of Earnings to Fixed Charges(1)
  Including interest on deposits............................   1.35x   1.39x   1.41x   1.46x   1.47x   1.44x   1.33x
  Excluding interest on deposits............................   3.42x   4.32x   4.36x   5.32x   6.50x   5.20x   3.25x
Pro Forma Ratio of Earnings to Fixed Charges(2)
  Including interest on deposits............................   1.34x      --   1.39x      --      --      --      --
  Excluding interest on deposits............................   3.00x      --   3.26x      --      --      --      --

---------------

(1) For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income before taxes plus interest expense. Fixed charges consist of interest expense.

(2) For purposes of calculating the pro forma ratio of earnings to fixed charges, earnings consists of income before taxes plus pro forma interest expense. Pro forma interest expense consists of historical interest expense plus (1) interest expense on the junior subordinated debentures assuming that we issued a total principal amount of $10 million at 10.0% at the beginning of the period minus (2) historical interest expense on the $7.3 million of our debt under our bank stock loan that we intend to retire with the proceeds from this offering.

                                  RISK FACTORS

     In addition to the other information in this prospectus, you should carefully consider the following factors before investing in the common stock or the trust preferred securities.

RISK FACTORS RELATING TO BLUE VALLEY

     IF WE ARE UNABLE TO IMPLEMENT ASPECTS OF OUR GROWTH STRATEGY, OUR BUSINESS MAY BE ADVERSELY AFFECTED.

     The key components of our growth strategy are growing and diversifying our loan portfolio, increasing our non-interest income and expanding our presence within our market area. Our failure to execute successfully any or all of these components could adversely affect our financial performance and our ability to meet our strategic objectives. Our ability to achieve these key components is subject to the following risks:

     - To grow our loan portfolio, we plan to aggressively cross-market our lending products and services to existing and new customers of our deposit and other services. The business of lending is extremely competitive, and we cannot be sure whether we will be able to successfully cross-market our lending products and services to our other customers. See "-- If we are not able to effectively compete in the highly competitive banking industry, our business will be adversely affected." To diversify our loan portfolio, me must be able to correctly identify new lending products that will provide us with an acceptable return on a risk-adjusted basis. Our senior management may not be able to successfully identify these products or effectively manage the integration of products that we have not previously offered.

     - We also plan to increase our non-interest income by expanding our mortgage, trust and investment brokerage businesses. In a rising interest rate environment, our ability to increase our fee income from mortgage originations is likely to be adversely affected because fewer customers will refinance their existing residential mortgage loans. We have offered trust services since 1996 and investment brokerage services since 1999. These lines of our business are still in the formative stages of their growth, their present contributions to our revenues and net income are currently minimal, and we cannot be sure whether we will ever derive significant revenues from these areas.

     - In order to expand our presence within our market area through the establishment of new branches or ATMs, we must be able to correctly identify profitable or growing markets. If we attempt to implement our strategy by acquiring existing branches of other institutions, our success will depend on our ability to identify acquisition opportunities that will complement our banking operations, and our ability to successfully integrate their operations with ours. In either case, we cannot be sure whether we will be able to identify suitable opportunities for further expansion or to successfully execute our expansion plans.

OUR OPERATIONS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO MAINTAIN AND INCREASE OUR DEPOSIT BASE AND SECURE ADEQUATE FUNDING.

     We fund our banking and lending activities primarily through demand, savings and time deposits and, to a lesser extent, lines of credit, sale/repurchase facilities from various financial institutions, and Federal Home Loan Bank borrowings. The success of our business plan depends in part on our ability to maintain and increase our deposit base and our ability to maintain access to other funding sources. Our inability to obtain funding on favorable terms, on a timely basis, or at all, would adversely affect our operations and financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

THE LOSS OF OUR KEY PERSONNEL COULD ADVERSELY AFFECT OUR OPERATIONS.

     We are a relatively small organization and depend on the services of all of our employees. Our growth and development to date has depended in a large part on a few key employees who have primary responsibility for maintaining personal relationships with our largest customers. The unexpected loss of services of one or more of these key employees could have a material adverse effect on our operations. Our key employees are Robert D. Regnier, John K. Doull, Mark A. Fortino, Nancy A. Taylor, Gregory J. Motley, Penny T. Hershman and Bonnie M. McConnaughy. Each of these persons are officers of the Bank. We do not have employment or non-compete agreements with any of these key employees. We carry a $1 million "key person" life insurance policy on the life of Mr. Regnier.

CHANGES IN INTEREST RATES MAY ADVERSELY AFFECT OUR EARNINGS AND COST OF FUNDS.

     Changes in interest rates affect our operating performance and financial condition in diverse ways. A substantial part of our profitability depends on the difference between the rates we receive on loans and investments and the rates we pay for deposits and other sources of funds. Our net interest spread will depend on many factors that are partly or entirely outside our control, including competition, federal monetary and fiscal policies, and economic conditions generally. Historically, net interest spreads for many financial institutions have widened and narrowed in response to these and other factors, which are often collectively referred to as "interest rate risk." We intend to try to minimize our exposure to interest rate risk, but we will be unable to eliminate it.

     In our banking operations, we are subject to interest rate risk on loans held in our portfolio arising from mismatches between the dollar amount of repricing or maturing assets and liabilities. These mismatches are referred to as the "interest rate sensitivity gap," which is measured in terms of the ratio of the interest rate sensitivity gap to total assets. A higher level of assets repricing or maturing than liabilities over a given time frame is considered asset-sensitive and is reflected as a positive gap. In contrast, a higher level of liabilities repricing or maturing than assets over a given time frame is considered liability-sensitive and is reflected as a negative gap. As of December 31, 1999, we had a negative interest rate sensitivity gap. A negative gap will generally enhance earnings in a falling interest rate environment and will negatively impact earnings in a rising interest rate environment. A positive gap will generally enhance earnings in a rising interest rate environment and negatively impact earnings in a falling interest rate environment. In addition, in a rising interest rate environment, our fee income is likely to be adversely affected because fewer residential mortgage loans will be refinanced. Fluctuations in interest rates are not predictable or controllable. Although we have attempted to structure our asset and liability management strategies to mitigate the impact on net interest income of changes in market interest rates, we can not give any assurance that a sudden or significant change in prevailing interest rates will not have a material adverse effect on our operating results.

BECAUSE OUR BUSINESS IS CONCENTRATED IN THE KANSAS CITY METROPOLITAN AREA, A DOWNTURN IN THE KANSAS CITY ECONOMY MAY ADVERSELY AFFECT OUR BUSINESS.

     Our success is dependent to a significant extent upon the general economic conditions in the Kansas City metropolitan area, including Johnson County, Kansas, and, in particular, the conditions for the medium-sized and small-sized businesses that are the focus of our customer base. Although currently the economy in these areas is favorable, we do not know whether these conditions will continue. Adverse changes in economic conditions in the Kansas City metropolitan area, including Johnson County, Kansas, could impair our ability to collect loans, reduce our growth rate and have a negative effect on our overall financial condition.

A DECREASE IN THE DEMAND FOR HOUSING IN OUR MARKET AREA MAY ADVERSELY AFFECT OUR EARNINGS.

     As of March 31, 2000, approximately $77.4 million, or 30.42%, of our loan portfolio consisted of residential mortgage loans and construction loans for residential builders, primarily in Johnson County, Kansas. The demand for housing in Johnson County is influenced by a number of factors, including prevailing interest rates, inflation, levels of regional commercial activity, consumer preferences for suburban housing, and the continuing presence of significant employers in the Johnson County region. A change in any of these factors, or in factors that we do not anticipate, could cause the demand for housing in Johnson County to decline. Because of our focus on residential mortgage loans and construction loans for residential builders, if this occurs we could experience significant losses in our loan portfolio and a material decrease in our earnings.

IF OUR ALLOWANCE FOR LOAN LOSSES IS INSUFFICIENT TO ABSORB LOSSES IN OUR LOAN PORTFOLIO, IT WILL ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Some borrowers may not repay loans that we make to them. This risk is inherent in the banking business. Like all financial institutions, we maintain an allowance for loan losses to absorb probable loan losses in our loan portfolio. However, we cannot predict loan losses with certainty, and we cannot assure you that our allowance will be sufficient. Loan losses in excess of our reserves would have an adverse effect on our financial condition and results of operations.

     In addition, various regulatory agencies, as an integral part of the examination process, periodically review our loan portfolio. These agencies may require us to add to the allowance for loan losses based on their judgments and interpretations of information available to them at the time of their examinations. If these agencies require us to increase our allowance for loan losses, our earnings will be adversely affected in the period in which the increase occurs.

     Management believes that our indirect automobile loan portfolio and our lease portfolio, which were approximately $34.7 million and $29.3 million, or 13.66% and 11.50%, respectively, of our loan portfolio as of March 31, 2000, present a greater risk of loss than our other loan categories. The underlying collateral for our indirect automobile loans and our leases may depreciate rapidly and may not provide an adequate source of repayment if we were required to repossess the collateral. We cannot be sure whether our levels of charge-offs for indirect automobile loans and leases in future periods will be consistent with our historical levels of charge-offs for these types of loans and leases.

WE MAY INCUR SIGNIFICANT COSTS IF WE FORECLOSE ON ENVIRONMENTALLY CONTAMINATED REAL ESTATE.

     If we foreclose on a defaulted real estate loan to recover our investment, we may be subject to environmental liabilities in connection with the underlying real property. It is also possible that hazardous substances or wastes may be discovered on these properties during our ownership or after they are sold to a third party. If they are discovered on a property that we have acquired through foreclosure or otherwise, we may be required to remove those substances and clean up the property. We may have to pay for the entire cost of any removal and clean-up without the contribution of any other third parties. We may also be liable to tenants and other users of neighboring properties. These costs or liabilities may exceed the fair value of the property. In addition, we may find it difficult or impossible to sell the property prior to or following any environmental clean-up.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE BANKING INDUSTRY, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

     Our business is extremely competitive. Many of our competitors are, or are affiliates of, enterprises that have greater resources, name recognition and market presence than we do.

     Some of our competitors are not regulated as extensively as we are and, therefore, may have greater flexibility in competing for business. Some of these competitors are subject to similar regulation but have the advantages of established customer bases, higher lending limits, extensive branch networks, numerous ATMs, and more ability to absorb the costs of maintaining technology or other factors.

RISK FACTORS RELATING TO THE TRUST PREFERRED SECURITIES

MOST OF OUR CURRENT AND FUTURE CREDITORS WILL GET PAID BEFORE BVBC TRUST WILL GET PAID UNDER THE JUNIOR SUBORDINATED DEBENTURES AND BEFORE YOU WILL GET PAID UNDER THE TRUST PREFERRED SECURITIES GUARANTEE.

     Our obligations under the trust preferred securities guarantee and the junior subordinated debentures are unsecured and will rank junior in priority of payment to any senior and subordinated debt we may incur, which generally includes indebtedness, liabilities or obligations we may have, contingent or otherwise. As of April 30, 2000, we had approximately $9.1 million in indebtedness that would rank senior in priority of payment to the junior subordinated debentures. Our obligations under the junior subordinated debentures will also be effectively subordinated to all existing and future liabilities and obligations of the Bank.

     The trust preferred securities, the junior subordinated debentures and the trust preferred securities guarantee do not limit our ability or the ability of the Bank to incur unlimited future indebtedness, liabilities and obligations, which may rank senior to the junior subordinated debentures and the trust preferred securities guarantee.

     For more information on our obligations under the trust preferred securities guarantee and the junior subordinated debentures, see "Description of the Trust Preferred Securities Guarantee -- Status of the Trust Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination of Junior Subordinated Debentures to Senior and Subordinated Debt of Blue Valley."

IF WE DO NOT MAKE PAYMENTS UNDER THE JUNIOR SUBORDINATED DEBENTURES, BVBC TRUST WILL BE UNABLE TO PAY DISTRIBUTIONS AND LIQUIDATION AMOUNTS AND THE TRUST PREFERRED SECURITIES GUARANTEE WILL NOT APPLY.

     The ability of BVBC Trust to pay distributions and, upon redemption, the liquidation amount of $8 per trust preferred security is solely dependent upon our ability to make the related payments on the junior subordinated debentures when due. If we default on our obligation to pay principal of or interest on the junior subordinated debentures, BVBC Trust will not have sufficient funds to pay distributions or the liquidation amount.

     In that case, you will not be able to rely upon the trust preferred securities guarantee for payment of these amounts because the trust preferred securities guarantee only applies if we make a payment of principal or interest on the junior subordinated debentures. For more information on our obligations under the trust preferred securities guarantee and the junior subordinated debentures, see "Description of the Trust Preferred Securities
Guarantee -- Status of the Trust Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination of Junior Subordinated Debentures to Senior and Subordinated Debt of Blue Valley."

WE MAY NOT BE ABLE TO MAKE INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES UNLESS WE RECEIVE DIVIDENDS FROM THE BANK.

     Substantially all of our assets consist of our investment in the Bank. Thus, our ability to pay interest and principal on the junior subordinated debentures to BVBC Trust depends primarily upon our receipt of cash dividends from the Bank. Dividend payments from the Bank to us are subject to, among other things:

     - regulatory limitations, generally based on current and retained earnings and capital maintenance requirements, imposed by various bank regulatory agencies;

     - profitability, financial condition and capital expenditures and other cash flow requirements of the Bank; and

     -  prior claims of creditors of the Bank.

IF WE ELECT TO DEFER INTEREST PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES, YOU MAY HAVE TO INCLUDE INTEREST IN YOUR TAXABLE INCOME BEFORE YOU RECEIVE CASH.

     It is possible that you will not receive cash distributions on the trust preferred securities for up to 20 consecutive quarters. This will occur if we elect to defer interest payments on the junior subordinated debentures. These periods during which we defer interest payments are referred to as "extension periods." Because you will be required to include interest in your income for United States federal income tax purposes during an extension period irrespective of whether interest is actually paid, you may have to pay taxes before you actually receive the cash distributions. In addition, the market price of the trust preferred securities is likely to be adversely affected if we elect to defer the interest payments.

     An extension period may last for up to 20 consecutive quarters, but not beyond the maturity date of the junior subordinated debentures. We must make payments of all deferred interest upon the earlier of the end of the extension period or the maturity date. This right exists only if no event of default under the junior subordinated debentures has occurred and is continuing. If we exercise this right, BVBC Trust would defer distributions on the trust preferred securities during any extension period. However, you would still accumulate distributions at the annual rate of 10.375% of the liquidation amount of $8 per trust preferred security, plus you will earn interest at the annual rate of 10.375%, compounded quarterly, on any unpaid distributions. When we pay all the accumulated amounts due to you during an extension period, the extension period will terminate. However, we have the right to begin another extension period under the same terms outlined above. You will also not receive the cash distributions related to any accrued and unpaid interest from BVBC Trust if you sell the trust preferred securities before the end of an extension period. However, you will be required to include accrued interest income as original issue discount for United States federal income tax purposes in respect of your pro rata share of the junior subordinated debentures held by BVBC Trust. While we will take the position that original issue discount will not arise before the first extension period, it is possible that all interest on the junior subordinated debentures would be required to be accounted for as original issue discount. In these circumstances, the receipt of interest would not separately be reported as taxable income. See "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount" for more information regarding the tax consequences of the trust preferred securities.


     In the event that we exercise our right to defer interest payments on the junior subordinated debentures, we will be prohibited from paying dividends on our common stock during the extension period. Because we have no history of paying dividends on our common stock, and no intention to do so in the immediate future, the prohibition against paying dividends during an extension period may have less of a deterrent effect on us than on a company with a history of paying dividends on its common stock. Nevertheless, we have no current intention of exercising our right to defer interest payments on the junior subordinated debentures. However, if we exercise our right in the future, the market price of the trust preferred securities is likely to be adversely affected.

IF WE REDEEM THE JUNIOR SUBORDINATED DEBENTURES, IT WILL CAUSE A REDEMPTION OF THE TRUST PREFERRED SECURITIES AND YOU MAY NOT BE ABLE TO REINVEST THE PROCEEDS AT THE SAME OR HIGHER RATE OF RETURN.

     You are subject to the risk that we will redeem the trust preferred securities. If the trust preferred securities are redeemed, you may not be able to reinvest the money you receive upon redemption at a rate that is equal to or higher than the rate of return you receive on the trust preferred securities. Although the junior subordinated debentures have a stated maturity date of September 30, 2030, they may be redeemed by us prior to maturity in the following circumstances:

     -  in whole or in part, beginning on September 30, 2005, at our option;

     - in whole upon a change in the federal tax laws or a change in the interpretation of the tax laws by the courts or the Internal Revenue Service, which would result in a risk that (1) BVBC Trust may be subject to federal income tax, (2) the interest we pay on the junior subordinated debentures will not be deductible by us for federal income tax purposes, or (3) BVBC Trust is or will be subject to more than a minimal amount of other taxes or governmental charges;

     - in whole upon a change in the laws or regulations to the effect that BVBC Trust is or will be considered to be an investment company that is required to be registered under the Investment Company Act of 1940; or

     - in whole upon a change in the laws or regulations if there is a risk that we will not be able to treat all or a substantial portion of the trust preferred securities as Tier 1 (core) capital for purposes of federal banking guidelines.

     Our exercise of these redemption rights is subject to our receipt of prior approval of federal banking regulators, if required, and would cause an early redemption of the trust preferred securities. For further information concerning tax or regulatory events that may trigger redemption of the junior subordinated debentures, resulting in redemption of the trust preferred securities, see "Description of the Trust Preferred
Securities -- Redemption."

YOU ARE SUBJECT TO REPAYMENT RISK BECAUSE POSSIBLE TAX LAW CHANGES COULD RESULT IN A REDEMPTION OF THE TRUST PREFERRED SECURITIES.

     Future legislation may be enacted that could adversely affect our ability to deduct our interest payments on the junior subordinated debentures for federal income tax purposes, making redemption of the junior subordinated debentures likely and resulting in a redemption of the trust preferred securities.

     From time to time, the current administration has proposed federal income tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if the debt instrument is not reflected as indebtedness on the issuer's consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years. These proposals were not enacted into law. Although it is impossible to predict future proposals, if a future proposal of this sort were to become effective in a form applicable to already issued and outstanding securities, we could be precluded from deducting interest on the junior subordinated debentures. Enactment of this type of proposal might in turn give rise to a tax event as described under "Description of the Trust Preferred
Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley."

     You should also be aware that a petition was filed during 1998 in the United States Tax Court as a result of a challenge by the Internal Revenue Service ("IRS") of a taxpayer's treatment as indebtedness of a security issued with characteristics similar to the junior subordinated debentures. Although the IRS agreed to dismissal of the adjustments related to this issue, it could assert similar adjustments against other taxpayers. If these adjustments were proposed and the issue were litigated to a conclusion in which the IRS's position on this matter were sustained, this judicial determination could constitute a tax event that could result in an early redemption of the trust preferred securities. For further information, see "Description of the Trust Preferred Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley," "Description of the Junior Subordinated Debentures -- Redemption" and "Material Federal Income Tax Consequences."

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF TRUST PREFERRED SECURITIES MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF YOUR INVESTMENT.

     Your investment in the trust preferred securities may decrease in value if the junior subordinated debentures are distributed to you in exchange for your trust preferred securities. If the junior subordinated debentures are distributed to you in exchange for your trust preferred securities and we exercise our right to redeem less than all of the junior subordinated debentures, the junior subordinated debentures may not qualify for listing on The American Stock Exchange or another exchange. Although the indenture requires us to use our best efforts to list the junior subordinated debentures on an exchange in the event that they are distributed to you, this requirement will not prevent us from partially redeeming the junior subordinated debentures. Accordingly, we cannot predict the liquidity or market prices for the junior subordinated debentures that may be distributed. The junior subordinated debentures that you receive upon a distribution, or the trust preferred securities you hold pending a distribution, may trade at a discount to the price that you paid to purchase the trust preferred securities, or if the junior subordinated debentures are not listed on an exchange, they may not be actively traded at all.

     Because you may receive junior subordinated debentures, you must also make an investment decision with regard to these securities. You should carefully review all the information regarding the junior subordinated debentures contained in this prospectus.

     Under "Material Federal Income Tax Consequences" we discuss applicable United States federal income tax consequences of a distribution of the junior subordinated debentures.

IN THE EVENT OF A DEFAULT UNDER THE TRUST PREFERRED SECURITIES, YOU MAY BE REQUIRED TO RELY ON THE PROPERTY TRUSTEE OF BVBC TRUST TO ENFORCE YOUR RIGHTS.

     You may not be able to directly enforce rights against us if an event of default occurs with respect to the junior subordinated debentures. For a listing of events that are events of default, see "Description of the Trust Preferred Securities -- Events of Default; Notice" and "Description of the Junior Subordinated Debentures -- Indenture Events of Default."

     If an event of default under the junior subordinated debentures occurs and is continuing, this event will also be an event of default under the trust preferred securities. In that case, you generally would first have to rely on the property trustee's enforcement of its rights as holder of the junior subordinated debentures against us. If the property trustee fails to exercise its rights under the junior subordinated debentures, you will then be able to exercise any other remedies available under the junior subordinated debentures.

     However, if the default arises because we fail to pay interest or principal, except during an extension period, on the junior subordinated debentures, you may proceed directly against us without first relying on the property trustee.

LIMITED COVENANTS RELATING TO THE TRUST PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES WILL NOT NECESSARILY PROTECT YOU.

     Our obligations as set forth in the governing documents relating to the trust preferred securities and the junior subordinated debentures are limited. As a result, the governing documents will not necessarily protect you in the event of an adverse change in our financial condition or results of operations. The governing documents do not limit our ability or the ability of any of our subsidiaries to incur additional debt. You should not consider the terms of the governing documents to be a significant factor in evaluating whether we will be able to comply with our obligations under the junior subordinated debentures or the trust preferred securities guarantee.

WE WILL CONTROL BVBC TRUST AND YOU WILL HAVE LIMITED VOTING RIGHTS.

     As a holder of trust preferred securities, you have limited voting rights. These rights relate only to the dissolution or termination of BVBC Trust, the modification of the trust preferred securities and removal of the property and indenture trustees of BVBC Trust upon the occurrence of a limited number of events. You will not have any voting rights regarding Blue Valley's business or any matters regarding the administrative trustees. See "Description of the Trust Preferred Securities -- Voting Rights; Amendment of the Trust Agreement" for more information on your limited voting rights.

THERE HAS NOT BEEN A PRIOR MARKET FOR THE TRUST PREFERRED SECURITIES, AND AN ACTIVE TRADING MARKET FOR THE TRUST PREFERRED SECURITIES MAY NOT DEVELOP.


     The trust preferred securities are a new issue of securities with no established trading market. Although the trust preferred securities have been approved for listing on the American Stock Exchange, a listing does not guarantee that an active trading market for the trust preferred securities will develop. We can give no assurance of the depth of that market or that holders of trust preferred securities will be able to sell their trust preferred securities easily. An inactive or illiquid trading market could adversely affect the price of your trust preferred securities.


IF WE EXERCISE OUR RIGHT TO REDEEM LESS THAN ALL OF THE JUNIOR SUBORDINATED DEBENTURES, THE TRUST PREFERRED SECURITIES MAY CEASE TO BE LISTED ON AN EXCHANGE.

     Beginning September 30, 2005, we have the right to redeem the junior subordinated debentures in whole or in part. If we elect to redeem less than all of the junior subordinated debentures, BVBC Trust will redeem a proportionate part of the trust preferred securities. The trust preferred securities may cease to qualify for listing on the American Stock Exchange and may not qualify for listing on another exchange or The Nasdaq Stock Market in the event of a partial redemption. Although the trust agreement requires the administrative trustees to use their best efforts to maintain the listing of the trust preferred securities on the American Stock Exchange or another exchange, this requirement will not prevent us from causing a partial redemption of the trust preferred securities.

TRADING CHARACTERISTICS OF THE TRUST PREFERRED SECURITIES MAY CREATE ADVERSE TAX CONSEQUENCES FOR YOU.

     The trust preferred securities may trade at a price that does not reflect the value of accrued but unpaid interest on the underlying junior subordinated debentures. If you dispose of your trust preferred securities between record dates for payments on the trust preferred securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the junior subordinated debentures allocable to the trust preferred securities through the date of disposition in your income as ordinary income if you use the accrual method of accounting or if this interest represents original issue discount.

     If interest on the junior subordinated debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying junior subordinated debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss which, subject to limited exceptions, cannot be applied to offset ordinary income for federal income tax purposes. See "Material Federal Income Tax Consequences" for more information on possible adverse tax consequences to you.

THE TRUST PREFERRED SECURITIES AND THE JUNIOR SUBORDINATED DEBENTURES ARE NOT INSURED, AND YOU ARE SUBJECT TO THE RISK OF LOSS OF PRINCIPAL.

     Neither the trust preferred securities nor the junior subordinated debentures are insured by the Bank Insurance Fund, the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation or any other governmental agency. As a result, you will not be able to rely on any third party for payment if we default on our obligations.

                 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus may contain forward-looking statements based on our current expectations, assumptions, estimates and projections about us and our industry. Forward-looking statements relate to future events or to our future financial performance. In some cases, you can identify forward-looking statements by terminology like "may," "will," "should," "expects," "plans," "intends," "anticipates," "could," "believes," "estimates," "predicts," "objective," "potential," "projection," "forecast," "goal" or similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors more fully described in the "Risk Factors" section and elsewhere in this prospectus.

     Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

                                USE OF PROCEEDS

     We will receive proceeds from the sale of our junior subordinated debentures to BVBC Trust. BVBC Trust will purchase our junior subordinated debentures with proceeds from the sale of the trust preferred securities. The net proceeds to us from the sale of the junior subordinated debentures, after deducting underwriting commissions and estimated offering expenses, will be approximately $9.2 million, or $10.6 million if the underwriters' over-allotment option is exercised in full. We intend to use the net proceeds as follows:

     - repay approximately $7.3 million of debt outstanding as of April 30, 2000 under our bank stock loan, which accrues interest at the rate of prime minus 1%, and matures on July 31, 2000; and

     - retain the remainder for general corporate purposes, including investments from time to time in the Bank in the form of additional capital and possible future acquisitions. We have no agreements or understandings at this time for any acquisitions, and we cannot be sure whether any acquisitions will ever occur.

                   MARKET FOR THE TRUST PREFERRED SECURITIES


     The trust preferred securities have been approved for listing on the American Stock Exchange under the symbol "BLV.Pr." We are not sure, however, whether an active and liquid trading market will develop, or if developed, will continue. The public offering price and distribution rate have been determined by negotiations among our representatives and the underwriters, and the public offering price of the trust preferred securities may not be indicative of the market price following the offering. See "Underwriting."


                              ACCOUNTING TREATMENT

     For financial reporting purposes, we will treat BVBC Trust as our subsidiary. Accordingly, we will include the accounts of BVBC Trust in our consolidated financial statements. We will include the trust preferred securities as debt in our consolidated balance sheets, and will include appropriate disclosures about the trust preferred securities, the trust preferred securities guarantee and the junior subordinated debentures in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions on the trust preferred securities as interest expense in our consolidated statements of income.

     Future reports of Blue Valley filed under the Securities Exchange Act of 1934 will include a footnote to the consolidated financial statements stating that:

     -  BVBC Trust is a wholly-owned subsidiary of Blue Valley;

     - the sole asset of BVBC Trust is the junior subordinated debentures, specifying the principal amount, interest rate and maturity date of the junior subordinated debentures; and

     - the obligations of Blue Valley described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by Blue Valley of the obligations of BVBC Trust under the trust preferred securities.

BVBC Trust will not file separate reports under the Securities Exchange Act.

                                 CAPITALIZATION

     The following table sets forth (a) our historical capitalization at March 31, 2000; and (b) our adjusted capitalization after giving effect to this offering and the use of net proceeds as described in "Use of Proceeds" above, and assuming the underwriters' over-allotment option was not exercised.

                                                                       MARCH 31, 2000
                                                                ----------------------------
                                                                              AS ADJUSTED
                                                                ACTUAL     FOR THIS OFFERING
                                                                -------    -----------------
                                                                   (DOLLARS IN THOUSANDS)
SHORT-TERM AND LONG-TERM DEBT:
Borrowed money(1)...........................................    $ 9,137         $ 1,874
Guaranteed preferred beneficial interests in Blue Valley's
  junior subordinated debentures(2).........................         --          10,000
                                                                -------         -------
  Total short-term and long-term debt.......................      9,137          11,874
STOCKHOLDERS' EQUITY:
Common stock, par value $1.00 per share; 15,000,000 shares
  authorized; 2,141,720 shares issued and outstanding.......      2,142           2,142
Additional paid-in capital..................................      5,277           5,277
Retained earnings...........................................     13,290          13,290
Unrealized depreciation on available-for-sale securities,
  net.......................................................     (1,082)         (1,082)
                                                                -------         -------
  Total stockholders' equity................................     19,627          19,627
                                                                -------         -------
  Total capitalization......................................     28,764          31,501
CAPITAL RATIOS:(3)(4)(5)
Ratio of equity to total assets.............................       5.88%           5.85%
Risk-based capital ratios:
  Total capital to risk-weighted assets ratio...............       8.28           11.92
  Tier 1 capital to risk-weighted assets ratio..............       7.03            9.54
  Tier 1 capital to average assets ratio (leverage ratio)...       5.94            8.06

---------------

(1) Does not include deposits, Federal Home Loan Bank borrowings or securities sold under agreements to repurchase.

(2) In connection with the issuance of the guaranteed preferred beneficial interest in Blue Valley's junior subordinated debentures, we estimate we will incur expenses of $800,000 (including underwriters' commissions of $500,000).

(3) The capital ratios, as adjusted, are computed including the total estimated net proceeds from the sale of the trust preferred securities, in a manner consistent with Federal Reserve guidelines.

(4) Federal Reserve guidelines for calculation of Tier 1 capital limits the amount of cumulative trust preferred securities which can be included in Tier 1 capital to 25% of total Tier 1 capital. Approximately $6.9 million of the trust preferred securities offered hereby will be included as Tier 1 capital for Blue Valley. The balance of the trust preferred securities offered hereby will be included as Tier 2 capital for Blue Valley.

(5) Unrealized depreciation on available-for-sale securities, net, is not included in calculating regulatory capital ratios.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents our consolidated financial data as of and for the three months ended March 31, 2000 and 1999 and the five years ended December 31, 1999, and should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each of which is included elsewhere in this prospectus. The selected statements of condition and statements of income data, insofar as they relate to the five years in the five-year period ended December 31, 1999, have been derived from our audited consolidated financial statements. The selected financial data for the three months ended March 31, 2000 and 1999, are derived from our unaudited interim consolidated financial statements.

                                                                          AS OF AND FOR THE
                                       ----------------------------------------------------------------------------------------
                                         THREE MONTHS ENDED
                                              MARCH 31,                             YEAR ENDED DECEMBER 31,
                                       -----------------------   --------------------------------------------------------------
                                          2000         1999         1999         1998         1997         1996         1995
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
SELECTED STATEMENT OF INCOME DATA
  INTEREST INCOME:
Loans, including fees................  $    6,273   $    4,027   $   20,422   $   14,608   $   12,000   $    9,100   $    6,689
Federal funds sold and
  interest-bearing deposits..........          38          152          431          396          276          315          822
Securities...........................         753          713        2,755        2,814        2,275        2,231        1,682
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total interest income..............       7,064        4,892       23,608       17,818       14,551       11,646        9,193
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
INTEREST EXPENSE:
Interest-bearing demand deposits.....         185          120          644          348          296          267          235
Savings and money market deposit
  accounts...........................       1,242          527        3,156        1,637        1,353        1,256        1,081
Other time deposits..................       1,524        1,582        6,032        6,247        4,985        3,668        2,859
Funds borrowed.......................         504          294        1,372          973          624          605          720
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total interest expense.............       3,455        2,523       11,204        9,205        7,258        5,796        4,895
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income................       3,609        2,369       12,404        8,613        7,293        5,850        4,298
Provision for loan losses............         465          300        2,144        1,061          660          648          370
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net interest income after provision
    for loan losses..................       3,144        2,069       10,260        7,552        6,633        5,202        3,928
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
NON-INTEREST INCOME:
Loans held for sale fee income.......         232          459        1,623        1,329          439          232          129
NSF charges & service fees...........         131          136          553          598          499          402          327
Other service charges................         237           64          659          157          107           79           60
Realized gain on securities
  available-for-sale.................          --           --            3          112            8           71           --
Other income.........................          75           56          186          450          401          424          344
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total non-interest income..........         675          715        3,024        2,646        1,454        1,208          860
NON-INTEREST EXPENSE:
Salaries and employee benefits.......       1,409          997        4,578        3,312        2,304        1,803        1,444
Occupancy............................         257          198          894          748          663          581          508
FDIC and other insurance.............          29           25          113          121           86          290          163
General & administrative.............         903          588        3,095        1,815        1,603        1,196        1,053
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Total non-interest expense.........       2,598        1,808        8,680        5,996        4,656        3,870        3,168
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income before income taxes...........       1,221          976        4,604        4,202        3,431        2,540        1,620
  Income tax provision...............         388          321        1,521        1,386        1,145          918          571
                                       ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income.........................  $      833   $      655   $    3,083   $    2,816   $    2,286   $    1,622   $    1,049
                                       ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA
Basic earnings.......................  $     0.39   $     0.31   $     1.45   $     1.36   $     1.24   $     0.88   $     0.72
Diluted earnings.....................        0.38         0.30         1.42         1.35         1.22         0.85         0.70
Dividends............................          --           --           --           --           --           --           --
Book value basic (at end of
  period)............................        9.16         8.20         8.83         7.99         6.64         5.49         4.77
Weighted average common shares
  outstanding:
  Basic..............................   2,140,929    2,130,396    2,131,372    2,065,400    1,843,288    1,836,796    1,447,300
  Diluted............................   2,175,301    2,149,084    2,166,008    2,084,088    1,867,844    1,912,876    1,494,324

                                                                              AS OF AND FOR THE
                                                  --------------------------------------------------------------------------
                                                     THREE MONTHS
                                                         ENDED
                                                       MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    2000       1999       1999       1998       1997       1996       1995
                                                  --------   --------   --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
SELECTED FINANCIAL CONDITION DATA (AT END OF
  PERIOD):
Total securities................................  $ 51,733   $ 45,116   $ 48,646   $ 53,427   $ 40,247   $ 36,588   $ 35,496
Total loans.....................................   254,325    186,038    250,410    161,444    127,308    101,323     71,791
Total assets....................................   333,662    261,351    332,613    253,724    201,644    162,739    132,794
Total deposits..................................   278,861    218,383    268,145    209,824    170,792    139,929    112,614
Funds borrowed..................................    32,190     23,561     43,177     25,142     16,298     11,904     10,423
Total stockholders' equity......................    19,627     17,476     18,869     17,016     13,464     10,100      8,761
Trust assets under administration...............    20,976     14,309     19,436     13,099      8,241      3,081         --
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Performance Ratios:
Net interest margin (1).........................      4.84%      4.15%      4.77%      4.30%      4.66%      4.57%      4.13%
Non-interest income to average assets...........      0.83       1.12       1.06       1.20       0.83       0.84       0.73
Non-interest expense to average assets..........      3.20       2.84       3.04       2.72       2.66       2.69       2.68
Net overhead ratio (2)..........................      2.37       1.72       1.98       1.52       1.83       1.85       1.95
Efficiency ratio (3)............................     60.64      58.63      56.26      53.26      53.23      54.83      61.42
Return on average assets (4)....................      1.03       1.03       1.08       1.28       1.30       1.13       0.89
Return on average equity (5)....................     17.54      15.43      17.43      18.98      20.62      17.79      17.46
Asset Quality Ratios:
Non-performing loans to total loans.............      0.74%      0.63%      0.21%      0.84%      0.33%      0.40%      0.68%
Allowance for possible loan losses to:
  Total loans...................................      1.57       1.37       1.52       1.45       1.27       1.26       1.16
  Non-performing loans..........................    211.04     218.12     710.80     171.88     380.71     312.50     172.37
Net charge-offs to average total loans..........      0.46       0.21       0.32       0.23       0.27       0.24       0.23
Non-performing assets to total assets...........      0.66       0.62       0.22       0.55       0.61       0.28       0.64
Balance Sheet Ratios:
Loans to deposits...............................     91.20%     85.19%     93.39%     76.94%     74.54%     72.41%     63.75%
Average interest-earning assets to average
  interest-bearing liabilities..................    113.23     117.25     116.11     116.57     114.55     114.76     110.84
Capital Ratios:
Total equity to total assets....................      5.88%      6.69%      5.67%      6.71%      6.68%      6.21%      6.60%
Total capital to risk-weighted assets ratio.....      8.28       9.02       8.07       9.62       9.87       8.91       9.58
Tier 1 capital to risk-weighted assets ratio....      7.03       7.77       6.82       8.37       8.65       7.72       8.48
Tier 1 capital to average assets ratio..........      5.94       6.15       5.80       6.13       6.28       5.57       5.50
Ratio of Earnings to Fixed Charges (6)
Including interest on deposits..................      1.35x      1.39x      1.41x      1.46x      1.47x      1.44x      1.33x
Excluding interest on deposits..................      3.42       4.32       4.36       5.32       6.50       5.20       3.25
Pro Forma Ratio of Earnings to Fixed Charges (7)
Including interest on deposits..................      1.34x        --       1.39x        --         --         --         --
Excluding interest on deposits..................      3.00         --       3.26         --         --         --         --

---------------
(1) Net interest income divided by average interest-earning assets.

(2) Non-interest expense less non-interest income divided by average total assets.

(3) Non-interest expense divided by the sum of net interest income plus non-interest income.

(4) Net income divided by average total assets.

(5) Net income divided by average common equity.

(6) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before taxes plus interest expense. Fixed charges consist of interest expense.

(7) For purposes of calculating the pro forma ratio of earnings to fixed charges, earnings consists of income before taxes plus pro forma interest expense. Pro forma interest expense consists of historical interest expense plus (1) interest expense on the junior subordinated debentures assuming that we issued a total principal amount of $10 million at 10.0% at the beginning of such period minus (2) historical interest expense on the $7.3 million of our debt under our bank stock loan that we intend to retire with the proceeds from this offering.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following presents management's discussion and analysis of our financial condition and results of operations as of the dates and for the periods indicated. You should read this discussion in conjunction with our "Selected Consolidated Financial Data," our consolidated financial statements and the accompanying notes, and the other financial data contained elsewhere in this prospectus.

     This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ significantly from those anticipated in these forward-looking statements as a result of various factors, including those discussed in "Risk Factors" contained elsewhere in this prospectus. See "Cautionary Note on Forward-Looking Statements."

GENERAL

     Over the past five years, we have achieved significant growth in assets, increased our deposit base, and increased earnings. Our focus has primarily been on real estate development, home construction, indirect consumer lending and small business lending, with an emphasis on customer service so as to attract and retain core deposits. This strategy, paired with rapid population growth in Johnson County, Kansas, has been key to our success. For the five years ended December 31, 1999:

     -  our loans grew at a 36.65% compound annual rate;

     - our net income grew at a 39.91% compound annual rate and our earnings per share grew at a 27.59% compound annual rate;

     -  our annual return on average equity has averaged 18.46%;

     -  our annual return on average assets has averaged 1.14%;

     - our ratio of non-performing assets to total assets declined from 0.64% to 0.22%; and

     - our ratio of net charge-offs to average total loans has averaged less than 0.26%.

     During the three months ended and as of March 31, 2000:

     -  our loans increased by $3.9 million, or 1.56%, from December 31, 1999;

     - our earnings per share increased by 26.67%, as compared to the prior year first quarter;

     -  our annualized return on average equity was 17.54%;

     -  our annualized return on average assets was 1.03%;

     -  our ratio of non-performing assets to total assets was 0.66%; and

     -  our ratio of net charge-offs to average total loans was 0.46%.

     The population of Johnson County, Kansas has grown from approximately 327,000 to 417,000, or 28%, between 1987 and 1997. This represents 55% of the total increase in the 11-county Kansas City, Missouri-Kansas Metropolitan Statistical Area and 61% of the increase in the entire State of Kansas. Between 1986 and 1996, Johnson County's economy created 99,000 jobs and added over 4,000 businesses, representing over half of the Kansas City metropolitan statistical area's total growth. In addition, we believe that the recent consolidation in the banking industry that has occurred in our market area has generated significant opportunities for the remaining independent community banks, including the Bank, to serve those customers who still desire the level of customer service that we believe is not available at many larger regional and national banks.

     A major contributor to our asset growth since 1995 has been strong growth in all of our major loan categories. Our growth is not attributable to any single loan category, but has come from a number of diverse loan products. We have become less concentrated in any one area with commercial loans, being our largest portfolio, decreasing from 46.40% of our portfolio at December 31, 1995, to 25.70% at

March 31, 2000. This diversification has occurred through growth in commercial real estate loans and residential real estate loans, as well as personal/consumer loans.

     Our growth in profitability over the five years ended December 31, 1999 reflects conservative loan underwriting practices resulting in net charge-off ratios averaging less than 0.26%. Our net charge-off ratio during the three months ended March 31, 2000 was 0.46% on an annualized basis. This ratio was higher than our historical average because we implemented a more aggressive charge-off policy during the first quarter of the current year. Management intends to vigorously pursue collection on all items.

     Our efficiency ratios have averaged below 56% during the five years ended December 31, 1999, however for the three months ended March 31, 2000 our efficiency ratio increased to 60.64%. Because salary increases for our officers are effective January 1 of each year, our first quarter efficiency ratio is typically higher than our annual efficiency ratio. For example, our efficiency ratio for the three months ended March 31, 1999 was 58.63%, but for the year ended December 31, 1999 it was 56.26%

     In addition, strong growth of non-interest income to average assets from 0.73% in 1995 to 1.06% in 1999, has significantly contributed to our profitability over this period. Due to increases in market interest rates which resulted in lower residential mortgage loan originations, our non-interest income to average assets for the three months ended March 31, 2000 decreased to 0.83% on an annualized basis.

     Our net interest margin has remained between 4.13% and 4.77% from 1995 to 1999 and was 4.84% during the three months ended March 31, 2000. Our net interest income and net interest margin have also benefited from a ratio of loans to deposits that has increased from a low of 63.75% in 1995 to a high of 93.39% in 1999, and a growing number of non-interest bearing deposits. Our loan to deposit ratio was 91.20% at March 31, 2000. Our funding philosophy has been to increase deposits from retail and commercial deposit sources as necessary to fund loans within the limits of the Bank's capital base. Although a higher loan-to-deposit ratio potentially limits the Bank's liquidity, our portfolio of available-for-sale securities and various lines of credit have provided adequate sources of liquidity when needed.

     Our level of non-performing assets reflects the Bank's conservative underwriting policies, has resulted in low levels of nonaccrual loans, and has reduced the costs of resolving non-performing assets. Over the five years ended December 31, 1999, non-performing loans to total loans averaged below 0.50%, net charge-offs to average total loans averaged below 0.26%, and non-performing assets to total assets averaged below 0.46%. Generally, banks benefit from lower levels of non-performing loans by realizing more of the interest income accrued on the loan portfolio and enjoying a greater ability to rely on internal growth to fund new loans.

     As of March 31, 2000, non-performing loans to total loans was 0.74%, net charge-offs to average total loans was 0.46% and non-performing assets to total assets was 0.66%. All three of these ratios were above historical averages due in part to:

     - a more aggressive charge-off policy we implemented in the first quarter of the current year; and

     - rising fuel prices, which contributed to defaults in the Bank's portfolio of over-the-road truck and trailer leases. The over-the-road truck and trailer lease portfolio is approximately $5.0 million, or 1.97%, of the $254.3 million loan portfolio as of March 31, 2000.

     Our philosophy has been to value non-performing loans at their estimated collectible value and to aggressively manage these situations. Generally, the Bank maintains its allowance for loan losses in excess of its non-performing loans. Over the five years ended December 31, 1999, our ratio of allowance for loan losses to non-performing loans averaged 349.65%. As of March 31, 2000, our ratio of allowance for loan losses to non-performing loans was 211.04%.

     We fund our operations primarily through demand, savings and time deposits and, to a lesser extent, lines of credit, sale/repurchase facilities from various financial institutions, and Federal Home Loan Bank borrowings. In 1999, our total deposits increased by $58 million to $268 million from $210 million. A significant portion of this increase was a result of a new deposit product, our "short-term parking account," introduced by the Bank in the fourth quarter of 1998. This account, which pays a higher yield than our other money market account, requires a minimum balance of $10,000 and allows depositors to access their funds only on the 15th and last day of each month.

NET INCOME

     Three months ended March 31, 2000 and 1999. Net income for the three months ended March 31, 2000 was $833,000, a 27.18% increase over the $655,000 earned in the prior year first quarter. The principal contributor to our increase in net income during the current year first quarter was an increase of $1.2 million, or 52.34%, in net interest income. Diluted earnings per share increased 26.67% to $0.38 in the current year first quarter from $0.30 in the prior year first quarter.

     Years ended December 31, 1999 and 1998. Net income for 1999 was $3.1 million, a 9.48% increase over the $2.8 million earned in 1998. The principal contributors to our increase in net income during 1999 were an increase of $3.8 million, or 44.01%, in additional net interest income and an increase of $294,000, or 22.12%, in additional fee income from loans held for sale that we originated and sold in the secondary market. Diluted earnings per share increased 5.19% to $1.42 in 1999 from $1.35 in 1998. The growth of diluted earnings per share of 5.19% was less than the growth of net income of 9.48% due to 81,920 more diluted shares being outstanding at December 31, 1999 compared with December 31, 1998. We had more diluted shares as a result of stock options being exercised as well as 64,000 additional options being granted in 1999.

     Years ended December 31, 1998 and 1997. Net income for 1998 was $2.8 million, a 23.18% increase over the $2.3 million earned in 1997. The improvement in 1998 net income was primarily the result of an increase of $1.3 million, or 18.10%, in net interest income and an increase of $890,000, or 202.73%, in loans held for sale fee income. As a result, diluted earnings per share increased 10.66% to $1.35 in 1998 from $1.22, in 1997. The growth of diluted earnings per share of 10.66% was less than the growth of net income of 18.10% due to 216,244 more diluted shares being outstanding at December 31, 1998 compared with December 31, 1997. We had more diluted shares as a result of stock options being exercised as well as 65,516 additional options being granted in 1998.

     Two industry measures of the performance by a banking institution are its return on average assets, referred to as "ROA," and return on average stockholders' equity, referred to as "ROE." ROA measures net income in relation to average total assets and indicates a company's ability to employ its resources profitably. During the three months ended March 31, 2000, our ROA was 1.03% (on an annualized basis), compared to 1.08% for fiscal year 1999, 1.28% for fiscal year 1998 and 1.30% for fiscal year 1997. This decrease in ROA is partially attributable to our increased investment in infrastructure during this period to support our future growth. In addition, the strong asset growth rate of Blue Valley, with assets increasing at a 25.47% compound annualized rate for this time period which exceeded the compound annualized growth rate in net income during the same period, contributed to the decrease in ROA.

     ROE is determined by dividing net income by average stockholders' equity and indicates how effectively a company can generate net income on the capital invested by its stockholders. For the three months ended March 31, 2000, our ROE was 17.54% (on an annualized basis), compared to 17.43% for fiscal year 1999, 18.98% for fiscal year 1998 and 20.62% for fiscal year 1997. While earnings increased in 1999 and in 1998, ROE decreased in 1999 and 1998. This decrease in ROE is partially attributable to our increased investment in infrastructure during this period. In addition, the $5.9 million of additional equity added through earnings, as well as $723,000 added through 109,660 options being exercised during the same time period, contributed to the decrease in ROE.

NET INTEREST INCOME

     The primary component of our net income is our net interest income. Net interest income is determined by the spread between the yields we earn on our interest-earning assets and the rates we pay on our interest-bearing liabilities, as well as the relative amounts of such assets and liabilities. Net interest margin is determined by dividing net interest income by average interest-earning assets.

     Three months ended March 31, 2000 and 1999. Net interest income for the three months ended March 31, 2000 increased to $3.6 million from $2.4 million in the prior year first quarter, a $1.2 million, or 52.34%, increase. This increase was primarily the result of a $67.7 million increase in average interest-earning assets, which more than offset a $66.9 million increase in average interest-bearing liabilities. Additionally, the increase in our cost of funds was less than the increase in the average rate we received on our average interest-earning assets. Our net interest margin improved to 4.84% during the current year first quarter, from 4.15% during the prior year first quarter. One of the major contributors to the improvement in our net interest margin was interest of $555,000 earned on a purchased lease portfolio on average outstanding leases of $5.4 million, for a yield of 40.98%. We expect our interest income from these purchased leases to decline over the next two years as the portfolio matures. Without the interest income generated from this portfolio, the net interest margin would have been 4.18%.

     Interest income for the current year first quarter was $7.1 million, an increase of $2.2 million, or 44.40%, from $4.9 million in the prior year first quarter, primarily as a result of a $67.7 million, or 28.52%, growth in interest-earning assets. Excluding the interest income generated from the purchased lease portfolio discussed above, the yield on average interest-earning assets increased to 8.82% in 2000 from 8.46% in 1999, which combined with the increase in volume, resulted in the $2.2 million increase in interest income in the current year period, as compared to the prior year period. Interest income on available-for-sale securities increased by $40,000, and the annualized tax-equivalent yield on our investment portfolio increased 58 basis points in the current year period as compared to the prior year period.

     Interest expense for the current year first quarter was $3.5 million, up $1.0 million, or 36.94%, from $2.5 million in the prior year first quarter. We attribute the increase to a $52.9 million, or 29.58%, increase in our average interest-bearing deposits as well as a $14.1 million, or 59.54%, increase in other interest-bearing liabilities, including FHLB borrowings and increased borrowings under our bank stock loan. Overall, rates paid on average interest-bearing liabilities increased to 5.16% in the current year period from 5.06% in the prior year period, an increase of 10 basis points.

     Years ended December 31, 1999 and 1998. Net interest income for 1999 increased to $12.4 million from $8.6 million in 1998, a $3.8 million, or 44.01%, increase. This increase was primarily the result of a $59.7 million increase in average interest-earning assets, which more than offset a $52.1 million increase in average interest-bearing liabilities. Additionally, the decline in our cost of funds was greater than the decline in the average rate we received on our average interest-earning assets. Our net interest margin improved to 4.77%, from 4.30% during 1998. One of the major contributors to the improvement in our net interest margin was interest of $2.0 million earned on a purchased lease portfolio on average outstanding leases of $8.2 million, for a yield of 26.72%. We expect our interest income from these purchased leases to decline over the next two years as the portfolio matures. Without the interest income generated from this portfolio, the net interest margin would have been 4.14%.

     Interest income for 1999 was $23.6 million, an increase of $5.8 million, or 32.50%, from $17.8 million in 1998, primarily as a result of a $59.7 million, or 29.05%, growth in interest-earning assets. Excluding the interest income generated from the purchased lease portfolio discussed above, the yield on average interest-earning assets declined from 8.78% in 1998 to 8.50%. However, the increase in volume more than offset this 28 basis point decline in yield, resulting in the $5.8 million increase in interest income from 1998 to 1999. Interest income on available-for-sale securities decreased by $59,000, and the tax-equivalent yield on our investment portfolio decreased 15 basis points in 1999 as compared to 1998. This resulted from our sale in 1998 of higher-yielding, callable debt securities, which appeared to us likely to be called due to the then-prevailing interest rate environment.

     Interest expense for 1999 was $11.2 million, up $2.0 million, or 21.72%, from $9.2 million in 1998. We attribute the increase to a $42.4 million, or 26.88%, increase in our average balances of interest-bearing deposits as well as a $9.7 million, or 52.57%, increase in other interest-bearing liabilities, including FHLB borrowings and increased borrowings under our bank stock loan. Overall, rates paid on average interest-bearing liabilities decreased to 4.91% in 1999 from 5.22% in 1998, a decline of 31 basis points. The additional deposits generated by the introduction of our short-term parking account were used to fund a portion of our loan growth. The remaining funds were obtained from other deposit products, as well as advances from the FHLB.

     Years ended December 31, 1998 and 1997. Net interest income for 1998 increased to $8.6 million from $7.3 million in 1997, a $1.3 million, or 18.10%, increase. This increase was primarily the result of a $45.7 million increase in average interest-earning assets, which offset a $36.8 million increase in average interest-bearing liabilities. Although the net interest margin decreased to 4.30% in 1998 from 4.66% in 1997, the additional volume generated more net interest income.

     Interest income for 1998 was $17.8 million, an increase of $3.2 million, or 22.45%, up from $14.6 million in 1997, primarily as a result of growth in interest-earning assets. Yields on interest-earning assets declined 42 basis points to 8.78% from 9.20% in 1997. Loan interest and fee income increased to $14.6 million from $12.0 million because of the greater volume of loans outstanding. These additional loans were funded by deposit growth as well as advances from the FHLB. The tax-equivalent yield on our investment portfolio remained constant at 6.39% for both 1998 and 1997. However, interest income on available-for-sale securities increased by $539,000 as a result of growth in the portfolio.

     Interest expense for 1998 was $9.2 million, up $1.9 million, or 26.83%, from $7.3 million in 1997. We attribute the increase to growth in our deposit base, as well as increases in other funding sources such as the FHLB. Overall, rates paid on average interest-bearing liabilities remained constant at 5.22% in 1998 compared with 5.21% in 1997, or 1 basis point difference.

     Average Balance Sheets. The following table sets forth for the periods and as of the dates indicated, information regarding our average balances of assets and liabilities as well as the dollar amounts of interest income from interest-earning assets and interest expense on interest-bearing liabilities and the resultant yields or costs. Ratio, yield and rate information are based on average daily balances where available; otherwise, average monthly balances have been used. Nonaccrual loans are included in the calculation of average balances for loans for the periods indicated.

                       AVERAGE BALANCES, YIELDS AND RATES

                                               THREE MONTHS ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                               -------------------------------------------------------------   -----------------------------
                                           2000                            1999                            1999
                               -----------------------------   -----------------------------   -----------------------------
                                                     AVERAGE                         AVERAGE                         AVERAGE
                               AVERAGE               YIELD/    AVERAGE               YIELD/    AVERAGE               YIELD/
                               BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                               --------   --------   -------   --------   --------   -------   --------   --------   -------
                                                  (DOLLARS IN THOUSANDS)                          (DOLLARS IN THOUSANDS)
ASSETS
Federal funds sold...........  $  2,798    $   38     5.46%    $ 13,616    $  152     4.53%    $  9,482   $   431     4.55%
Investment
  securities -- taxable......    34,757       579     6.70       36,942       546     5.99       33,422     2,087     6.24
Investment securities -- non-
  taxable(1).................    14,539       233     6.45       14,609       223     6.19       14,399       895     6.22
Mortgage loans held for
  sale.......................       935        20     8.60        1,658        31     7.58        1,413       112     7.93
Loans, net of unearned
  discount and fees..........   251,913     6,253     9.98      170,440     3,996     9.51      206,310    20,310     9.84
                               --------    ------              --------    ------              --------
    Total earning assets.....   304,942     7,123     9.39      237,265     4,948     8.46      265,026    23,835     8.99
                               --------    ------              --------    ------              --------
Cash and due from
  banks -- non-interest
  bearing....................    12,143                           7,375                           9,883
Allowance for possible loan
  losses.....................    (3,637)                         (2,531)                         (2,842)
Premises and equipment,
  net........................     5,560                           5,392                           5,505
Other assets.................     7,548                          10,292                           7,723
                               --------                        --------                        --------
    Total assets.............  $326,556                        $257,793                        $285,295
                               ========                        ========                        ========

                                                  YEAR ENDED DECEMBER 31,
                               -------------------------------------------------------------
                                           1998                            1997
                               -----------------------------   -----------------------------
                                                     AVERAGE                         AVERAGE
                               AVERAGE               YIELD/    AVERAGE               YIELD/
                               BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                               --------   --------   -------   --------   --------   -------
                                  (DOLLARS IN THOUSANDS)
ASSETS
Federal funds sold...........  $  7,786    $  396     5.09%    $  5,063   $   276      5.45%
Investment
  securities -- taxable......    33,836     2,191     6.48       28,834     1,846      6.40
Investment securities -- non-
  taxable(1).................    13,502       835     6.18        9,080       575      6.33
Mortgage loans held for
  sale.......................     2,026       138     6.81          795        56      7.04
Loans, net of unearned
  discount and fees..........   148,221    14,470     9.76      115,939    11,944     10.30
                               --------                        --------
    Total earning assets.....   205,371    18,030     8.78      159,711    14,697      9.20
                               --------                        --------
Cash and due from
  banks -- non-interest
  bearing....................     7,689                           6,425
Allowance for possible loan
  losses.....................    (2,069)                         (1,516)
Premises and equipment,
  net........................     4,776                           4,408
Other assets.................     4,491                           6,163
                               --------                        --------
    Total assets.............  $220,258                        $175,191
                               ========                        ========

                                               THREE MONTHS ENDED MARCH 31,                       YEAR ENDED DECEMBER 31,
                               -------------------------------------------------------------   -----------------------------
                                           2000                            1999                            1999
                               -----------------------------   -----------------------------   -----------------------------
                                                     AVERAGE                         AVERAGE                         AVERAGE
                               AVERAGE               YIELD/    AVERAGE               YIELD/    AVERAGE               YIELD/
                               BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                               --------   --------   -------   --------   --------   -------   --------   --------   -------
                                                  (DOLLARS IN THOUSANDS)                          (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Deposits-interest bearing:
  Interest-bearing demand
    accounts.................  $ 22,883    $  185     3.25%    $ 13,820    $  120     3.52%    $ 19,260   $   644     3.34%
  Savings and money market
    deposits.................   102,703     1,242     4.86       54,453       527     3.92       74,535     3,156     4.23
  Time deposits..............   105,946     1,524     5.79      110,408     1,582     5.81      106,366     6,032     5.67
                               --------    ------              --------    ------              --------   -------
    Total interest-bearing
      deposits...............   231,532     2,951     5.13      178,681     2,229     5.06      200,161     9,832     4.91
                               --------    ------              --------    ------              --------   -------
Short-term borrowings........    25,892       339     5.27       11,663       128     4.45       16,122       690     4.28
Long-term debt...............    11,886       165     5.58       12,017       166     5.60       11,973       682     5.70
                               --------    ------              --------    ------              --------   -------
    Total interest-bearing
      liabilities............   269,310     3,455     5.16      202,361     2,523     5.06      228,256    11,204     4.91
                               --------    ------              --------    ------              --------   -------
Non-interest bearing
  deposits...................    35,719                          36,186                          37,314
Other liabilities............     2,430                           2,025                           2,034
Stockholders' equity.........    19,097                          17,221                          17,691
                               --------                        --------                        --------
    Total liabilities and
      stockholders' equity...  $326,556                        $257,793                        $285,295
                               ========                        ========                        ========
Net interest income/spread...              $3,668     4.23%                $2,425     3.40%               $12,631     4.08%
                                           ======     ====                 ======     ====                =======     ====
Net interest margin..........                         4.84%                           4.15%                           4.77%
                                                      ====                            ====                            ====

                                                  YEAR ENDED DECEMBER 31,
                               -------------------------------------------------------------
                                           1998                            1997
                               -----------------------------   -----------------------------
                                                     AVERAGE                         AVERAGE
                               AVERAGE               YIELD/    AVERAGE               YIELD/
                               BALANCE    INTEREST    RATE     BALANCE    INTEREST    RATE
                               --------   --------   -------   --------   --------   -------
                                  (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS'
  EQUITY
Deposits-interest bearing:
  Interest-bearing demand
    accounts.................  $ 12,620    $  348     2.76%    $ 10,661   $   296      2.78%
  Savings and money market
    deposits.................    41,001     1,637     3.99       34,490     1,353      3.92
  Time deposits..............   104,141     6,247     6.00       82,683     4,985      6.03
                               --------    ------              --------   -------
    Total interest-bearing
      deposits...............   157,762     8,232     5.22      127,834     6,634      5.19
                               --------    ------              --------   -------
Short-term borrowings........    12,192       591     4.85        9,372       458      4.89
Long-term debt...............     6,223       382     6.14        2,215       166      7.50
                               --------    ------              --------   -------
    Total interest-bearing
      liabilities............   176,177     9,205     5.22      139,421     7,258      5.21
                               --------    ------              --------   -------
Non-interest bearing
  deposits...................    27,567                          22,098
Other liabilities............     1,678                           2,588
Stockholders' equity.........    14,836                          11,084
                               --------                        --------
    Total liabilities and
      stockholders' equity...  $220,258                        $175,191
                               ========                        ========
Net interest income/spread...              $8,825     3.56%               $ 7,439      3.99%
                                           ======     ====                =======     =====
Net interest margin..........                         4.30%                            4.66%
                                                      ====                            =====

---------------

(1) Presented on a full tax-equivalent basis assuming a tax rate of 34%.

     Analysis of Changes in Net Interest Income Due to Changes in Interest Rates and Volumes. The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the increase or decrease related to changes in balances and changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to:

     - changes in volume, reflecting changes in volume multiplied by the prior period rate; and

     - changes in rate, reflecting changes in rate multiplied by the prior period volume.

     For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                         CHANGES IN INTEREST INCOME AND
                       EXPENSE VOLUME AND RATE VARIANCES

                                      THREE MONTHS ENDED
                                          MARCH 31,                              YEAR ENDED DECEMBER 31,
                                 ----------------------------   ---------------------------------------------------------
                                    2000 COMPARED TO 1999          1999 COMPARED TO 1998         1998 COMPARED TO 1997
                                 ----------------------------   ----------------------------   --------------------------
                                 CHANGE    CHANGE               CHANGE    CHANGE               CHANGE    CHANGE
                                 DUE TO    DUE TO     TOTAL     DUE TO    DUE TO     TOTAL     DUE TO    DUE TO    TOTAL
                                  RATE     VOLUME     CHANGE     RATE     VOLUME     CHANGE     RATE     VOLUME    CHANGE
                                 ------   --------   --------   ------   --------   --------   ------   --------   ------
                                            (IN THOUSANDS)                                (IN THOUSANDS)
Federal funds sold.............   $ 42     $ (156)    $ (114)   $ (33)    $   68     $   35    $ (17)    $  137    $  120
Investment
  securities -- taxable........     61        (28)        33      (78)       (26)      (104)      23        322       345
Investment securities -- non-
  taxable(1)...................     11         (1)        10        5         55         60      (13)       273       260
Mortgage loans held for sale...      5        (16)       (11)      31        (57)       (26)      (2)        84        82
Loans, net of unearned
  discount.....................    251      2,006      2,257      120      5,720      5,840     (586)     3,112     2,526
                                  ----     ------     ------    -----     ------     ------    -----     ------    ------
  Total interest income........    370      1,805      2,175       45      5,760      5,805     (595)     3,928     3,333
                                  ----     ------     ------    -----     ------     ------    -----     ------    ------
Interest-bearing demand
  accounts.....................     (8)        73         65       84        212        296       (2)        54        52
Savings and money market
  deposits.....................    156        559        715      104      1,415      1,519       25        259       284
Time deposits..................     12        (70)       (58)    (352)       137       (215)     (25)     1,287     1,262
Short-term borrowings..........     29        182        211      (56)       155         99       (4)       137       133
Long-term debt.................      2         (3)        (1)     (25)       325        300      (24)       240       216
                                  ----     ------     ------    -----     ------     ------    -----     ------    ------
  Total interest expense.......    191        741        932     (245)     2,244      1,999      (30)     1,977     1,947
                                  ----     ------     ------    -----     ------     ------    -----     ------    ------
Net interest income............   $179     $1,064     $1,243    $ 290     $3,516     $3,806    $(565)    $1,951    $1,386
                                  ====     ======     ======    =====     ======     ======    =====     ======    ======

---------------

(1) Presented on a fully tax-equivalent basis assuming a tax rate of 34%.

PROVISION FOR LOAN LOSSES

     We make provisions for loan losses in amounts management deems necessary to maintain the allowance for loan losses at an appropriate level. During the three months ended March 31, 2000, we provided $465,000 for loan losses, as compared to $300,000 for the three months ended March 31, 1999. The provision for loan losses increased to $2.1 million in 1999 from $1.1 million in 1998, or 102.07%, while the loan portfolio increased to $250.4 million in 1999 from $161.4 million in 1998, or 55.11%. The provision for loan losses increased to $1.1 million in 1998 from $660,000 in 1997, or 60.76%, while the loan portfolio increased to $161.4 million in 1998 from $127.3 million in 1997, or 26.81%. The adequacy of the allowance is analyzed monthly based on internal loan reviews and quality measurements of our loan portfolio. The Bank computes its allowance by assigning specific reserves to impaired loans, and then applies a general reserve based on a loss factor applied to the rest of the loan portfolio. The loss factor is determined based on such items as management's evaluation of risk in the portfolio, local economic conditions, and historical loss experience. The Bank has for many years used several different calculations to confirm the results of the allowance calculation, including an historical loss ratio calculation, a comparison to peer group ratios, as well as regulatory calculation formulas. To further assist in confirming the results of the above-described allowance computation, during 1999, the Bank refined its risk grading system by developing associated reserve factors for each risk grade. Although a relatively new computation for the Bank, and currently used only to confirm the allowance computation, management believes this methodology could become the tool used to compute the allowance in the future.

     The allowance for loan losses as a percentage of loans increased to 1.57% at March 31, 2000, as compared to 1.52% in 1999, 1.45% in 1998, 1.27% in 1997 and 1.26% in 1996. We increased the allowance for loan losses in the three months ended March 31, 2000, and in 1999 and 1998 based upon an analysis of several factors, including the changing loan mix and overall growth in the loan portfolio. Two of our loan portfolios that carry higher risk, personal and leases, grew a combined $41.6 million, or 124.26%. As a result of this growth, a higher general reserve factor was considered necessary. The general reserve factor, which is applied to all unimpaired loans, increased to 1.17% at March 31, 2000 and 1.22% at December 31, 1999, compared to an average of 1.02% for years 1998 through 1995.

     Due to the significant growth in our higher risk grade portfolios, the overall result was a higher level of reserve at December 31, 1999 compared with December 31, 1998. The loan loss reserve represents our best estimate of probable losses that have been incurred as of the respective balance sheet dates.

NON-INTEREST INCOME

     The following table describes the items of our non-interest income for the periods indicated:

                              NON-INTEREST INCOME

                                                   THREE MONTHS
                                                      ENDED
                                                    MARCH 31,        YEAR ENDED DECEMBER 31
                                                   ------------    --------------------------
                                                   2000    1999     1999      1998      1997
                                                   ----    ----    ------    ------    ------
                                                                 (IN THOUSANDS)
Loans held for sale fee income.................    $232    $459    $1,623    $1,329    $  439
NSF charges and service fees...................     131     136       553       598       499
Other service charges..........................     237      64       659       157       107
Realized gain on sales of investment
  securities...................................      --      --         3       112         8
Other income...................................      75      56       186       450       401
                                                   ----    ----    ------    ------    ------
     Total non-interest income.................    $675    $715    $3,024    $2,646    $1,454
                                                   ====    ====    ======    ======    ======

     Non-interest income decreased to $675,000, or 5.59%, during the three months ended March 31, 2000, from $715,000 during the prior year first quarter. This decrease is primarily attributable to a decrease in origination fees resulting from a lower level of residential mortgage loans which we originated and sold in the secondary market in first quarter of 2000 compared to the first quarter of 1999. This decrease is mainly attributable to the rising interest rate environment and a slow down in the residential mortgage industry. However, the decrease in origination fee income was largely offset through other lines of business which generated other service charge income, such as investment brokerage services which generated an additional $82,000 over the prior year quarter, and commercial mortgage services which generated an additional $43,000 over the prior year quarter.

     Non-interest income increased to $3.0 million in 1999, from $2.6 million in 1998 and $1.5 million in 1997, increases of 14.29% and 81.98%, respectively. These increases were primarily attributable to the increase in origination fees resulting from the higher level of residential mortgage loans which we originated and sold in the secondary market in 1999 and 1998. The increase in loans held for sale fee income is the result of $82.4 million of residential mortgage loans that we originated and sold in the secondary market in 1999, as compared to $75.6 million in 1998 and $31.1 million in 1997. Although our practice has been to hold substantially all of our investment securities to maturity, in 1998 we recognized a substantial increase in gain on sales of investment securities when we sold a number of debt securities in our portfolio that were subject to call. Due to the interest rate environment, it appeared likely that these securities would be called. By selling the securities and reinvesting the proceeds, we were able to maintain a comparable yield while extending the maturity of the dollars invested. Other service charge income increased by $502,000 in 1999. This increase is a result of the Bank developing new products which are beginning to generate fee-based income. Our investment brokerage, commercial mortgage brokerage and brokered lease services generated an additional $208,000 in 1999 over 1998. In addition a rental fleet of tanker equipment purchased as part of a portfolio of leases during 1999 generated rental income of $127,000 before it was eventually liquidated. The remainder of the increase is a result of the growth in the Bank, and increases in general customer relationship/retail fee based products, such as ATM, check orders, and various other retail products. Other service charge income was fairly constant in 1998 compared with 1997. Other income has declined over the past two years because as we have grown and expanded our number of employees, we have leased less of our corporate headquarters to outside parties, which decreased our rental income by $133,000 in 1999 and $79,000 in 1998.

NON-INTEREST EXPENSE

     The following table describes the items of our non-interest expense for the periods indicated.

                              NON-INTEREST EXPENSE

                                                THREE MONTHS ENDED
                                                    MARCH 31,           YEAR ENDED DECEMBER 31
                                                ------------------    --------------------------
                                                 2000       1999       1999      1998      1997
                                                -------    -------    ------    ------    ------
                                                                 (IN THOUSANDS)
Salaries and employee benefits..............    $1,409     $  997     $4,578    $3,312    $2,304
Occupancy...................................       257        198        894       748       663
FDIC and other insurance expense............        29         25        113       121        86
General and administrative..................       903        588      3,095     1,815     1,603
                                                ------     ------     ------    ------    ------
     Total non-interest expenses............    $2,598     $1,808     $8,680    $5,996    $4,656
                                                ======     ======     ======    ======    ======

     Non-interest expense increased to $2.6 million, or 43.69%, during the current year first quarter, as compared to $1.8 million in the prior year first quarter. This increase is primarily attributable to increases in salaries and employee benefits and general and administrative expenses. Our salaries and employee benefits and general and administrative expenses increased to $1.4 million in 2000, from $1.0 million in 1999, as we hired additional staff to facilitate our growth. We had 122 full-time employees at March 31, 2000 as compared to 89 at March 31, 1999. General and administrative expenses increased to $903,000, or 53.57% in 2000, from $588,000 in 1999, which is a direct result of our growth, as well as a referral fee due to a third party. A lease portfolio was purchased during 1999 with the assistance of a third party. The referral fee is due to the third party based on the performance of the portfolio and was $108,000 for the first quarter of 2000.

     Non-interest expense increased to $8.7 million in 1999, from $6.0 million in 1998, and $4.7 million in 1997, increases of 44.76% and 28.78%, respectively. These increases were primarily the result of increases in salaries and employee benefits and general and administrative expenses. Our salaries and employee benefits expenses increased to $4.6 million in 1999, from $3.3 million in 1998, and $2.3 million in 1997, as we hired additional staff to facilitate our growth. We had 112, 83 and 61 full-time employees at the end of 1999, 1998 and 1997, respectively. General and administrative expense increased to $3.1 million in 1999, from $1.8 million in 1998, and $1.6 million in 1997, which is a direct result of our growth, as well as our increased advertising and marketing efforts. Advertising and marketing expenditures increased to $476,000 in 1999, from $269,000 in 1998, and $119,000 in 1997. A lease portfolio was purchased during 1999 with the assistance of a third party. A referral fee is due to a third party based on performance of the portfolio. The referral fee accrued in 1999 was $305,000 and is included in general and administrative expenses.

INCOME TAXES

     Our income tax expense during the three months ended March 31, 2000 was $388,000, compared to $321,000 during the prior year first quarter. This increase reflects our higher earnings during the current year period. Income taxes for fiscal years 1999, 1998 and 1997 were $1.5 million, $1.4 million and $1.1 million, respectively. The increases in taxes in 1999 and 1998 reflect our higher earnings. Our consolidated income tax rate varies from the statutory rate principally due to the effects of state income taxes and interest income earned on our municipal securities portfolio which is tax-exempt for federal income tax purposes.

FINANCIAL CONDITION

     Lending Activities. Our loan portfolio is our main source of income, and has been the principal component of our revenue growth. Our loan portfolio reflects an emphasis on commercial, residential real estate, construction, and personal lending and leasing. We emphasize commercial lending to professionals, businesses and their owners. Commercial loans and loans secured by commercial real estate accounted for 37.11% of our total loans at March 31, 2000, 36.41% of our total loans at December 31, 1999, and over 40% of our total loans at year end 1998, 1997, 1996, and 1995. These loans increased at more than a 26.04% compound annual rate during the four-year period ended December 31, 1999. However, as the Bank's portfolio has become more diversified, these loans have decreased as a percentage of the total portfolio from 50.31% at year-end 1995 to 37.11% at March 31, 2000.

     Loans were $254.3 million at March 31, 2000, an increase of $3.9 million, or 1.56%, compared to December 31, 1999. Loan growth was limited in the first quarter due to funding constraints. The loan to deposit ratio remained above 91% from December 31, 1999 through the end of the first quarter. Although management believes that higher-cost funding sources, like brokered deposits, are available to the Bank, consistent with our growth strategy, management seeks to maintain an appropriate balance between loan portfolio growth and our overall cost of funds.

     Loans were $250.4 million at December 31, 1999, an increase of $89.0 million, or 55.11%, compared to December 31, 1998. We experienced increases in each of our loan categories, with the most significant increases occurring in commercial real estate, personal, construction and leasing. Over the last five years, we have expanded our personal lending lines of business in an effort to more broadly diversify our risk across multiple lines of business. A significant portion of the growth in our personal lending lines over the last five years is attributable to growth in our indirect automobile loan portfolio. As a result of the significant growth over the past five years in our indirect automobile loan portfolio and management's belief that our current level of investment in indirect automobile loans as a percentage of our overall loan portfolio is appropriate, we do not anticipate significant additional growth in our indirect automobile loan portfolio in future periods. The growth of our commercial real estate portfolio is a result of the natural economic growth and development of our market area, coupled with the addition of experienced construction and development lenders.

     The following table sets forth the composition of our loan portfolio by loan type as of the dates indicated. The amounts in the following table are shown net of discounts and other deductions.

                                 LOAN PORTFOLIO

                                                                                     AS OF DECEMBER 31,
                                         AS OF MARCH 31,      -----------------------------------------------------------------
                                              2000                   1999                   1998                   1997
                                       -------------------    -------------------    -------------------    -------------------
                                        AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT     AMOUNT     PERCENT
                                       --------    -------    --------    -------    --------    -------    --------    -------
                                                                        (DOLLARS IN THOUSANDS)
Commercial real estate.............    $ 29,023     11.41%    $ 26,617     10.63%    $ 15,457      9.57%    $  7,878      6.19%
Residential real estate............      33,323     13.10       33,251     13.28       28,367     17.57       24,075     18.91
Commercial.........................      65,370     25.70       64,552     25.78       52,310     32.41       45,969     36.11
Personal...........................      42,620     16.76       44,747     17.87       19,751     12.23       14,590     11.46
Home equity........................      10,706      4.22        9,820      3.92        6,170      3.82        7,030      5.52
Construction.......................      44,032     17.31       41,007     16.38       25,624     15.87       16,273     12.78
Leases.............................      29,251     11.50       30,416     12.14       13,765      8.53       11,493      9.03
                                       --------    ------     --------    ------     --------    ------     --------    ------
  Total loans and leases...........     254,325    100.00%     250,410    100.00%     161,444    100.00%     127,308    100.00%
                                                   ======                 ======                 ======                 ======
Less allowance for loan losses.....       3,995                  3,817                  2,341                  1,618
                                       --------
Loans receivable, net..............    $250,330               $246,593               $159,103               $125,690
                                       ========               ========               ========               ========

                                                AS OF DECEMBER 31,
                                     -----------------------------------------
                                            1996                   1995
                                     -------------------    ------------------
                                      AMOUNT     PERCENT    AMOUNT     PERCENT
                                     --------    -------    -------    -------
                                              (DOLLARS IN THOUSANDS)
Commercial real estate.............  $  7,300      7.20%    $ 2,810      3.91%
Residential real estate............    14,253     14.07       8,429     11.74
Commercial.........................    41,514     40.97      33,311     46.40
Personal...........................     9,507      9.38       4,680      6.52
Home equity........................     5,267      5.20       3,176      4.42
Construction.......................    12,747     12.58      10,048     14.00
Leases.............................    10,735     10.60       9,337     13.01
                                     --------    ------     -------    ------
  Total loans and leases...........   101,323    100.00%     71,791    100.00%
                                                 ======                ======
Less allowance for loan losses.....     1,275                   836
Loans receivable, net..............  $100,048               $70,955
                                     ========               =======

     Collateral and Concentration. At March 31, 2000, and at December 31, 1999, 1998, and 1997, substantially all of our loans were collateralized with real estate, inventory, accounts receivable and/or other assets or were guaranteed by the Small Business Administration. Loans to individuals and businesses in the construction industry totaled $54.6 million, or 21.47%, of total loans, as of March 31, 2000. The Bank does not have any other concentrations of loans to individuals or businesses involved in a single industry totaling 5% of total loans. The Bank's lending limit under federal law to any one borrower was $7.2 million at March 31, 2000. The Bank's largest single borrower, net of participations, at March 31, 2000 had outstanding loans of $4.8 million.

     The following table presents the aggregate maturities of loans in each major category of our loan portfolio as of December 31, 1999, excluding the allowance for loan and valuation losses. Additionally, the table presents the dollar amount of all loans due more than one year after December 31, 1999 which have predetermined interest rates (fixed) or adjustable interest rates (variable). Actual maturities may differ from the contractual maturities shown below as a result of renewals and prepayments or the timing of loan sales.

                    MATURITIES AND SENSITIVITIES OF LOANS TO
                           CHANGES IN INTEREST RATES

                                                           AS OF DECEMBER 31, 1999
                                      -----------------------------------------------------------------
                                                                                     MORE THAN ONE YEAR
                                      LESS THAN     ONE TO     OVER FIVE             ------------------
                                      ONE YEAR    FIVE YEARS     YEARS      TOTAL     FIXED    VARIABLE
                                      ---------   ----------   ---------   -------   -------   --------
                                                               (IN THOUSANDS)
Commercial Real Estate.............    $ 2,190     $16,523      $7,904     $26,617   $ 8,614   $15,813
Commercial.........................     34,973      22,214       7,365      64,552    10,450    19,129
Construction.......................     18,746      21,544       1,046      41,336     2,735    19,855

NON-PERFORMING ASSETS

     Non-performing assets consist primarily of loans past due 90 days or more and nonaccrual loans and foreclosed real estate. The following table sets forth our non-performing assets as of the dates indicated:

                             NON-PERFORMING ASSETS

                                                              AS OF                  AS OF DECEMBER 31,
                                                            MARCH 31,   ---------------------------------------------
                                                              2000       1999      1998     1997     1996      1995
                                                            ---------   -------   ------   ------   -------   -------
                                                                             (DOLLARS IN THOUSANDS)
REAL ESTATE LOANS:
  Past due 90 days or more...............................    $  150     $    --   $   --   $   --   $    --   $   134
  Nonaccrual.............................................        --          --       --       --        --        --
INSTALLMENT LOANS:
  Past due 90 days or more...............................        --          --        7       --        --       202
  Nonaccrual.............................................        19          87       38       --        89        57
CREDIT CARDS AND RELATED PLANS:
  Past due 90 days or more...............................        --          --       --       --        --        --
  Nonaccrual.............................................        --          --       --       --        --        --
COMMERCIAL AND ALL OTHER LOANS:
  Past due 90 days or more...............................       979          50      319       --       163        68
  Nonaccrual.............................................       533         375      650      367       156        24
LEASE FINANCING RECEIVABLES:
  Past due 90 days or more...............................        56          --      121       --        --        --
  Nonaccrual.............................................       156          25      227       58        --        --
DEBT SECURITIES AND OTHER ASSETS (EXCLUDING OTHER REAL
  ESTATE OWNED AND OTHER REPOSSESSED ASSETS):
  Past due 90 days or more...............................        --          --       --       --        --        --
  Nonaccrual.............................................        --          --       --       --        --        --
                                                             ------     -------   ------   ------   -------   -------
    Total non-performing loans...........................     1,893         537    1,362      425       408       485
                                                             ------     -------   ------   ------   -------   -------
FORECLOSED ASSETS HELD FOR SALE..........................       311         186       46      795        40       370
                                                             ------     -------   ------   ------   -------   -------
    Total non-performing assets..........................    $2,204     $   723   $1,408   $1,220   $   448   $   855
                                                             ======     =======   ======   ======   =======   =======
Total non-performing loans to total loans................      0.74%       0.21%    0.84%    0.33%     0.40%     0.68%
Total non-performing loans to total assets...............      0.57        0.16     0.54     0.21      0.25      0.37
Allowance for loan losses to non-performing loans........    211.04      710.80   171.88   380.71    312.50    172.37
Non-performing assets to loans and foreclosed assets held
  for sale...............................................      0.87        0.29     0.87     0.95      0.44      1.18

     Impaired Loans. A loan is considered impaired when it is probable that we will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more, nonaccrual loans, and certain other loans identified by management. Accrual of interest is discontinued, and interest accrued and unpaid is removed, at the time the loans are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

     Impaired loans totaled $5.5 million at March 31, 2000, and $5.2 million at December 31, 1999 and 1998, with related allowances for loan losses of $1.1 million, $825,000 and $747,000, respectively.

     Interest of $149,000 was recognized on average impaired loans of $6.0 million during the three months ended March 31, 2000. Interest of $713,000 and $600,000 was recognized on average impaired loans of $4.1 million and $3.5 million for 1999 and 1998, respectively. Interest of $17,000 was recognized on impaired loans on a cash basis during the first quarter of the current year. Interest of $140,000 and $85,000 was recognized on impaired loans on a cash basis during 1999 and 1998, respectively.

     Allowance For Loan Losses. The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is management's best estimate of probable losses which have been incurred as of the balance sheet date based on management's evaluation of risk in the portfolio, local economic conditions and historical loss experience. Management assesses the adequacy of the allowance for loan losses based upon a number of factors including, among others:

     - analytical reviews of loan loss experience in relationship to outstanding loans and commitments;

     -  unfunded loan commitments;

     - problem and non-performing loans and other loans presenting credit concerns;

     -  trends in loan growth, portfolio composition and quality;

     -  appraisals of the value of collateral; and

     - management's judgement with respect to current economic conditions and their impact on the existing loan portfolio.

     The adequacy of the allowance is analyzed monthly based on internal loan reviews and quality measurements of our loan portfolio. The Bank computes its allowance by assigning specific reserves to impaired loans, and then applies a general reserve based on a loss factor applied to the rest of the loan portfolio. The loss factor is determined based on such items as management's evaluation of risk in the portfolio, local economic conditions, and historical loss experience. Specific allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of the loan collateral.

     The following table sets forth information regarding changes in our allowance for loan and valuation losses for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE
                            AND RELATED INFORMATION

                                                     THREE MONTHS
                                                         ENDED                           AS OF AND FOR THE
                                                       MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    2000       1999       1999       1998       1997       1996       1995
                                                  --------   --------   --------   --------   --------   --------   --------
                                                                            (DOLLARS IN THOUSANDS)
Balance at beginning of period..................  $  3,817   $  2,341   $  2,341   $  1,618   $  1,275   $    836   $    611
Loans charged-off:
  Commercial real estate........................        --         --         --         --         --         --         --
  Residential real estate.......................        --         --         --         --         --         --         --
  Commercial....................................        81         --        567        310        357        216        198
  Personal......................................        72          5         47         49         19          7         60
  Home equity...................................        --         --         --         --         --         --         --
  Construction..................................        --         --         --         --         --         --         24
  Leases........................................       156         87        158         27         83         91         37
                                                  --------   --------   --------   --------   --------   --------   --------
    Total loans charged-off.....................       309         92        772        386        459        314        319
Recoveries:
  Commercial real estate........................        --         --         --         --         --         --         --
  Residential real estate.......................        --         --         --         --         --         --         --
  Commercial....................................         5          3         90         38         84         78        138
  Personal......................................         7         --          2          6          1         11         32
  Home equity...................................        --         --         --         --         --         --         --
  Construction..................................        --         --         --         --         --         --         --
  Leases........................................        10         --         12          4         57         16          4
                                                  --------   --------   --------   --------   --------   --------   --------
    Total recoveries............................        22          3        104         48        142        105        174
                                                  --------   --------   --------   --------   --------   --------   --------
Net loans charged-off...........................       287         89        668        338        317        209        145
Provision for loan losses.......................       465        300      2,144      1,061        660        648        370
                                                  --------   --------   --------   --------   --------   --------   --------
Balance at end of period........................  $  3,995   $  2,552   $  3,817   $  2,341   $  1,618   $  1,275   $    836
                                                  ========   ========   ========   ========   ========   ========   ========
Loans outstanding:
  Average.......................................   251,913    170,440    206,310    148,221    115,939     87,501     63,155
  End of period.................................   254,325    186,038    250,410    161,444    127,308    101,323     71,791
Ratio of allowance for loan losses to loans
  outstanding:
  Average.......................................      1.59%      1.50%      1.85%      1.58%      1.40%      1.46%      1.32%
  End of period.................................      1.57       1.37       1.52       1.45       1.27       1.26       1.16
Ratio of net charge-offs to:
  Average loans.................................      0.46       0.21       0.32       0.23       0.27       0.24       0.23
  End of period loans...........................      0.45       0.19       0.27       0.21       0.25       0.21       0.20

     The following table shows our allocation of the allowance for loan losses by specific category at the end of each of the periods shown. Management attempts to allocate specific portions of the allowance for loan losses based on specifically identifiable problem loans. However, the allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                  ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                                                AS OF DECEMBER 31,
                                   AS OF MARCH 31,      ------------------------------------------------------------------
                                         2000                   1999                   1998                   1997
                                 --------------------   --------------------   --------------------   --------------------
                                              % OF                   % OF                   % OF                   % OF
                                              TOTAL                  TOTAL                  TOTAL                  TOTAL
                                  AMOUNT    ALLOWANCE    AMOUNT    ALLOWANCE    AMOUNT    ALLOWANCE    AMOUNT    ALLOWANCE
                                 --------   ---------   --------   ---------   --------   ---------   --------   ---------
                                                                  (DOLLARS IN THOUSANDS)
Commercial real estate........    $  363       9.09%     $  268       7.02%     $  155       6.62%     $   75       4.63%
Residential real estate.......       355       8.89         364       9.53         340      14.52         298      18.42
Commercial....................     1,442      36.10       1,206      31.60       1,013      43.27         648      40.05
Personal......................       701      17.55         843      22.09         215       9.19         153       9.46
Home equity...................       126       3.15         123       3.22          69       2.95          83       5.13
Construction..................       516      12.92         454      11.89         302      12.90         223      13.78
Leases........................       492      12.30         559      14.65         247      10.55         138       8.53
Unallocated...................        --         --          --         --          --         --          --         --
                                  ------     ------      ------     ------      ------     ------      ------     ------
    Total.....................    $3,995     100.00%     $3,817     100.00%     $2,341     100.00%     $1,618     100.00%
                                  ======     ======      ======     ======      ======     ======      ======     ======

                                            AS OF DECEMBER 31,
                                -------------------------------------------
                                        1996                   1995
                                --------------------   --------------------
                                             % OF                   % OF
                                             TOTAL                  TOTAL
                                 AMOUNT    ALLOWANCE    AMOUNT    ALLOWANCE
                                --------   ---------   --------   ---------
                                          (DOLLARS IN THOUSANDS)
Commercial real estate........   $   72       5.65%     $   68       8.13%
Residential real estate.......      231      18.12          93      11.12
Commercial....................      564      44.23         370      44.26
Personal......................       95       7.45          52       6.22
Home equity...................       60       4.71          35       4.19
Construction..................      127       9.96         112      13.40
Leases........................      126       9.88         106      12.68
Unallocated...................       --         --          --         --
                                 ------     ------      ------     ------
    Total.....................   $1,275     100.00%     $  836     100.00%
                                 ======     ======      ======     ======

     Investment securities. The primary objectives of our investment portfolio are to secure the adequacy of principal, to provide adequate liquidity and to provide securities for use in pledging for public funds or repurchase agreements. Income is a secondary consideration. As a result, we generally do not invest in mortgage-backed securities and other higher yielding investments. All securities in our investment portfolio are classified as available for sale in order to provide us with an additional source of liquidity when necessary. The investment portfolio increased by $3.1 million, or 6.35%, during the quarter ended March 31, 2000 as compared to 1999 year-end. As rates have continued to increase, we were able to take advantage of some attractive offers and add some higher yielding securities to our investment portfolio in the first quarter. The balance of the investment portfolio at December 31, 1998 was higher than either the 1999 or 1997 balance due to a 90-day, $5 million security we purchased in December 1998 to cover a pledging requirement for one of the Bank's customers. With the exception of this pledged security, the composition of our investment portfolio has remained virtually unchanged over the last three years.

     The following table presents the composition of our investment portfolio by major category at the dates indicated.

                  INVESTMENT SECURITIES PORTFOLIO COMPOSITION

                                                       AT                 AT DECEMBER 31,
                                                    MARCH 31,   -----------------------------------
                                                      2000       1999          1998          1997
                                                    ---------   -------   ---------------   -------
                                                                    (IN THOUSANDS)
U.S. government and agency securities............    $36,973    $34,175       $38,859       $28,688
State and municipal obligations..................     14,760     14,471        14,568        11,559
Mortgage-backed securities.......................         --         --            --            --
Other securities.................................         --         --            --            --
                                                     -------    -------       -------       -------
     Total.......................................    $51,733    $48,646       $53,427       $40,247
                                                     =======    =======       =======       =======
Available for sale (fair value)..................    $51,733    $48,646       $53,427       $40,247
Held to maturity (amortized cost)................         --         --            --            --
                                                     -------    -------       -------       -------
     Total.......................................    $51,733    $48,646       $53,427       $40,247
                                                     =======    =======       =======       =======

     The following table sets forth the maturities, carrying value or fair value (in the case of investment securities available for sale), and average yields for our investment portfolio at March 31, 2000. Yields are presented on a tax equivalent basis. Expected maturities will differ from contractual maturities due to unscheduled repayments and because borrowers on the underlying mortgages may have the right to call or prepay obligations with or without prepayment penalties.

     Under our investment policy, not more than 10% of the Bank's capital may be invested in the bonds of any single issuer, other than the United States or its agencies.

                  MATURITY OF INVESTMENT SECURITIES PORTFOLIO

                                                                                        MORE THAN TEN
                        ONE YEAR OR LESS    ONE TO FIVE YEARS    FIVE TO TEN YEARS          YEARS
                       ------------------   ------------------   ------------------   ------------------
                       CARRYING   AVERAGE   CARRYING   AVERAGE   CARRYING   AVERAGE   CARRYING   AVERAGE
                        VALUE      YIELD     VALUE      YIELD     VALUE      YIELD     VALUE      YIELD
                       --------   -------   --------   -------   --------   -------   --------   -------
                                                    (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
U.S. government and
  Agency
  securities.........   $4,979     5.29%    $11,726     6.42%    $20,268     6.64%      $ --        --%
State and municipal
  Obligations........      150     4.36       3,655     4.67      10,633     4.79        322      5.21
Mortgage-backed
  Securities.........       --       --          --       --          --       --         --        --
Other securities.....       --       --          --       --          --       --         --        --
                        ------     ----     -------     ----     -------     ----       ----      ----
  Total available for
    sale.............   $5,129     5.26%    $15,381     6.01%    $30,901     6.01%      $322      5.21%
                        ======     ====     =======     ====     =======     ====       ====      ====
  Total investment
    securities.......   $5,129     5.26%    $15,381     6.01%    $30,901     6.01%      $322      5.21%
                        ======     ====     =======     ====     =======     ====       ====      ====


                       TOTAL INVESTMENT SECURITIES
                       ----------------------------
                       CARRYING    FAIR     AVERAGE
                        VALUE      VALUE     YIELD
                       --------   -------   -------
                          (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE
U.S. government and
  Agency
  securities.........  $36,973    $36,973    6.39%
State and municipal
  Obligations........   14,760     14,760    4.77
Mortgage-backed
  Securities.........       --         --      --
Other securities.....       --         --      --
                       -------    -------    ----
  Total available for
    sale.............  $51,733    $51,733    5.93%
                       =======    =======    ====
  Total investment
    securities.......  $51,733    $51,733    5.93%
                       =======    =======    ====

     Deposits. Deposits grew by $10.7 million, or 4.00%, for the quarter ended March 31, 2000, as compared to 1999 year end. A significant portion of our deposit growth is attributable to a new money market deposit product, our money management account, or "short-term parking account," introduced by the Bank in the fourth quarter of 1998. The money management account provides a hybrid of the features available from a traditional money market account and a traditional time deposit. The account requires a minimum balance of $10,000 and allows for daily deposits but limits withdrawals to the 15(th) and last days of each month. This account pays a rate of interest which is higher than a customer could receive on a traditional money market account but lower than the rates generally available on certificates of deposit. We believe that the trade-off to depositors between higher interest rates but more limited access to withdrawals has proven to be an attractive product in our market areas and provides us with a more attractive source of funds than other alternatives such as Federal Home Loan Bank borrowings, due to our ability to cross-sell additional services to these account holders.

     The following two tables set forth the balances for each major category of our deposit accounts and the weighted-average interest rates paid for interest-bearing deposits for the periods indicated:

                                    DEPOSITS

                                                                                  YEAR ENDED DECEMBER 31,
                              THREE MONTHS ENDED MARCH 31,    ---------------------------------------------------------------
                                          2000                             1999                             1998
                             ------------------------------   ------------------------------   ------------------------------
                                        PERCENT    WEIGHTED              PERCENT    WEIGHTED              PERCENT    WEIGHTED
                                           OF      AVERAGE                  OF      AVERAGE                  OF      AVERAGE
                             BALANCE    DEPOSITS     RATE     BALANCE    DEPOSITS     RATE     BALANCE    DEPOSITS     RATE
                             --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Demand....................   $ 39,491     14.16%       --%    $ 36,950     13.78%       --%    $ 33,752     16.09%       --%
Savings...................      3,339      1.20      2.96        3,385      1.26      2.93        3,491      1.66      2.94
Interest-bearing demand...     27,347      9.81      3.25       26,800      9.99      3.34       13,982      6.66      2.76
Money Market..............     34,677     12.43      3.48       35,764     13.34      3.51       35,911     17.11      4.00
Money Management..........     67,872     24.34      5.71       60,449     22.55      5.15        9,831      4.69      5.08
Time Deposits.............    106,135     38.06      5.79      104,797     39.08      5.67      112,857     53.79      6.00
                             --------    ------               --------    ------               --------    ------
  Total deposits..........   $278,861    100.00%              $268,145    100.00%              $209,824    100.00%
                             ========    ======               ========    ======               ========    ======

                               YEAR ENDED DECEMBER 31,
                            ------------------------------
                                         1997
                            ------------------------------
                                       PERCENT    WEIGHTED
                                          OF      AVERAGE
                            BALANCE    DEPOSITS     RATE
                            --------   --------   --------
                                (DOLLARS IN THOUSANDS)
Demand....................  $ 27,275     15.97%       --%
Savings...................     3,072      1.80      2.90
Interest-bearing demand...    12,728      7.45      2.78
Money Market..............    35,030     20.51      4.02
Money Management..........        --        --        --
Time Deposits.............    92,687     54.27      6.03
                            --------    ------
  Total deposits..........  $170,792    100.00%
                            ========    ======

     The following table sets forth the amount of our certificates of deposit that are greater than $100,000 by time remaining until maturity as of March 31, 2000:

                           AMOUNTS AND MATURITIES OF
                       TIME DEPOSITS OF $100,000 OR MORE

                                                                   AS OF MARCH 31, 2000
                                                                ---------------------------
                                                                           WEIGHTED AVERAGE
                                                                AMOUNT        RATE PAID
                                                                -------    ----------------
                                                                  (DOLLARS IN THOUSANDS)
Three months or less........................................    $13,615          5.75%
Over three months through six months........................      5,894          5.84
Over six months through twelve months.......................      8,107          5.79
Over twelve months..........................................      8,224          6.28
                                                                -------          ----
     Total..................................................    $35,840          5.90%
                                                                =======          ====

LIQUIDITY AND CAPITAL RESOURCES

     Liquidity. Liquidity is measured by a financial institution's ability to raise funds through deposits, borrowed funds, capital, or the sale of marketable assets, such as residential mortgage loans or a portfolio of SBA loans. Other sources of liquidity, including cash flow from the repayment of loans, are also considered in determining whether liquidity is satisfactory. Liquidity is also achieved through growth of core deposits and liquid assets, and accessibility to the money and capital markets. The funds are used to meet deposit withdrawals, maintain reserve requirements, fund loans and operate the organization. Core deposits, defined as demand deposits, interest-bearing transaction accounts, savings deposits and certificates of deposit less than $100,000, were 72.83% of our total assets at March 31, 2000, and 70.11%, 68.57% and 73.98% of total assets at December 31, 1999, 1998 and 1997, respectively.

     We use various forms of short-term borrowings for cash management and liquidity purposes on a limited basis. These forms of borrowings include federal funds purchased, revolving lines of credit and Federal Home Loan Bank borrowings.

     We also have a bank stock loan. The amount outstanding under the amended bank stock loan agreement is due July 31, 2000. We intend to repay the full amount outstanding under our bank stock loan with the proceeds from this offering. See "Use of Proceeds." As of April 30, 2000, the balance outstanding under the bank stock loan was $7.3 million. The amended bank stock loan agreement:

     - prohibits us from paying dividends or making other distributions on our common stock;

     - prohibits us from incurring additional indebtedness other than the junior subordinated debentures and our obligations under the trust preferred securities guarantee; and

     -  is secured by all of the stock of the Bank.

     The Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks governed and regulated by the Federal Housing Finance Board. The Federal Home Loan Banks provide a central credit facility for member institutions. The Bank, as a member of the FHLB of Topeka, is required to acquire and hold shares of capital stock in the FHLB of Topeka in an amount at least equal to 0.30% of total assets or 1.00% of the aggregate principal amount of its unpaid residential mortgage loans. The Bank is currently in compliance with this requirement, with a $1.1 million investment in stock of the FHLB of Topeka as of March 31, 2000. In 1998, the Bank took advantage of some special advances from the FHLB to supplement its funding base. The Bank had no outstanding short-term advances from the FHLB of Topeka at March 31, 2000.

     The following table sets forth a summary of our short-term borrowings during and as of the end of each period indicated.

                             SHORT-TERM BORROWINGS

                                                                        AVERAGE                      WEIGHTED         WEIGHTED
                                                          AMOUNT        AMOUNT        MAXIMUM         AVERAGE          AVERAGE
                                                        OUTSTANDING   OUTSTANDING   OUTSTANDING    INTEREST RATE    INTEREST RATE
                                                         AT PERIOD    DURING THE      AT ANY        DURING THE        AT PERIOD
                                                            END        PERIOD(1)     MONTH END        PERIOD             END
                                                        -----------   -----------   -----------    -------------    -------------
                                                                (DOLLARS IN THOUSANDS)
AT OR FOR THE THREE MONTHS ENDED MARCH 31, 2000:
  Federal Home Loan Bank borrowings..................     $    --       $ 4,822       $ 5,000          6.95%              --%
  Bank Stock Loan....................................       7,263         7,263         7,263          7.82             8.00
  Revolving lines of credit..........................          --            --            --            --               --
  Repurchase agreements..............................      11,874        12,130        13,962          3.00             3.00
                                                          -------       -------       -------          ----             ----
    Total............................................      19,137        24,215        26,225          5.23             4.90
AT OR FOR THE THREE MONTHS ENDED MARCH 31, 1999:
  Federal Home Loan Bank borrowings..................          --            --            --            --               --
  Bank Stock Loan....................................       3,450         3,492         3,575          7.31             7.25
  Revolving lines of credit..........................          --            --            --            --               --
  Repurchase agreements..............................       7,222         7,398         8,817          3.00             3.00
                                                          -------       -------       -------          ----             ----
    Total............................................      10,672        10,890        12,392          4.38             4.37
AT OR FOR THE YEAR ENDED DECEMBER 31, 1999:
  Federal Home Loan Bank borrowings..................      10,000           461        10,000          4.50             5.98
  Bank Stock Loan....................................       7,450         4,763         7,450          7.03             7.50
  Revolving lines of credit..........................          --            --            --            --               --
  Repurchase agreements..............................      11,260         9,500        13,056          3.00             3.00
                                                          -------       -------       -------          ----             ----
    Total............................................      28,710        14,724        30,506          4.35             5.21
AT OR FOR THE YEAR ENDED DECEMBER 31, 1998:
  Federal Home Loan Bank borrowings..................          --            --            --            --               --
  Bank Stock Loan....................................       3,575         3,800         4,038          7.97             7.25
  Revolving lines of credit..........................          --            --            --            --               --
  Repurchase agreements..............................       8,817         7,040         8,886          3.00             3.00
                                                          -------       -------       -------          ----             ----
    Total............................................      12,392        10,840        12,924          4.74             4.23
AT OR FOR THE YEAR ENDED DECEMBER 31, 1997:
  Federal Home Loan Bank borrowings..................          --            --            --            --               --
  Bank Stock Loan....................................       4,038         2,801         4,038          8.28             8.50
  Revolving lines of credit..........................          --            --            --            --               --
  Repurchase agreements..............................       8,114         5,549         8,114          3.00             3.00
                                                          -------       -------       -------          ----             ----
    Total............................................      12,152         8,350        12,152          4.77             4.83

---------------
(1) Calculations are based on daily averages where available and monthly averages otherwise.

     Capital Resources. At March 31, 2000, our total stockholders' equity was $19.6 million, and our equity to asset ratio was 5.88%. At December 31, 1999, our total stockholders' equity was $18.9 million. At year-end 1999, our equity to asset ratio was 5.67%, as compared to 6.71% at year-end 1998, and 6.68% at year-end 1997.

     The Federal Reserve Board's risk-based guidelines establish a risk-adjusted ratio, relating capital to different categories of assets and off-balance sheet exposures, such as loan commitments and standby letters of credit. These guidelines place a strong emphasis on tangible stockholder's equity as the core element of the capital base, with appropriate recognition of other components of capital. At March 31, 2000, our Tier 1 capital ratio was 7.03%, while our total risk-based capital ratio was 8.28%, both of which exceed the capital minimums established in the risk-based capital requirements.

     Our risk-based capital ratios at March 31, 2000, and December 31, 1999, 1998 and 1997 are presented below.

                               RISK-BASED CAPITAL

                                                                         DECEMBER 31,
                                                     MARCH 31   ------------------------------
                                                       2000       1999       1998       1997
                                                     --------   --------   --------   --------
                                                              (DOLLARS IN THOUSANDS)
TIER 1 CAPITAL
  Stockholder's equity............................   $ 19,627   $ 18,869   $ 17,016   $ 13,464
  Intangible assets...............................     (1,410)    (1,448)    (1,600)    (1,753)
  Unrealized appreciation on available-for-sale
     securities...................................      1,082        957       (352)      (260)
  Other...........................................         --         --         --         --
                                                     --------   --------   --------   --------
     Total Tier 1 capital.........................     19,299     18,378     15,064     11,451
                                                     --------   --------   --------   --------
TIER 2 CAPITAL
  Qualifying allowance for loan losses............      3,434      3,371      2,255      1,618
                                                     --------   --------   --------   --------
     Total Tier 2 capital.........................      3,434      3,371      2,255      1,618
                                                     --------   --------   --------   --------
     Total risk-based capital.....................   $ 22,733   $ 21,749   $ 17,319   $ 13,069
                                                     ========   ========   ========   ========
Risk weighted assets..............................   $274,701   $269,660   $180,077   $132,394
                                                     ========   ========   ========   ========
Ratios at end of period
  Total capital to risk-weighted assets ratio.....       8.28%      8.07%      9.62%      9.87%
  Tier 1 capital to average assets ratio (leverage
     ratio).......................................       5.94%      5.80%      6.13%      6.28%
  Tier 1 capital to risk-weighted assets ratio....       7.03%      6.82%      8.37%      8.65%
Minimum guidelines
  Total capital to risk-weighted assets ratio.....       8.00%      8.00%      8.00%      8.00%
  Tier 1 capital to average assets ratio (leverage
     ratio).......................................       4.00%      4.00%      4.00%      4.00%
  Tier 1 capital to risk-weighted assets ratio....       4.00%      4.00%      4.00%      4.00%

QUALITATIVE AND QUANTITATIVE DISCLOSURE ABOUT MARKET RISK

     As a continuing part of our financial strategy, we attempt to manage the impact of fluctuations in market interest rates on our net interest income. This effort entails providing a reasonable balance between interest rate risk, credit risk, liquidity risk and maintenance of yield. Our funds management policy is established by our Board of Directors and monitored by our Risk Management Committee. Our funds management policy sets standards within which we are expected to operate. These standards include guidelines for exposure to interest rate fluctuations, liquidity, loan limits as a percentage of funding sources, exposure to correspondent banks and brokers, and reliance on non-core deposits. Our funds management policy also establishes the reporting requirements to our Board of Directors. Our investment policy complements our asset/liability policy by establishing criteria by which we may purchase securities. These criteria include approved types of securities, brokerage sources, terms of investment, quality standards, and diversification.

     The following table sets forth our interest-rate sensitivity as of December 31, 1999

                       INTEREST-RATE SENSITIVITY ANALYSIS

                                                            EXPECTED MATURITY OR REPRICING DATE
                                                        -------------------------------------------
                                                                                FISCAL YEAR ENDING DECEMBER 31,
                                                          0-90        91-       -------------------
                                                          DAYS      365 DAYS      2000       2001
                                                        --------   ----------   --------   --------
INTEREST-EARNING ASSETS:
Fixed Rate Loans.....................................   $ 29,296    $ 31,721    $ 61,017   $ 28,276
  Average Interest Rate..............................       8.87%       9.09%       8.98%      9.33%
Variable Rate Loans..................................     97,809       4,206     102,015      3,031
  Average Interest Rate..............................       9.19%       8.80%       9.17%      8.15%
Fixed Rate Investments...............................        105       3,150       3,255      3,268
  Average Interest Rate..............................       4.69%       5.80%       5.77%      5.72%
Variable Rate Investments............................         --          --          --         --
  Average Interest Rate..............................         --          --          --         --
Federal Funds Sold...................................      8,000          --       8,000         --
  Average Interest Rate..............................       5.46%         --        5.46%        --
                                                        --------    --------    --------   --------
    Total interest-earning assets....................   $135,210    $ 39,077    $174,287   $ 34,575
                                                        ========    ========    ========   ========
INTEREST-BEARING LIABILITIES:
Interest-bearing demand..............................   $ 26,800    $     --    $ 26,800   $     --
  Average Interest Rate..............................       3.17%         --        3.17%        --
Savings and money market.............................     99,598          --      99,598         --
  Average Interest Rate..............................       4.70%         --        4.70%        --
Time deposits........................................     26,463      40,028      66,491     16,193
  Average Interest Rate..............................       5.28%       5.61%       5.48%      5.92%
Funds borrowed.......................................     23,819       7,450      31,269         --
  Average Interest Rate..............................       4.46%       7.50%       5.18%        --
                                                        --------    --------    --------   --------
    Total interest-bearing liabilities...............   $176,680    $ 47,478    $224,158   $ 16,193
                                                        ========    ========    ========   ========
CUMULATIVE:
  Rate sensitive assets (RSA)........................   $135,210    $174,287    $174,287   $208,862
  Rate sensitive liabilities (RSL)...................    176,680     224,158     224,158    240,351
    GAP (GAP = RSA -- RSL)...........................    (41,470)    (49,871)    (49,871)   (31,489)
RSA/RSL..............................................      76.53%      77.75%      77.75%     86.90%
RSA/Total assets.....................................       0.41        0.52        0.52       0.63
RSL/Total assets.....................................       0.53        0.67        0.67       0.72
GAP/Total assets.....................................     -12.47%     -14.99%     -14.99%     -9.47%
GAP/RSA..............................................      (0.31)      (0.29)      (0.29)     (0.15)

                                                                      EXPECTED MATURITY OR REPRICING DATE
                                                       -----------------------------------------------------------------
                                                     FISCAL YEAR ENDING DECEMBER 31,
                                                       ------------------------------                             FAIR
                                                         2002       2003       2004     THEREAFTER    TOTAL      VALUE
                                                       --------   --------   --------   ----------   --------   --------
INTEREST-EARNING ASSETS:
Fixed Rate Loans.....................................  $ 21,390   $ 13,380   $  8,738    $  3,714    $136,515   $136,013
  Average Interest Rate..............................      9.21%      9.12%      8.87%       7.63%       9.06%
Variable Rate Loans..................................     2,748      3,759      2,090         252     113,895    113,895
  Average Interest Rate..............................      8.19%      8.82%      8.56%       8.24%       9.10%
Fixed Rate Investments...............................     2,754      4,765      4,238      30,366      48,646     48,646
  Average Interest Rate..............................      6.00%      5.36%      5.76%       5.91%       5.83%
Variable Rate Investments............................        --         --         --          --          --         --
  Average Interest Rate..............................        --         --         --          --          --
Federal Funds Sold...................................        --         --         --          --       8,000      8,000
  Average Interest Rate..............................        --         --         --          --        5.46%
                                                       --------   --------   --------    --------    --------   --------
    Total interest-earning assets....................  $ 26,892   $ 21,904   $ 15,066    $ 34,332    $307,056   $306,554
                                                       ========   ========   ========    ========    ========   ========
INTEREST-BEARING LIABILITIES:
Interest-bearing demand..............................  $     --   $     --   $     --    $     --    $ 26,800   $ 25,303
  Average Interest Rate..............................        --         --         --          --        3.17%
Savings and money market.............................        --         --         --          --      99,598     98,701
  Average Interest Rate..............................        --         --         --          --        4.70%
Time deposits........................................    10,851      7,024      1,930       2,308     104,797    103,898
  Average Interest Rate..............................      6.07%      6.08%      5.88%       6.71%       5.68%
Funds borrowed.......................................        --     10,000         --       1,908      43,177     42,617
  Average Interest Rate..............................        --       5.13%        --        7.50%       5.27%
                                                       --------   --------   --------    --------    --------   --------
    Total interest-bearing liabilities...............  $ 10,851   $ 17,024   $  1,930    $  4,216    $274,372   $270,519
                                                       ========   ========   ========    ========    ========   ========
CUMULATIVE:
  Rate sensitive assets (RSA)........................  $235,754   $257,658   $272,724    $307,056    $307,056
  Rate sensitive liabilities (RSL)...................   251,202    268,226    270,156     274,372     274,372
    GAP (GAP = RSA -- RSL)...........................   (15,448)   (10,568)     2,568      32,684      32,684
RSA/RSL..............................................     93.85%     96.06%    100.95%     111.91%
RSA/Total assets.....................................      0.71       0.77       0.82        0.92
RSL/Total assets.....................................      0.76       0.81       0.81        0.82
GAP/Total assets.....................................     -4.64%     -3.18%      0.77%       9.83%
GAP/RSA..............................................     (0.07)     (0.04)      0.01        0.11

     We measure the impact of interest rate changes on our income statement through the use of gap analysis. The gap represents the net position of assets and liabilities subject to repricing in specified time periods. During any given time period, if the amount of rate sensitive liabilities exceeds the amount of rate sensitive assets, a company would generally be considered negatively gapped and would benefit from falling rates over that period of time. Conversely, a positively gapped company would generally benefit from rising rates.

     We have structured the assets and liabilities of our company to mitigate the risk of either a rising or falling interest rate environment. We manage our gap position at a 90-day horizon. Depending upon our assessment of economic factors such as the magnitude and direction of projected interest rates over the short- and long-term, we generally operate within guidelines set by our funds management policy and attempt to maximize our returns within an acceptable degree of risk. Our policy states that we should maintain a gap position at a 90-day horizon of between 0.60 and 1.40. Our position at December 31, 1999 was 0.77.

     We use information from our gap analysis and other calculations as input to help manage our exposure to changes in interest rates. During the past year, we have attempted to maintain a gap position near 1.0 in an effort to mitigate the risk of rapid increases or decreases in market interest rates. We have done so because of our uncertainty about the direction of market interest rates over the near term. To maintain our gap position of near 1.0, we structure most of our loans to mature or reprice in less than two to four years, invest primarily in portfolio securities with similar maturities and limit the volume of long term funding that we accept.

     Interest rate changes do not affect all categories of assets and liabilities equally or simultaneously. There are other factors which are difficult to measure and predict that would influence the effect of interest rate fluctuations on our income statement. For example, a rapid drop in interest rates might cause our loans to repay at a more rapid pace and some mortgage-related investments to prepay more quickly than projected. This could mitigate some of the benefits of falling rates that are expected when negatively gapped. Conversely, a rapid rise in rates might cause the mortgage-related loans to repay at a slower pace, which could give us an opportunity to increase our margins.

     In addition to the gap analysis currently required under our funds management policy, our Board of Directors and Risk Management Committee continue to evaluate additional methods of managing the impact of fluctuations in market interest rates on our net interest income.

     Disclosures about fair values of financial instruments, which reflect changes in market prices and rates, can be found in note 16 to the consolidated financial statements included in this prospectus.

INFLATION

     The consolidated financial statements and related data presented in this prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of our assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on our performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as prices of goods and services. We disclose the estimated fair market value of our financial instruments in accordance with Statement of Financial Accounting Standards No. 107. See Note 16 to the consolidated financial statements included in this prospectus.

YEAR 2000

     We have not experienced any Year 2000-related problems with our internal data processing systems and software or those of any third parties with whom we do business. It is possible, however, that Year 2000 compliance problems exist that we cannot yet identify. If problems arise and we fail to address them on a timely basis, it could result in lost revenue, increased operating costs, the loss of customers and suppliers and other business interruptions. As of December 31, 1999, we had incurred total costs of not more than $20,000 that we believe are allocable to our efforts to address the Year 2000 problem, of which not more than $6,000 were incurred and expensed in 1999. No additional related expenses have been incurred in 2000.

FUTURE ACCOUNTING REQUIREMENTS

     The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities ("SFAS 133")." This statement, as amended by SFAS No. 137, requires all derivatives to be recorded on the balance sheet at fair value and establishes standard accounting methodologies for hedging activities. The standard will result in the recognition of offsetting changes in value or cash flows of both the hedge and the hedged item in earnings or comprehensive income in the same period. The statement is effective for Blue Valley's fiscal year ending December 31, 2001. Because Blue Valley generally does not hold derivative instruments, the adoption of this statement is not expected to have a material impact on the financial statements.

     FASB also has issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Entity ("SFAS 134")." This statement amends SFAS No. 65 allowing mortgage-backed securities or other retained interests arising from the securitization of mortgage loans to be classified based on the mortgage banking entities' ability and intent to sell or hold those securities. Previously, these securities had to be held within a trading account. This statement was effective for Blue Valley's fiscal year ending December 31, 1999. The adoption of this standard did not have a material impact on the financial statements.

                                    BUSINESS

OVERVIEW

     We organized Blue Valley and our wholly-owned subsidiary, Bank of Blue Valley, in 1989 to provide banking services to closely-held businesses, their owners, professionals and individuals in Johnson County, Kansas, a high growth, demographically attractive area within the Kansas City metropolitan statistical area. Our focus has been to take advantage of the current and anticipated growth in our market area as well as to serve the needs of small and mid-sized commercial borrowers -- customers that we believe currently are underserved as a result of banking consolidation in the industry generally and within our market specifically.

     We have experienced significant internal growth since our inception. In addition, in 1994, we acquired the deposits of a branch of a failed savings and loan institution to augment our internal growth and we expanded into an additional market which management believed was attractive. In 1994, we also completed the construction of our current headquarters in Overland Park, Kansas. We currently have three banking locations in Johnson County, Kansas, including our main office in Overland Park, a full-service office in Olathe, Kansas, and a supermarket banking facility in Shawnee, Kansas.

     For the five-year period ended December 31, 1999, our compound annual growth rate in loans was 36.65%, in assets was 26.82%, and in deposits was 25.70%. At December 31, 1999, we had total loans of $250.4 million, total assets of $332.6 million, total deposits of $268.1 million and total stockholders' equity of $18.9 million. At March 31, 2000, we had total loans of $254.3 million, total assets of $333.7 million, total deposits of $278.9 million and total stockholders' equity of $19.6 million.

     Our lending strategy focuses on commercial lending, and, to a lesser extent, residential and consumer lending. We strive to identify, develop and maintain diversified lines of business which provide acceptable returns on a risk adjusted basis. Our primary lines of business consist of commercial and industrial lending, commercial real estate lending, construction lending, indirect lending, leasing and residential mortgage lending.

     As a complement to our lending activities, we seek to develop lines of business which diversify our revenue sources and increase our non-interest income. In addition to fees generated in conjunction with our loan and lease portfolios, we derive non-interest income by providing investment brokerage services and trust services.

     In addition to the Bank, we have one direct wholly-owned subsidiary, Blue Valley Building Corp., which owns the building and property that comprises our headquarters in Overland Park, Kansas. The Bank has one wholly-owned subsidiary, Blue Valley Investment Corp., which owns and services a portion of a commercial lease portfolio that we purchased in 1999.

OUR MARKET AREA

     We operate as a community bank, serving the banking needs of small and medium-sized companies and individuals in the Kansas City metropolitan statistical area generally, and in suburban Johnson County, in particular. Our trade area generally consists of Johnson County, Kansas. We believe that coupling our strategy of providing exceptional customer service and local decision making with attractive market demographics has led to a rate of growth which exceeds the natural growth rate of the banking industry as well as the internal growth experienced locally by our peers.

     The income levels and growth rate of Johnson County, Kansas compare favorably to national averages. Johnson County's population growth rate ranks in the top 2% of counties nationally, and its per capita income ranks in the top 1% of counties nationally. Johnson County is also a significant banking market in the State of Kansas and in the Kansas City metropolitan statistical area. According to available industry data, as of June 30, 1999, total deposits in Johnson County, including those of banks, thrifts and credit unions, were approximately $7.8 billion which represented 19.23% of total deposits in the State of Kansas and 29.54% of total deposits in the Kansas City metropolitan statistical area.

     As our founders anticipated, the trade area surrounding our main banking facility in Overland Park has become one of the most developed retail areas in the Kansas City metropolitan statistical area. Our Olathe, Kansas branch is located approximately 10 miles west of our main office. We opened our Olathe branch in 1994 when we acquired the deposits of the Olathe branch of a failed savings and loan association. We made this acquisition because it was located in a contiguous market area and we believed that it represented a stable deposit base. The Shawnee, Kansas supermarket banking facility is approximately 20 miles northwest of our headquarters location. We opened our Shawnee branch for the convenience of our existing customers in Shawnee, and to expand our market presence in Shawnee. We are in the process of building a free-standing banking facility in Shawnee, Kansas and expect to commence operations in the new facility during the third quarter of 2000. After Overland Park, Shawnee is the second fastest growing area in Johnson County, Kansas.

BUSINESS STRATEGY

     Since our founding, we have strived to increase stockholder value by executing a community banking strategy tailored to provide our customers with competitive financial products and services, our employees with the opportunity to share in our financial success and our community with a stable, growth oriented employer. To further our primary business objectives, we have identified several business strategies designed to increase and diversify our loan portfolio, generate non-interest income, control non-interest expense and create new markets for our existing and developing products.

     - GROW AND DIVERSIFY OUR LOAN PORTFOLIO. Our lending strategy emphasizes commercial and residential lending and, to a lesser extent, consumer lending. To grow our portfolio, we actively pursue businesses and professionals within our target market area as well as utilize our existing client relationships to identify and develop a network of potential referrals. We have also placed an increasing emphasis on cross-marketing our lending products and services to existing and new customers for our deposit and other services. With the advent of new technology for delivering financial products and services, we have identified several techniques to market our lending products. For example, our customers are now able to use our electronic banking services to apply for residential and personal loans over the Internet. Throughout our history, we have continually broadened our product offerings in order to decrease our reliance on any one source of lending activity and to generate additional income. To further diversify our loan portfolio, we intend to continue to identify and invest in new lines of business that provide an acceptable rate of return on a risk-adjusted basis.

     - PURSUE OPPORTUNITIES TO INCREASE OUR NON-INTEREST INCOME. In order to increase stockholder value, we believe that traditional community banks must identify and develop products which generate fee-based income in order to augment traditional sources of interest income. Our residential mortgage loan originations and our trust, investment brokerage and other services provide these sources of non-interest income. Although our trust and investment brokerage operations do not currently represent a material source of income, we anticipate the income resulting from these activities to increase in the future. We also seek to deploy programs and employ individuals capable of anticipating and meeting the many financial service needs of our relatively affluent customer base. The experience of our management team is critical to understanding and providing the high level of customer service which we believe is essential in competing for these customers.

     - CONTROL THE EXPENSES NECESSARY TO FACILITATE OUR GROWTH. As a high-growth community bank with diversified and developing lines of business, we continue to place emphasis on controlling costs. Each of our prospective lines of business, as well as our current activities, are reviewed to determine the potential contribution to net income and earnings per share.

     - EXPAND OUR PRESENCE WITHIN OUR MARKET AREA. We operate as a community bank, serving the banking needs of small and medium-sized companies and individuals in the Kansas City metropolitan statistical area generally, and suburban Johnson County, Kansas in particular. We will consider opening new branches and establishing new ATMs in high growth areas within our market area to grow our deposit base and to expand our ability to provide lending and other services to new and existing customers. To the extent that opportunities present themselves, we will consider acquisition opportunities within our market area and in contiguous areas. Our management team expects to build upon our reputation as a community bank capable of responding promptly to customer needs, thereby distinguishing ourselves from many regional and national banks. We also expect to continue to respond to changes in technology to enable us to enhance our level of customer service. For example, through our "Blue Wave" Internet banking service, our deposit customers can check balances, transfer funds, pay bills and order new checks electronically around the clock. By offering these services to our customers, we believe we have distinguished ourselves from many community banks in our market area.

     In order to successfully execute our strategies and achieve our primary business objectives we rely upon what we believe to be our primary strengths, including:

     - CUSTOMER SERVICE STANDARDS. We believe that our emphasis on local relationship banking, our high level of customer service standards and our employees' commitment to customer satisfaction have been important factors in the success and growth of the Bank.

     - GROWTH OPPORTUNITIES. As of March 31, 2000, our total loan portfolio had grown to approximately $254.3 million. We believe our Johnson County location presents significant opportunities to grow our loan portfolio and deposit base. The U.S. Census Bureau recently reported that the job growth in Johnson County, Kansas in 1998 was greater than in any other county in the United States. We believe that our operating strategy, the continued increase in the local employment base, the relatively affluent residential population, and the banking needs in our market areas have positioned us to facilitate further growth in our assets and deposit base.

     - INDEPENDENT COMMUNITY BANK. As a Johnson County-headquartered, independent community bank, we believe we have certain competitive advantages in our market area over many banks with a regional or national focus, particularly during the current period of industry consolidation. We continue to market our local decision-making structure to customers who have become dissatisfied with larger banks that fail to address their service expectations.

     - EXPERIENCED MANAGEMENT TEAM. Each member of our six-person senior management team has significant banking or banking-related experience. In 1998, our President and Chief Executive Officer was named the "1998 Financial Entrepreneur of the Year -- Midwest Region" by Ernst & Young LLP.

LENDING ACTIVITIES

     Overview. Our principal loan categories include commercial, commercial real estate, construction, indirect, leasing and residential mortgages. We also offer a variety of consumer loans. Our primary source of income is interest earned on our loan portfolio. As of March 31, 2000, our loans represented approximately 76.22% of our total assets. Although our legal lending limit to any one borrower was $7.2 million at March 31, 2000, our largest single borrower as of that date had outstanding loans of $4.8 million.

     We have been successful in expanding our loan portfolio because of the commitment of our staff and the economic growth in our area of operation. Our staff has significant experience in lending and has been successful in offering our products to potential customers and existing customers. We believe that we have been successful in maintaining our customers because of our staff's attentiveness to the banking needs of our customers and the development of personal relationships with them. We strive to become a strategic business partner with our customers, not just a source of funds.

     We conduct our lending activities pursuant to the loan policies adopted by our board of directors. These policies currently require the approval of our loan committee of all credits in excess of $300,000. Credits up to $300,000 can be approved by the President or by the joint signatures of our Executive Vice President and Chief Lending Officer, and Senior Vice President -- Mortgage Banking. Our management information systems and loan review policies are designed to monitor lending sufficiently to ensure adherence to our loan policies. The following table shows the composition of our loan portfolio at March 31, 2000.

                                 LOAN PORTFOLIO

                                                                        AS OF
                                                                    MARCH 31, 2000
                                                                ----------------------
                                                                  AMOUNT      PERCENT
                                                                ----------    --------
                                                                (DOLLARS IN THOUSANDS)
Commercial real estate......................................    $  29,023       11.41%
Residential real estate.....................................       33,323       13.10
Commercial..................................................       65,370       25.70
Personal....................................................       42,620       16.76
Home equity.................................................       10,706        4.22
Construction................................................       44,032       17.31
Leases......................................................       29,251       11.50
                                                                ---------      ------
  Total loans and leases....................................      254,325      100.00%
Less allowance for loan losses..............................        3,995
                                                                ---------
Loans receivable, net.......................................    $ 250,330
                                                                =========

     Commercial loans. As of March 31, 2000, approximately $65.4 million, or 25.70%, of our loan portfolio represented commercial loans. The Bank has developed a strong reputation in the servicing of small business and commercial loans. We have expanded this portfolio through the addition of commercial lending staff and as a result of our reputation. Commercial loans have historically been a significant portion of our loan portfolio and we expect to continue our emphasis on this loan category.

     The Bank's commercial lending activities historically have been directed to small and medium-sized companies in the Kansas City metropolitan statistical area, focusing on Johnson County, Kansas, with annual sales of between $100,000 and $20 million. The Bank's commercial customers are primarily firms engaged in manufacturing, service, retail, construction, distribution and sales with significant operations in our market areas. The Bank's commercial loans are primarily secured by real estate, accounts receivable, inventory and equipment, and the Bank generally seeks to obtain personal guarantees for its commercial loans. As of December 31, 1999, approximately 5.44% of the number of our commercial loans had outstanding balances in excess of $300,000, and these loans accounted for 47.68% of the total carrying value of our commercial loan portfolio. The Bank primarily underwrites its commercial loans on the basis of the borrowers' cash flow and ability to service the debt, as well as the value of any underlying collateral and the financial strength of any guarantors.

     Approximately $4.0 million, or 6.13%, of our commercial loans are Small Business Administration loans, of which $3.1 million is government guaranteed. The SBA guarantees the repayment of a portion of the principal on these loans, plus accrued interest on the guaranteed portion of the loan. Under the federal Small Business Act, the SBA may guarantee up to 80% of qualified loans of $100,000 or less and up to 75% of qualified loans in excess of $100,000, up to a maximum guarantee of $750,000. We are an active SBA lender in our market area and have been approved to participate in the SBA Certified Lender Program.

     Commercial lending is subject to risks specific to the business of each borrower. In order to address these risks, we seek to understand the business of each borrower, place appropriate value on any personal guarantee or collateral pledged to secure the loan, and structure the loan amortization to maintain the value of any collateral during the term of the loan.

     Commercial real estate loans. The Bank also makes loans to provide permanent financing for retail and office buildings, multi-family buildings and churches. As of March 31, 2000, approximately $29.0 million, or 11.41%, of our loan portfolio represented commercial real estate mortgage loans. Our commercial real estate mortgage loans are underwritten on the basis of the appraised value of the property, the cash flow of the underlying property, and the financial strength of any guarantors.

     In 1999, the bank hired a full-time loan officer to focus on the origination of permanent commercial real estate mortgage loans, the majority of which are sold to third-party investors. We earn fee income on commercial real estate mortgage loans that we originate for sale to third-party investors.

     Risks inherent in commercial real estate lending are related to the market value of the property taken as collateral, the underlying cash flows and documentation. Commercial real estate lending involves more risk than residential lending because loan balances may be greater and repayment is dependent on the borrower's operations. We attempt to mitigate these risks by carefully assessing property values, investigating the source of cash flow servicing the loan on the property and adhering to our loan documentation policy.

     Construction loans. Our construction loans include loans to developers, home building contractors and other companies and consumers for the construction of single family homes, land development, and commercial buildings, such as retail and office buildings and multi-family properties. As of March 31, 2000, approximately $44.0 million, or 17.31%, of our loan portfolio represented real estate construction loans. The builder and developer loan portfolio has been a consistent and profitable component of our loan portfolio over our ten-year history. We attribute this success to our availability and prompt service. The Bank's experience and reputation in this area have enabled it to focus on relationships with a smaller number of larger builders. The Bank's focus on larger and more established builders has permitted it to increase the total value of its real estate construction portfolio. Construction loans are made to qualified builders to build houses to be sold following construction, pre-sold houses and model houses. These loans are generally underwritten based upon several factors, including the experience and current financial condition of the borrowing entity, amount of the loan to appraised value, and general conditions of the housing market. Construction loans are also made to individuals for whom houses are being constructed by builders with whom the Bank has an existing relationship. Those loans are made on the basis of the individual's financial condition, the loan to value ratio, the reputation of the builder, and whether the individual will be pre-qualified for permanent financing.

     Risks related to construction lending include assessment of the market for the finished product, reasonableness of the construction budget, ability of the borrower to fund cost overruns, and the borrower's ability to liquidate and repay the loan at a point when the loan-to-value ratio is the greatest. We seek to manage these risks by, among other things, ensuring that the collateral value of the property throughout the construction process does not fall below acceptable levels, ensuring that funds disbursed are within parameters set by the original construction budget, and properly documenting each construction draw.

     Indirect loans. A significant portion of our consumer loan portfolio consists of indirect automobile loans offered through automobile dealerships located primarily in our immediate market. The indirect loan portfolio consists of approximately 2,800 loans. At March 31, 2000, loans representing 99.89% of the portfolio balance were current, and the historical loss experience of this portfolio is significantly lower than industry averages. At the period ended March 31, 2000, the indirect loan portfolio had an overall loss experience of 0.15%, which is lower than the overall Bank loss experience of 0.46% in the three months ended March 31, 2000. We cannot be sure whether our level of charge-offs for indirect automobile loans in future periods will be consistent with our historical levels of indirect automobile loan charge-offs. Much of the growth in our indirect loan portfolio in 1999 resulted from the increase in the number of loan officers and administrative staff. This allowed us to expand our dealer relationships and expand our territory slightly. There are currently 26 dealerships participating in this program. As a result of the significant growth over the past five years in our indirect automobile loan portfolio and management's belief that our current level of investment in indirect automobile loans as a percentage of our overall loan portfolio is appropriate, we do not anticipate significant growth in this loan category in future periods. Our loans made through this program generally represent loans to purchase new cars. Our indirect loans are underwritten based on the borrower's income, current debt, past credit history, collateral, and the reputation of the originating dealership.

     The primary risks related to our indirect loan portfolio include the value of the automobile that serves as collateral and the financial strength and employment stability of the borrower. Because automobiles depreciate rapidly, our indirect automobile loans present a greater risk of loss than other types of secured loans, like loans secured by residential real estate. We attempt to mitigate these risks by understanding and documenting the value of the collateral, the reputation of the originating dealership and the overall creditworthiness of the borrower.

     Lease financing. Our lease portfolio includes capital leases that we have originated and leases that we have acquired from brokers or third parties. As of March 31, 2000, our lease portfolio totaled $29.3 million, or 11.50% of our total loan portfolio, consisting of $11.1 million principal amount of leases originated by us and $18.2 million principal amount of leases that we purchased. We provide lease financing for a variety of equipment and machinery, including office equipment, heavy equipment, telephone systems, tractor trailers and computers. Lease terms are generally from three to five years. In 1999, we expanded our lease financing sales staff and administrative staff. As a result, we have been able to acquire additional brokers and direct relationships. Management believes this area is attractive because of its ability to provide a source of both interest and fee income. Our leases are generally underwritten based upon several factors, including the experience and current financial condition of the lessee, amount of the financing to appraised value, and general conditions of the market.

     Of our lease portfolio at March 31, 2000, $5.1 million, or 17.49%, represented leases that Blue Valley Investment acquired on February 1, 1999 for approximately $12 million from National Retailer Leasing ("NRL"), a tanker truck leasing company involved in bankruptcy proceedings. These leases represent leases of tanker trucks used to transport fuel. Many of these tanker trucks are used at airports and similar locations. Of the total number of leases acquired by Blue Valley Investment, approximately $8.7 million in principal amount represented leases that satisfied the Bank's underwriting criteria for leases, and were purchased by the Bank from Blue Valley Investment. The remaining NRL assets held by Blue Valley Investment totaling $3.3 million represented leases that had defaults or delinquencies at the time of purchase. However, as of March 31, 2000, the total amount of these leases reflected on the balance sheet of Blue Valley Investment has been paid down to $919,000 and is supported by lease paper which is now current. In 1999, interest income from these leases was $1.4 million. We expect our interest income from the NRL leases to decline over the next two years as the portfolio matures.

     The primary risks related to our lease portfolio are the value of the underlying collateral and specific risks related to the business of each borrower. To address these risks, we attempt to understand the business of each borrower, value the underlying collateral appropriately and structure the loan amortization to maintain the value of the collateral during the term of the lease.

     Residential mortgage loans. Our residential mortgage loan portfolio consists primarily of first and second mortgage loans on residential properties. As of March 31, 2000, $44.0 million, or 17.31%, of our loan portfolio represented residential mortgage loans. In 1999, we originated approximately $85.6 million of residential mortgage loans, of which we sold approximately $82.4 million, or 96.26%, in the secondary market. The terms of these loans are for 15, 20 or 30 years, and accrue interest at a fixed or variable rate. Due to interest rate risk considerations, we generally sell our fixed rate residential mortgage loans in the secondary market. For our own portfolio, we typically originate fixed-rate loans with a balloon payment in 2-5 years with 15 to 30 year amortizations. By offering these products, we can offer credit to individuals who are self-employed or have significant income from partnerships or investments, who are often unable to satisfy the underwriting criteria permitting the sale of their mortgages into the secondary market.

     We originate conventional first mortgage loans primarily through referrals from real estate brokers, builders, developers, prior customers and media advertising. In addition, since 1999, we have offered customers the ability to apply for mortgage loans and to pre-qualify for mortgage loans over the Internet through our electronic banking service. To date, mortgage loans originated over the Internet have not represented a material amount of our mortgage loan originations. However, we expect Internet mortgage loan originations to increase over the next several years at a more rapid rate than our overall mortgage loan originations. The origination of a mortgage loan from the date of initial application through closing normally takes 15 to 60 days. We acquire forward commitments to sell mortgage loans on those that we intend to sell into the secondary market to reduce market risk on mortgage loans in the process of origination and those held for sale.

     Our mortgage loan credit review process is consistent with the standards set by traditional secondary market sources. We review appraised value and debt service ratios, and we gather data during the underwriting process in accordance with various laws and regulations governing real estate lending. We require pre-approval from secondary market sources before we approve loans to be sold into the secondary market. Our internal approval process is less stringent for loans pre-approved by our secondary market sources, which we believe allows us to be more responsive to the tight time commitments necessary for locking in interest rates in the secondary market.

     Loans originated by the Bank are sold with servicing released to increase current income and reduce the costs associated with retaining servicing rights. Commitments are obtained from the appropriate investor on a loan-by-loan basis on a 30, 45 or 60 day delivery commitment. Interest rates are committed to the borrower when a rate commitment is obtained from the investor. Loans are funded by the Bank and purchased by the investor within 30 days following closing pursuant to commitments obtained at the time of origination. We sell conventional conforming loans and all loans that are non-conforming as to credit quality to secondary market investors for cash on a non-recourse basis. Consequently, foreclosure losses on all sold loans are generally the responsibility of the investor and not that of the Bank.

     As with other loans to individuals, the risks related to residential mortgage loans include primarily the value of the underlying property and the financial strength and employment stability of the borrower. We attempt to manage these risks by performing a pre-funding quality control review that consists of the verification of employment and utilizes a detailed checklist of loan qualification requirements, including the source and amount of down payments, bank accounts, existing debt and overall credit.

     Consumer and other loans. As of March 31, 2000, our consumer and other loans totaled $42.6 million, or 16.76%, of our total loan portfolio. Substantially all of this amount consisted of installment loans to individuals in our market area. Installment lending offered directly by the Bank in our market area includes automobile loans, recreational vehicle loans, home improvement loans and unsecured lines of credit and other loans, to professionals, people in education, industry and government, as well as retired individuals and others. Since 1999, we have offered customers the ability to apply for consumer loans, personal lines of credit and overdraft protection lines of credit over the Internet through our electronic banking services. To date, consumer loans originated over the Internet have not represented a material amount of our consumer loan portfolio. Our consumer and other loans are underwritten based on the borrower's income, current debt, past credit history and collateral.

     Consumer loans are subject to the same risks as other loans to individuals, including the financial strength and employment stability of the borrower. In addition, many consumer loans are subject to the additional risk that the loan is not secured by collateral. For some of the loans that are secured, the underlying collateral may be rapidly depreciating and not provide an adequate source of repayment if we are required to repossess the collateral. We attempt to mitigate these risks by requiring a down payment and carefully verifying and documenting the borrower's credit quality, employment stability and monthly income.

INVESTMENT ACTIVITIES

     The objectives of our investment policy are to:

     -  secure the safety of principal;

     -  provide adequate liquidity;

     - provide securities for use in pledging for public funds or repurchase agreements; and

     - maximize after-tax income consistent with servicing the Bank's customers' needs.

     We invest primarily in direct obligations of the United States, obligations guaranteed as to principal and interest by the United States, obligations of agencies of the United States and bank-qualified obligations of state and local political subdivisions. In order to ensure the safety of principal, we typically do not invest in mortgage-backed securities and other higher-yielding instruments. We also may invest from time to time in corporate debt or other securities as permitted by our investment policy. In addition, we enter into federal funds transactions with our principal correspondent banks, and primarily act as a net seller of these funds. The sale of federal funds are effectively short-term loans from us to other banks.

     Our investment accounts also include minimal equity investments in the Federal Home Loan Bank ("FHLB"). We invest in FHLB in order to be a member, which qualifies us to use their services, including FHLB borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."

DEPOSIT SERVICES

     The principal sources of funds for the Bank are core deposits from the local market areas surrounding the Bank's offices, including demand deposits, interest-bearing transaction accounts, money market accounts, savings deposits and certificates of deposit of less than $100,000. Transaction accounts include interest-bearing and non-interest-bearing accounts which provide the Bank with a source of fee income and cross-marketing opportunities as well as a low-cost source of funds. The Bank also offers two types of short-term investment accounts. The Bank's money market account is a daily access account that has a higher rate than a personal interest-bearing checking account and allows for limited check-writing ability. A significant portion of our deposit growth during 1999 is attributable to a new money market deposit product, our money management account, or "short-term parking account," introduced by the Bank in the fourth quarter of 1998. The money management account provides a hybrid of the features available from a traditional money market account and a traditional time deposit. The account requires a minimum balance of $10,000 and allows for daily deposits but limits withdrawals to the 15th and last days of each month. This account pays a rate of interest which is higher than a customer could receive on a traditional money market account but lower than the rates generally available on certificates of deposit. We believe that the trade-off to depositors between higher interest rates but more limited access to withdrawals has proven to be an attractive product in our market areas and provides us with a more attractive source of funds than other alternatives such as Federal Home Loan Bank borrowings, due to our ability to cross-sell additional services to these account holders. Time and savings accounts also provide a relatively stable and low cost source of funding. In 1999, the Bank changed its policy to allow for acceptance of brokered deposits which can be utilized to support the growth of the Bank. As of March 31, 2000, the Bank had $862,000 in brokered deposits, and the Bank does not anticipate brokered deposits becoming a meaningful percentage of its deposit base. In pricing deposit rates, management considers profitability, the matching of term lengths with assets, the attractiveness to customers and rates offered by our competitors.

INVESTMENT BROKERAGE SERVICES

     In 1999, the Bank began offering investment brokerage services through an unrelated broker-dealer. These services are currently offered at our Overland Park, Shawnee and Olathe offices and will be offered at our full-service, free-standing facility in Shawnee when it opens in the third quarter of 2000. One of the individuals responsible for providing these services is a joint employee of the Bank and the registered broker-dealer, and the second individual is employed by the broker-dealer under contract to the Bank. Investment brokerage services provide a source of fee income for the Bank. In 1999, the amount of our fee income generated from investment brokerage services was $30,000, but management anticipates that this will increase significantly in future years.

TRUST SERVICES

     We began offering trust services in 1996. Until 1999, the Bank's trust services were offered exclusively through the employees of an unaffiliated trust company. The Bank hired a full-time officer in 1999 to develop the Bank's trust business. Trust customers are both existing Bank customers and new customers. We believe that the ability to offer trust services as a part of our complement of financial services to new customers of the Bank presents a significant cross-marketing opportunity. The services currently offered by the Bank's trust department include the administration of self-directed individual retirement accounts, qualified retirement plans, custodial and directed trust accounts. The Bank also offers investment advisory services with the assistance of the unaffiliated trust company. As of March 31, 2000, the Bank's trust department administered 85 accounts, with assets under management of approximately $23.0 million. Trust services provide the Bank with a source of fee income and additional deposits. In 1999, the amount of our fee income from trust services was $103,000, but management anticipates that this will increase significantly in future years.

COMPETITION

     We encounter competition primarily in seeking deposits and in obtaining loan customers. The level of competition for deposits in our market area and nationally is quite high. Our principal competitors for deposits are other financial institutions within a few miles of our locations, including other banks, savings institutions and credit unions. Competition among these institutions is based primarily on interest rates offered, the quality of service provided, and the convenience of banking facilities. Additional competition for depositors' funds comes from U.S. government securities, private issuers of debt obligations and suppliers of other investment alternatives for depositors.

     We compete in our lending, investment brokerage and trust activities with other financial institutions, such as banks and thrift institutions, credit unions, automobile financing companies, mortgage companies, securities firms, investment companies and other finance companies. Many of our competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks and state regulations governing state chartered banks. As a result, these non-bank competitors have advantages over us in providing certain services. Many of the financial institutions with which we compete are larger than us with greater financial resources, name recognition and market presence.

EMPLOYEES

     As of March 31, 2000, the Bank had approximately 122 full-time employees. Blue Valley, Blue Valley Building and Blue Valley Investment do not have any full-time employees. None of the employees of the Bank is subject to a collective bargaining agreement. We consider the Bank's relationship with its employees to be excellent.

LEGAL PROCEEDINGS

     We are involved from time to time in routine litigation incidental to our business. We do not believe that we are a party to any material pending litigation that in our opinion is likely to have a material adverse effect on our consolidated financial condition, results of operations or cash flows.

PROPERTIES

     The Bank's principal office occupies 2.40 acres of ground on the corner of 119(th) and Riley streets in Overland Park, Kansas. The construction of the building was completed in 1994 and consists of 38,031 square feet. The building and land are subject to third-party mortgage indebtedness in the original principal amount of $2.5 million. As of December 31, 1999, the outstanding principal amount of this indebtedness was $1.9 million.

     The Bank's Olathe, Kansas office occupies 0.93 acres of ground on the corner of Santa Fe and Ridgeview Streets. The construction of the building was completed in 1973, and consists of 4,116 square feet.

     The Bank's Shawnee, Kansas office currently occupies 425 square feet in a grocery store located at Highway K-7 and 55th Street. The Bank leases this space from CMI, Inc. under a lease with a primary term through January 18, 2002. The Bank expects that its permanent facility in Shawnee, Kansas will be completed during the third quarter of 2000. When completed, the building will consist of 4,000 square feet and will occupy 0.85 acres of land.

     In 1998, the Bank purchased approximately 1.34 acres of undeveloped land on the corners of K68 and US 69 Highway in Louisburg, Kansas, just south of Johnson County for potential future development as a full-service branch.

BVBC CAPITAL TRUST I

     BVBC Trust is a Delaware business trust. BVBC Trust will exist solely to:

     -  issue and sell its common securities to us;

     -  issue and sell its trust preferred securities to the public;

     - use the proceeds from the sale of its common securities and trust preferred securities to purchase the junior subordinated debentures from us;

     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities; and

     - engage in other activities that are necessary or incidental to these purposes.

                           REGULATION AND SUPERVISION

     Blue Valley and its subsidiaries are extensively regulated under both federal and state laws. Laws and regulations to which Blue Valley and the Bank are subject govern, among other things, the scope of business, investments, reserve levels, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers and consolidations and the payment of dividends. These laws and regulations are intended to protect depositors, not stockholders. Any change in applicable laws or regulations may have a material effect on Blue Valley's business and prospects, and legislative and policy changes may affect Blue Valley's operations. Blue Valley cannot predict the nature or the extent of the effects on its business and earnings that fiscal or monetary policies, economic controls or new federal or state legislation may have in the future.

     The following references to statutes and regulations affecting Blue Valley and the Bank are brief summaries only and do not purport to be complete and are qualified in their entirety by reference to the statutes and regulations.

RECENT LEGISLATION

     The enactment of legislation described below has significantly affected the banking industry generally and will have an on-going effect on Blue Valley and its subsidiaries in the future.

     GRAMM-LEACH-BLILEY ACT. The President signed the Gramm-Leach-Bliley Act into law on November 12, 1999. This major banking legislation expands the permissible activities of bank holding companies such as Blue Valley by permitting them to engage in activities, or affiliate with entities that engage in activities, that are "financial in nature." Activities that the Act expressly deems to be financial in nature include, among other things, securities and insurance underwriting and agency, investment management and merchant banking. The Federal Reserve and the Treasury Department, in cooperation with one another, must determine what additional activities are "financial in nature." With certain exceptions, the Gramm-Leach-Bliley Act similarly expands the authorized activities of subsidiaries of national banks. The provisions of the Gramm-Leach-Bliley Act authorizing the expanded powers became effective March 11, 2000.

     Bank holding companies that intend to engage in the newly authorized activities must elect to become "financial holding companies." Financial holding company status is only available to a bank holding company if all of its affiliated depository institutions are "well capitalized" and "well managed," based on applicable banking regulations, and have a Community Reinvestment Act rating of at least "a satisfactory record of meeting community credit needs." Financial holding companies and banks may continue to engage in activities that are financial in nature only if they continue to satisfy the well capitalized and well managed requirements. Bank holding companies that do not elect to be financial holding companies or that do not qualify for financial holding company status may engage only in non-banking activities deemed "closely related to banking" prior to adoption of the Gramm-Leach-Bliley Act.

     The Act also calls for "functional regulation" of financial services businesses in which functionally regulated subsidiaries of bank holding companies will continue to be regulated by the regulator that ordinarily has supervised their activities. As a result, state insurance regulators will continue to oversee the activities of insurance companies and agencies, and the Securities and Exchange Commission will continue to regulate the activities of broker-dealers and investment advisers, even where the companies or agencies are affiliated with a bank holding company. Federal Reserve authority to examine and adopt rules regarding functionally regulated subsidiaries is limited. The Act repeals some of the exemptions enjoyed by banks under federal securities laws relating to securities offered by banks and licensing of broker-dealers and investment advisers.

     The Gramm-Leach-Bliley Act imposes a new "affirmative and continuing" obligation on all financial service providers (not just banks and their affiliates) to safeguard consumer privacy and requires federal and state regulators, including the Federal Reserve and the FDIC, to establish standards to implement this privacy obligation. With certain exceptions, the Act prohibits banks from disclosing to non-affiliated parties any non-public personal information about customers unless the bank has provided the customer with certain information and the customer has had the opportunity to prohibit the bank from sharing the information with non-affiliates. The new privacy obligations become effective six months after the federal banking agencies adopt regulations establishing the privacy standards.

     Finally, the Act prevents companies engaged in commercial activities from acquiring savings institutions, requires public disclosure of any agreements between a depository institution and community groups regarding the institution's Community Reinvestment Act record, adopts amendments designed to modernize the Federal Home Loan Bank System and requires operators of automatic teller machines to disclose any fees charged to non-customers that use the machines.

     The Gramm-Leach-Bliley Act will be the subject of extensive rule making by federal banking regulators and others. The effects of this legislation will only begin to be understood over the next several years and at this time cannot be predicted with any certainty.

     ECONOMIC GROWTH AND REGULATORY PAPERWORK REDUCTION ACT OF 1996. The Economic Growth and Regulatory Paperwork Reduction Act of 1996 became law on September 30, 1996. This Act streamlined the non-banking activities application process for well-capitalized and well-managed bank holding companies by permitting qualified bank holding companies to commence an approved non-banking activity without prior notice to the Federal Reserve, although written notice is required within 10 days after commencing the activity. Also, the Act reduced the prior notice period to 12 days in the event of any non-banking acquisition or share purchase, assuming the size of the acquisition does not exceed 10% of risk-weighted assets of the acquiring bank holding company and the consideration does not exceed 15% of a bank holding company's Tier 1 capital. Among other matters, the Economic Growth and Regulatory Paperwork Reduction Act also:

     - Provided for the recapitalization of the Savings Association Insurance Fund of the FDIC (most of the members of which are, or were formerly, savings associations or savings banks) in order to bring it into parity with the FDIC's Bank Insurance Fund;

     -  Amended the Federal Fair Credit Reporting Act;

     - Eliminated prior federal regulatory approval requirements for new officers and directors for recently organized banks and banks that have recently undergone a change of control;

     - Amended the laws governing loans to bank insiders to permit them to participate in employee-wide programs offered by the bank; and

     - Amended laws governing officer and director interlocks among unaffiliated depository institutions to permit such interlocks under a greater number of circumstances.

     RIEGLE-NEAL INTERSTATE BANKING AND BRANCHING EFFICIENCY ACT OF 1994. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 authorized bank holding companies to expand, by acquiring existing banks, into all states, even those which had theretofore restricted entry. The legislation also provides that a holding company may convert the banks it owns in different states to branches of a single bank, unless a state has elected to prohibit these interstate transactions. Statewide branching is permitted under Kansas law, however, out of state banks may establish branches in Kansas only through mergers with banks already located in Kansas. The federal legislation also establishes limits on acquisitions by large banking organizations, providing that no acquisition may be undertaken if it would result in the organization having deposits exceeding either 10% of all bank deposits in the United States or 30% of the bank deposits in the state in which the acquisition would occur.

BANK HOLDING COMPANY REGULATION

     Blue Valley is a bank holding company registered under the Bank Holding Company Act of 1956. Under the Bank Holding Company Act, Blue Valley is subject to periodic examination by the Federal Reserve and is required to file periodic reports of its operations and such additional information as the Federal Reserve may require.

     INVESTMENTS AND ACTIVITIES. A bank holding company must obtain approval from the Federal Reserve before:

     - Acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after the acquisition, it would own or control more than 5% of the shares of the bank or bank holding company (unless it already owns or controls the majority of the shares);

     - Acquiring all or substantially all of the assets of another bank or bank holding company; or

     -  Merging or consolidating with another bank holding company.

     The Federal Reserve will not approve any acquisition, merger or consolidation that would have a substantially anticompetitive result unless the anticompetitive effects of the proposed transaction are clearly outweighed by a greater public interest in meeting the convenience and needs of the community to be served. The Federal Reserve also considers capital adequacy and other financial and managerial factors in reviewing acquisitions or mergers.

     With certain exceptions, a bank holding company is also prohibited from:

     - Acquiring or retaining direct or indirect ownership or control of more than 5% of the voting shares of any company that is not a bank or bank holding company; and

     - Engaging, directly or indirectly, in any business other than that of banking, managing and controlling banks or furnishing services to banks and their subsidiaries.

     Bank holding companies may, however, engage in businesses found by the Federal Reserve to be closely related to the business of banking or of managing or controlling banks. These activities include making or servicing loans and certain types of leases, engaging in certain insurance and discount brokerage activities, performing certain data processing services, acting in certain circumstances as a fiduciary or investment or financial advisor, owning savings associations and making investments in corporations or projects designed to promote community welfare. Blue Valley would be authorized to engage in the expanded activities permitted under the Gramm-Leach-Bliley Act if it elects to become a "financial holding company" and otherwise qualifies for financial holding company status.

     Finally, subject to certain exceptions, the Bank Holding Company Act and the Change in Bank Control Act, and the Federal Reserve's implementing regulations, require Federal Reserve approval prior to any acquisition of "control" of a bank holding company, such as Blue Valley. In general, a person or company is presumed to have acquired control if it acquires 10% of the outstanding shares of a bank or bank holding company and is conclusively determined to have acquired control if it acquires 25% or more of the outstanding shares of a bank or bank holding company.

     SOURCE OF STRENGTH. The Federal Reserve expects Blue Valley to act as a source of financial strength and support for the Bank and to take measures to preserve and protect the Bank in situations where additional investments in the Bank may not otherwise be warranted. The Federal Reserve may require a bank holding company to terminate any activity or relinquish control of a non-bank subsidiary (other than a non-bank subsidiary of a bank) upon the Federal Reserve's determination that the activity or control constitutes a serious risk to the financial soundness or stability of any subsidiary depository institution of the bank holding company. Further, federal bank regulatory authorities have additional discretion to require a bank holding company to divest itself of any bank or non-bank subsidiary if the agency determines that divestiture may aid the depository institution's financial condition. Blue Valley Building is Blue Valley's only direct subsidiary that is not a bank.

     CAPITAL REQUIREMENTS. The Federal Reserve uses capital adequacy guidelines in its examination and regulation of bank holding companies and banks. If the capital falls below minimum guideline levels, a bank holding company, among other things, may be denied approval to acquire or establish additional banks or non-bank businesses. The Federal Reserve's capital guidelines establish a risk-based requirement expressed as a percentage of total risk-weighted assets and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of stockholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3%.

     The risk-based and leverage standards presently used by the Federal Reserve are minimum requirements, and higher capital levels may be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions, which is Tier 1 capital less all intangible assets, well above the minimum levels.

     DIVIDENDS. The Federal Reserve has issued a policy statement concerning the payment of cash dividends by bank holding companies. The policy statement provides that a bank holding company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which could only be funded in ways that weakened the bank holding company's financial health, such as by borrowing. Also, the Federal Reserve possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.

BANK REGULATIONS

     The Bank operates under a Kansas state bank charter and is subject to regulation by the Kansas Banking Department and the FDIC. The Kansas Banking Department and the FDIC regulate or monitor all areas of the Bank's operations, including capital requirements, issuance of stock, declaration of dividends, interest rates, deposits, record keeping, establishment of branches, acquisitions, mergers, loans, investments, borrowing, security devices and procedures and employee responsibility and conduct. The Kansas Banking Department places limitations on activities of the Bank including the issuance of capital notes or debentures and the holding of real estate and personal property and requires the Bank to maintain a certain ratio of reserves against deposits. The Kansas Banking Department requires the Bank to file a report annually showing receipts and disbursements of the Bank, in addition to any periodic report requested.

     DEPOSIT INSURANCE. The FDIC, through its Bank Insurance Fund, insures the Bank's deposit accounts to a maximum of $100,000 for each insured depositor. The FDIC, through its Savings Association Insurance Fund, insures certain deposit accounts acquired by the Bank in 1994 from a branch of a failed savings institution. These deposit accounts are insured to a maximum of $100,000 for each insured depositor. The FDIC bases deposit insurance premiums on the perceived risk each bank presents to its deposit insurance fund and currently range from zero (for banks in the lowest risk-based premium category) to 27 cents for each $100 of insured deposits (for banks in the highest risk-based premium category). In addition, all Bank Insurance Fund-insured and Savings Association Insurance Fund-insured institutions currently pay an assessment of
2.08 cents for each $100 of insured deposits to service debt issued by the Financing Corporation, a federal agency established to finance the recapitalization of the former Federal Savings and Loan Insurance Corporation. The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital. Management is not aware of any activity or condition that could result in termination of the deposit insurance of the Bank.

     CAPITAL REQUIREMENTS. The FDIC has established the following minimum capital standards for state-chartered, insured non-member banks, such as the
Bank: (1) a leverage requirement consisting of a minimum ratio of Tier 1 capital to total assets of 3%; and (2) a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be

Tier 1 capital. These capital requirements are minimum requirements, and higher capital levels may be required if warranted by the particular circumstances or risk profiles of individual institutions.

     The federal banking regulators also have broad power to take "prompt corrective action" to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends upon whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Under the prompt corrective action rules, an institution is:

     - "Well-capitalized" if the institution has a total risk-based capital ratio of 10% or greater, a Tier 1 risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and the institution is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure;

     - "Adequately capitalized" if the institution has a total risk-based capital ratio of 8% or greater, a Tier 1 risk-based capital ratio of 4% or greater, and a leverage ratio of 4% or greater;

     - "Undercapitalized" if the institution has a total risk-based capital ratio that is less than 8%, a Tier 1 risk-based capital ratio that is less than 4%, or a leverage ratio that is less than 4%;

     - "Significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3%, or a leverage ratio that is less than 3%; and

     - "Critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2%.

     The federal banking regulators must take prompt corrective action with respect to capital deficient institutions. Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include:

     - Placing limits on asset growth and restrictions on activities, including the establishing of new branches;

     - Requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired;

     -  Restricting transactions with affiliates;

     -  Restricting the interest rate the institution may pay on deposits;

     -  Requiring that senior executive officers or directors be dismissed;

     -  Requiring the institution to divest subsidiaries;

     -  Prohibiting the payment of principal or interest on subordinated debt;
        and

     -  Appointing a receiver for the institution.

     Companies controlling an undercapitalized institution are also required to guarantee the subsidiary institution's compliance with the capital restoration plan subject to an aggregate limitation of the lesser of 5% of the institution's assets at the time it received notice that it was undercapitalized or the amount of the capital deficiency when the institution first failed to meet the plan. The Federal Deposit Insurance Act generally requires the appointment of a conservator or receiver within 90 days after an institution becomes critically undercapitalized.

     As of March 31, 2000, the Bank had capital in excess of the requirements for a "well-capitalized" institution.

     INSIDER TRANSACTIONS. The Bank is subject to restrictions on extensions of credit to executive officers, directors, principal stockholders or any related interest of these persons. Extensions of credit must be made on substantially the same terms, including interest rates and collateral as the terms available for third parties and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is also subject to lending limits and restrictions on overdrafts to these persons.

     COMMUNITY REINVESTMENT ACT REQUIREMENTS. The Community Reinvestment Act of 1977 requires that, in connection with examinations of financial institutions within their jurisdiction, the federal banking regulators must evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those banks. These factors are also considered in evaluating mergers, acquisitions and applications to open a branch or facility. In its most recent examination, the Bank received a rating of "outstanding record of meeting community credit needs." This is the highest rating a bank may receive.

     STATE BANK ACTIVITIES. With limited exceptions, FDIC-insured state banks, like the Bank, may not make or retain equity investments of a rate or in an amount that are not permissible for national banks and also may not engage as a principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines that the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member.

     REGULATIONS GOVERNING EXTENSIONS OF CREDIT. The Bank is subject to restrictions on extensions of credit to Blue Valley and on investments in Blue Valley's securities and using those securities as collateral for loans. These regulations and restrictions may limit Blue Valley's ability to obtain funds from the Bank for its cash needs, including funds for acquisitions and for payment of dividends, interest and operating expenses. Further, the Bank Holding Company Act and Federal Reserve regulations prohibit a bank holding company and its subsidiaries from engaging in various tie-in arrangements in connection with extensions of credit, leases or sales of property or furnishing of services.

     RESERVE REQUIREMENTS. The Federal Reserve requires all depository institutions to maintain reserves against their transaction accounts and non-personal time deposits. Reserves of 3% must be maintained against net transaction accounts of $44.3 million or less (subject to adjustment by the Federal Reserve) and an initial reserve of $1,329,000 plus 10% (subject to adjustment by the Federal Reserve to a level between 8% and 14%) must be maintained against that portion of net transaction accounts in excess of this amount. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements.

OTHER REGULATIONS

     Interest and various other charges collected or contracted for by the Bank are subject to state usury laws and other federal laws concerning interest rates. The Bank's loan operations are also subject to federal laws applicable to credit transactions. The federal Truth in Lending Act governs disclosures of credit terms to consumer borrowers. The Home Mortgage Disclosure Act of 1975 requires financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves. The Equal Credit Opportunity Act prohibits discrimination on the basis of race, creed or other prohibited factors in extending credit. The Fair Credit Reporting Act of 1978 governs the use and provision of information to credit reporting agencies. The Fair Debt Collection Act governs the manner in which consumer debts may be collected by collection agencies. The various federal agencies charged with the responsibility of implementing these federal laws have adopted various rules and regulations. The deposit operations of the Bank are also subject to the Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records, and the Electronic Funds Transfer Act, and Regulation E issued by the Federal Reserve to implement that Act, which govern automatic deposits to and withdrawals from the use of ATMs and other electronic banking services.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Blue Valley board of directors is divided into three classes as nearly equal in number as the total number of directors constituting the entire board of directors permits. In order to implement this staggered board, at the 2000 annual meeting, the directors of class 1 were elected to hold office for a term of one year, the directors of class 2 were elected to hold office for a term of two years, and the directors of class 3 were elected to hold office for a term of three years. Thereafter, at each succeeding annual meeting, the directors of each class that are elected will serve a three-year term, and will continue to hold office until their successors are elected and qualified. All of our directors are also directors of the Bank, except Messrs. Henry and McDonnell. Ms. Dotson and Messrs. Bodker and Stein are directors of the Bank, but not of Blue Valley. Each of our directors has been elected for a term to expire at the next annual meeting. None of our executive officers have employment contracts assuring continued employment.

     For each of our directors, the additional directors of the Bank and our executive officers, we have set forth below their ages as of April 30, 2000, and their principal positions with Blue Valley.

NAME                                   AGE                          POSITIONS
----                                   ---                          ---------
Directors
Robert D. Regnier....................  51    President, Chief Executive Officer and Chairman of the
                                             Board of Directors of Blue Valley; President, Chief
                                             Executive Officer
                                             and Director of the Bank
Donald H. Alexander..................  61    Director of Blue Valley and the Bank
Wayne A. Henry, Jr...................  47    Director of Blue Valley
C. Ted McCarter......................  63    Director of Blue Valley and Chairman of the Board of
                                             Directors of the Bank
Thomas A. McDonnell..................  54    Director of Blue Valley

Additional Directors of the Bank
Harvey S. Bodker.....................  64    Director of the Bank
Suzanne E. Dotson....................  53    Director of the Bank
Stewart M. Stein.....................  49    Director of the Bank

Executive Officers who are not
  Directors
John K. Doull........................  39    Executive Vice President and Chief
                                             Lending Officer of the Bank
Mark A. Fortino......................  33    Senior Vice President and Chief
                                             Financial Officer of the Bank;
                                             Treasurer of Blue Valley
Nancy A. Taylor......................  56    Senior Vice President - Mortgage
                                             Banking of the Bank
Gregory J. Motley....................  43    Senior Vice President - Retail
                                             Division Manager of the Bank
Penny T. Hershman....................  56    Senior Vice President - Signature
                                             Financial Services and
                                             Marketing of the Bank
Bonnie M. McConnaughy................  40    Vice President and Cashier of the
                                             Bank

     Below we have provided information regarding the principal occupations and business experience of each director and executive officer of Blue Valley and the additional directors of the Bank named above. Unless otherwise indicated, each person has held the indicated positions for at least the past five years. Except as otherwise indicated below, there are no reportable family relationships among our directors and executive officers.

     ROBERT D. REGNIER has been a director and the President and Chief Executive Officer of Blue Valley and the Bank since their formation in 1989. He has also been the sole director and President and Chief Executive Officer of Blue Valley Investment since its formation in 1995, and of Blue Valley Building since its formation in 1994. Prior to joining Blue Valley, Mr. Regnier held various managerial positions with Boatmen's Bank and Trust and Boatmen's First National Bank of Kansas City. Mr. Regnier has nearly 30 years of experience in a number of banking areas, including lending, investments, personnel, administration, trust, operations, new business development and mergers.

     DONALD H. ALEXANDER has been a director of Blue Valley and member of its Audit Committee since 1992. Mr. Alexander has also been a director of the Bank since its formation in 1989. Mr. Alexander is a private investor with a background in commercial banking. In addition to his positions with Blue Valley and the Bank, Mr. Alexander has also been Chairman of Ventaire Corporation in Tulsa, Oklahoma, a metal fabrication company, since 1989; Chairman of Tulsa Power, LLC in Tulsa, Oklahoma, a machinery fabrication company, since 1988; Chairman of Huebert Fiberboard Corp. in Boonville, Missouri, a manufacturing company, since 1996; a director of BHA Group, Inc. in Raytown, Missouri, an air pollution control equipment manufacturer, since 1986; and President and director of Alexander & Associates, Inc. in Kansas City, Missouri, a private investment company, since 1987.

     WAYNE A. HENRY, JR. has been a director of Blue Valley since 1992. Mr. Henry has also been the President and Treasurer and a director of Personal Financial Designs, Inc. in Holden Missouri, a registered investment advisory firm providing portfolio management and financial planning services, since 1986. Mr. Henry is a licensed financial planning practitioner and has served on the board of directors of the Kansas City Chapter of the International Association of Financial Planning and as President and Chairman of the Heart of America Society of the Institute of Certified Financial Planners.

     C. TED MCCARTER has been a director of Blue Valley since 1992. Mr. Carter has also been the Chairman of the board of directors of the Bank and a member of the Loan Committee, Trust Committee and Audit Committee of the Bank since 1990. He has served as the Chairman of Agency Premium Resource in Lenexa, Kansas, an insurance premium finance company, since 1990; the Chairman and President of Valley Investment Co. in Mission Woods, Kansas, a consulting company, since 1990; a director and co-owner of Huebert Fiberboard Co. in Boonville, Missouri, a manufacturing company, since 1990; and a director and co-owner of Emco Specialty Products, Inc. in Kansas City, Kansas, a manufacturing company, since 1990. Mr. McCarter has a background in commercial banking having served as President, Chief Executive Officer, and director of Boatmen's Bank in Kansas City from 1974 to 1990. He has also served as a director of Century Acceptance Corporation of Kansas City and Boatmen's Bancshares of St. Louis.

     THOMAS A. MCDONNELL has been a director of Blue Valley since 1996. Mr. McDonnell has also served as Chief Executive Officer of DST Systems, Inc. in Kansas City, Missouri, a transfer agent for mutual funds, stocks and bonds, since 1984, and as a director of DST since 1971. From August 1983 to November 1995, Mr. McDonnell was Executive Vice President and a director of Kansas City Southern Industries, Inc. in Kansas City, Missouri, a holding company and the former parent of DST. Mr. McDonnell has also been a director of Informix Corp. in Menlo Park, California, a developer, manufacturer and marketer of relational database management systems, connectivity interfaces and gateways, since 1988; a director of BHA Group, Inc. in Kansas City, Missouri, a manufacturer of pollution control devices, since 1993; a director of Computer Sciences Corporation in El Segundo, California, an information technology company, since 1997; a director of Euronet Services, Inc. in Budapest, Hungary, an operator of automatic teller machines, since 1997; a director of Janus Capital Corporation in Denver, Colorado, a registered investment advisor, since 1985.

     HARVEY S. BODKER has been a director of the Bank since its formation in 1989. Mr. Bodker has been the President of Bodker Realty, Inc. in Prairie Village, Kansas, a commercial real estate brokerage, management and development company, since 1971. He has also been the managing partner of Rosewood Development Co. in Prairie Village, Kansas, a developer of small office buildings since 1978. Mr. Bodker is very active in the community having served on several boards including the Heart of America Boy Scout Board for over 25 years, the Menorah Medical Center Board of Trustees, Cosmopolitan Club of Johnson County, and Chairman of the Overland Park Civil Service Commission. Mr. Bodker has also served on the Kansas Real Estate Commission under two governors, the Overland Park Planning Commission, the Leawood Board of Zoning Appeals, the Sunflower State Private Industry Council, and on the Overland Park Chamber of Commerce.

     SUZANNE E. DOTSON has been a director of the Bank since 1993. Ms. Dotson is a community volunteer with a background in community banking. She has also been a director of the Brain Injury Association of Kansas and Greater Kansas City in Kansas City, Missouri, a non-profit association dedicated to brain injury prevention, research, education and advocacy, since 1992; and a director of Wayside Waifs in Kansas City, Missouri, an animal shelter and humane society dedicated to humane education and providing temporary housing for lost, abandoned, abused and unwanted animals, since 1998. Prior to joining the Bank in 1993, Ms. Dotson served as senior vice president of commercial lending at Boatmen's First National Bank of Kansas City and executive vice president of lending at First Continental Bank and Trust in the Kansas City area.

     STEWART M. STEIN has been a director of the Bank since its formation in 1989. Mr. Stein is a real estate, commercial and collections attorney. He has been a partner with the law firm of Morrison & Hecker LLP in Overland Park, Kansas, since 1997. Mr. Stein was managing partner of the law firm of Buck, Bohm & Stein, P.C. in Overland Park, Kansas, from 1981 to 1997.

     JOHN K. DOULL has been with the Bank since 1989 and is currently the Executive Vice President and Chief Lending Officer of the Bank, and a member of the Bank's Discount Committee, Trust Committee, Audit Committee, Risk Management Committee and Compliance Committee. As such, he is primarily responsible for overseeing the lending function of the Bank. He is also responsible for strategic planning, risk management, funds management and developing future plans for the Bank. Mr. Doull has over 15 years experience in banking. Prior to joining Blue Valley, he was a commercial loan officer at Boatmen's First National Bank of Kansas City. Mr. Doull is also currently the Board President and a member of the Administrative Team at Indian Creek Community Church in Olathe, Kansas. He is also the past treasurer of the Johnson County Housing Coalition.

     MARK A. FORTINO has been Treasurer of Blue Valley, Blue Valley Investment and Blue Valley Building, and Senior Vice President and Chief Financial Officer of the Bank since May, 1998. As such, he is responsible for oversight of all financial reporting and analysis for Blue Valley, as well as oversight of human resources, technology and administrative functions. Mr. Fortino also serves on the Technology Committee and Communications/Moral Committee of the Bank. Mr. Fortino is a certified public accountant, and for ten years prior to joining Blue Valley, served in various positions, including Audit Manager, at Baird, Kurtz & Dobson, a public accounting firm in Kansas City, Missouri. His prior experience includes bank consulting and auditing, bank mergers and acquisitions, public securities offerings and periodic SEC reporting. Mr. Fortino is a member of the Missouri Society of CPAs and the American Institute of CPAs. Mr. Fortino is also a Board member and Chairman of the Finance Committee of the Girl Scouts of Midcontinent Council and a member of the University of Kansas Division of Accounting and Information Systems Advisory Council.

     NANCY A. TAYLOR has been with the Bank since 1989 and is currently Senior Vice President -- Mortgage Banking of the Bank. As such, Ms. Taylor is responsible for mortgage loan origination (both conforming and non-conforming), mortgage loan operations, the sale of mortgage loans in the secondary market and consumer construction loans for the Bank. Ms. Taylor has over 24 years of banking experience.

     GREGORY J. MOTLEY. has been with the Bank since 1999 and is currently Senior Vice President -- Retail Division Manager. As such, he is responsible for retail sales at all three Bank locations. Mr. Motley has over 20 years of banking experience and during 1999, served as Senior Vice President, Branch Manager of Security Savings Bank, FSB of Olathe, Kansas. Mr. Motley served as President, East Region, of First National Bank, Medicine Lodge, in Overland Park, Kansas, from 1996 to 1998, Senior Vice President of Bank of America, in Kansas City, Missouri, from 1984 to 1996, and Vice President of Security State Bank, Weatherford, Oklahoma, from 1982 to 1984. Mr. Motley began his career with the Federal Reserve Bank of Kansas City, Missouri, as an Assistant Bank Examiner from 1979 to 1982. Mr. Motley is also a co-founder and owner of Integrity Management, Inc., in Leawood, Kansas, a business consulting firm specializing in structural issues and business ethics.

     PENNY T. HERSHMAN has been with the Bank since 1997 and is currently Senior Vice President of Signature Financial Services and Marketing. As such, she directs the functions for trust services, Invest, private banking, the call center and the Bank's overall marketing. Prior to joining the Bank, Ms. Hershman served as principal of Tapco Consulting in Novato, California, a consulting firm, where she specialized in banking, management and marketing. From 1984 to 1995, Ms. Hershman served in various positions at Novato National Bank in Novato, California, including President and Chief Executive Officer. Ms. Hershman began her career at Metcalf Bank in Overland Park, Kansas, where she advanced from teller to director and Senior Vice President/Cashier.

     BONNIE M. MCCONNAUGHY has been with the Bank since 1990 and is currently Vice President, Cashier, Security Officer and Bank Security Act Officer of the Bank, and a member of the Bank's Compliance Committee, Technology Committee and Planning Committee. As such, her primary responsibilities include deposit operations, teller functions, and developing and implementing new products for the Bank. Ms. McConnaughy has over 18 years of banking experience.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Blue Valley board of directors has a standing Audit Committee, which reports to the full board of directors in discharging its responsibilities relating to our accounting, reporting and financial control practices. The Audit Committee has general responsibility for oversight of financial controls, as well as our accounting, regulatory and audit activities, and annually reviews the qualifications of our independent auditors. The current members of the Audit Committee are Messrs. Alexander, McCarter, Henry and Stein.

     The Blue Valley board of directors does not currently have a standing Nominating Committee or Compensation Committee. The full Blue Valley board of directors nominates persons to serve as directors of Blue Valley. The compensation of the executive officers and employees of the Bank is determined jointly by the full boards of directors of Blue Valley and the Bank.

COMPENSATION OF EXECUTIVE OFFICERS

     The Summary Compensation Table below provides summary information concerning compensation that we paid or accrued during 1999, 1998 and 1997 to or on behalf of our Chief Executive Officer and the three other highest paid executive officers whose salary and bonus for 1999 was in excess of $100,000:

                                                                       ANNUAL COMPENSATION (1)
                                                           -----------------------------------------------
                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                   OTHER       SECURITIES       ALL
                                                                                   ANNUAL      UNDERLYING      OTHER
NAME AND PRINCIPAL POSITIONS                       YEAR     SALARY      BONUS     COMP.(2)      OPTIONS       COMP.(3)
----------------------------                       ----    --------    -------    --------    ------------    --------
Robert D. Regnier..............................    1999    $185,000    $85,000    $17,322        14,000        $   --
  President, Chief Executive Officer and           1998     170,000     80,000     16,285        15,160         7,519
  Chairman of the Board of Directors of Blue       1997     150,000     80,000     18,129        16,000            --
  Valley; Chief Executive Officer and
  Director of the Bank
John K. Doull..................................    1999    $115,000    $80,000    $17,322        10,000        $   --
  Executive Vice President and Chief Lending       1998     105,000     55,000     16,285        11,156            --
  Officer of the Bank                              1997      95,000     50,000     16,529        12,000            --
Mark A. Fortino................................    1999    $ 82,500    $25,000    $ 7,172         4,000        $   --
  Treasurer of Blue Valley; Senior Vice            1998      50,000     12,000         --         6,800            --
  President and Chief Financial Officer of         1997          --         --         --            --            --
  the Bank
Nancy A. Taylor................................    1999    $ 65,000    $40,000    $11,367         3,000        $   --
  Senior Vice President -- Mortgage Banking        1998      60,000     35,000      9,948         2,800         2,077
  of the Bank                                      1997      55,000     27,500      9,415         4,000            --

---------------

(1) Annual compensation does not include the cost to us of benefits executive officers receive in addition to salary and cash bonuses. The aggregate amounts of these personal benefits, however, did not exceed the lesser of either $50,000 or 10% of the total annual compensation of each named executive officer.

(2) Includes the amount of our contributions to our Profit Sharing Plan allocated to the accounts of each of the named executive officers.

(3) Includes amounts paid for unused vacation.

GRANTS OF STOCK OPTIONS

     The following table sets forth information with respect to the executive officers identified in the prior table concerning the grants of options during 1999.

                        AGGREGATED OPTION GRANTS IN 1999

                                                                              POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES
                                                                                    OF STOCK PRICE
                                                                                APPRECIATION FOR OPTION
                                          INDIVIDUAL GRANTS                              TERM
                          -------------------------------------------------   ---------------------------
          (A)                (B)           (C)          (D)         (E)          (F)              (G)
                          NUMBER OF     % OF TOTAL
                          SECURITIES     OPTIONS      EXERCISE
                          UNDERLYING    GRANTED TO    OR BASE
                           OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION
NAME                      GRANTED(#)   FISCAL YEAR     ($/SH)       DATE        5% ($)           10%($)
----                      ----------   ------------   --------   ----------   ----------       ----------
Robert D. Regnier.......    14,000        21.88%      $14.375    12/16/2009    $126,560         $320,740
John K. Doull...........    10,000        15.63%      $14.375    12/16/2009    $ 90,400         $229,100
Mark A. Fortino.........     4,000         6.25%      $14.375    12/16/2009    $ 36,160         $ 91,640
Nancy A. Taylor.........     3,000         4.69%      $14.375    12/16/2009    $ 27,120         $ 68,730

EXERCISES OF STOCK OPTIONS

     The following table sets forth information with respect to the executive officers identified in the prior table concerning the exercise of options during 1999, and unexercised options held as of December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                          1999 YEAR-END OPTION VALUES

                                                                                                VALUE OF UNEXERCISED
                                         NUMBER OF                           NUMBER OF          IN-THE-MONEY OPTIONS
                                          SHARES                       UNEXERCISED OPTIONS AT       AT YEAR-END:
                                         ACQUIRED                      YEAR-END: EXERCISABLE/       EXERCISABLE/
NAME                                    ON EXERCISE   VALUE REALIZED       UNEXERCISABLE          UNEXERCISABLE(1)
----                                    -----------   --------------   ----------------------   --------------------
Robert D. Regnier...............               --              --             29,160/--            $   47,375/$--
John K. Doull...................               --              --             --/21,156            $   --/$34,863
Mark A. Fortino.................               --              --              --/6,800            $    --/$8,750
Nancy A. Taylor.................               --              --           4,000/5,800            $27,500/$8,750

---------------

(1) The estimated fair value of our common stock at December 31, 1999 was $14.375.

1998 EQUITY INCENTIVE PLAN

     In April, 1998, our board of directors and stockholders approved the Blue Valley Ban Corp 1998 Equity Incentive Plan (the "Plan"), which superceded our 1994 Stock Option Plan. The Plan is administered by our full board of directors. The Plan authorizes our board of directors to grant equity awards to substantially all of our employees and directors. The total number of shares of our common stock reserved for awards under the Plan is 215,284. Awards granted under the Plan may consist of any of the following:

     - incentive stock options and nonqualified stock options, which entitle the holder to purchase a stated number of shares of our common stock;

     -  restricted shares of our common stock, which are subject to forfeiture;
        and

     - deferred share units, which entitle the holder to receive a future cash payment equal to the increase in the value of shares of our common stock.

     The period of any award granted under the Plan may not exceed ten years, and awards vest based on the determination by our board of directors. The exercise price of any incentive stock option granted under the Plan may not be less than the fair market value of a share of our common stock on the date of grant. The exercise price of any nonqualified stock option may be less than, greater than or equal to the fair market value of a share of our common stock on the grant date. The consideration to be received by Blue Valley in exchange for any award of restricted shares may not be less than the minimum amount for which our shares of common stock can be issued under Kansas law. The initial value of a deferred share unit generally will equal the fair market value of a share of our common stock on the grant date. The Plan provides for increases in the number of shares and to the exercise price, if applicable, in the event of a declaration of a stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of shares of our common stock.

     The Plan further provides that in most instances unvested restricted share or deferred share unit awards and any unexercised options are forfeited upon the termination of the recipient's employment with Blue Valley for cause. If employment is terminated due to an award recipient's death or disability, unvested awards generally vest, and in the case of options, may be exercised within 12 months thereafter. If employment is terminated for any other reason, unvested options, restricted shares and deferred share units are generally forfeited, and vested options may be exercised within three months after the termination of employment.

DIRECTOR COMPENSATION

     We pay each of our nonemployee directors a fee of $1,500 for each meeting of our board of directors, and a fee of $350 for each committee meeting, that he attends in person. Directors are also eligible to receive stock options, restricted stock and deferred share unit grants under our 1998 Equity Incentive Plan. In 1999, each nonemployee director of Blue Valley received options to purchase 2,000 shares of our common stock. Mr. Regnier received options to purchase 14,000 shares of our common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All of our executive officers and employees are employed by the Bank and do not receive separate compensation for positions held with Blue Valley, Blue Valley Investment or Blue Valley Building. Executive compensation is determined jointly by the full boards of directors of Blue Valley and the Bank. During 1999, Robert D. Regnier, who is a director of Blue Valley and the Bank, and President and Chief Executive Officer of Blue Valley and the Bank, Mark A. Fortino, who is Senior Vice President and Chief Financial Officer of the Bank and Treasurer of Blue Valley, and John K. Doull who is Executive Vice
President -- Lending of the Bank, participated in the deliberations of the boards of directors of Blue Valley and the Bank concerning executive compensation. There are no other reportable compensation committee interlocks or insider participation matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank periodically makes loans to our executive officers and directors, the members of their immediate families and companies that they are affiliated with. As of March 31, 2000, the Bank had aggregate loans to such persons of approximately $2.4 million, which represented 12.21% of our stockholders' equity of $19.6 million on that date. These loans:

     -  were made in the ordinary course of business;

     - were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and

     - did not involve more than the normal risk of collectibility or present other unfavorable features.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

BENEFICIAL OWNERSHIP OF SECURITIES

     The following table shows the common stock owned by directors and executive officers of Blue Valley and persons known by Blue Valley to beneficially own more than 5% of our outstanding common stock as of April 30, 2000. The address of each person listed below is 11935 Riley, Overland Park, Kansas 66225-6128. This information has been prepared based upon the SEC's "beneficial ownership" rules. Under these rules a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of a security, or investment power, which includes the power to dispose or to direct the disposition of a security. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares beneficially owned.

BENEFICIAL OWNER                                                   SHARES        PERCENTAGE
----------------                                                  ---------      ----------
Robert D. Regnier...........................................        475,644(1)     21.36%
Donald H. Alexander.........................................        129,864         5.83
Wayne A. Henry, Jr..........................................         93,880(1)      4.22
C. Ted McCarter.............................................         71,916(1)      3.23
Thomas A. McDonnell.........................................        133,284         5.99
John K. Doull...............................................         68,880         3.09
Mark A. Fortino.............................................          4,000         0.18
Nancy A. Taylor.............................................         32,820(1)      1.47
All directors and executive officers, 11 in number, as a
  group.....................................................      1,022,288(1)     45.91

---------------

(1) Includes options that are currently exercisable, or become exercisable within 60 days of April 30, 2000, to purchase from us the number of shares of common stock indicated for the following persons: Robert D. Regnier, 29,160; Wayne A. Henry, Jr. 5,500; C. Ted McCarter, 4,000; Nancy A. Taylor, 4,000; Penny T. Hershman, 4,000; and Bonnie M. McConnaughy, 8,000.

                 DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     The trust preferred securities and the common securities will be issued under the terms of the trust agreement of BVBC Trust. The trust agreement will be qualified as an indenture under the Trust Indenture Act. Initially, Wilmington Trust Company will be the property trustee and will act as trustee for the purpose of complying with the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement of BVBC Trust and those made part of the trust agreement by the Trust Indenture Act. The following is a summary of the material terms and provisions of the trust preferred securities and the trust agreement. Prospective investors in the trust preferred securities are urged to read all the provisions of the trust agreement, including the definitions in the trust agreement, and the Trust Indenture Act. The form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

GENERAL OVERVIEW

     Under the terms of the trust agreement of BVBC Trust, the administrative trustees will issue the trust preferred securities and the common securities, collectively, the trust securities. The trust preferred securities will represent preferred undivided beneficial interests in the assets of BVBC Trust. In most circumstances, the holders of the trust preferred securities will be entitled to a preference regarding distributions and amounts payable on redemption or liquidation over the common securities of BVBC Trust, and other benefits as described in the trust agreement.

     The trust preferred securities and the common securities will rank equally and be entitled to equal payment except as described under "Subordination of Common Securities of BVBC Trust Held by Blue Valley" below.

     Legal title to the junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of the trust securities. The trust preferred securities guarantee made by Blue Valley for the benefit of the holders of the trust preferred securities will be a guarantee on a subordinated basis and will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities if BVBC Trust does not have funds on hand available to make the payments. See "Description of Trust Preferred Securities Guarantee." If an event of default under the indenture has occurred and is continuing and the default is attributable to Blue Valley's failure to pay interest or principal on the junior subordinated debentures on the due date, a holder of trust preferred securities may sue Blue Valley directly for payment of principal and interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of the holder, which is referred to as a direct action. See "Description of the Junior Subordinated Debentures -- Enforcement of Rights by Holders of Trust Preferred Securities" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Trust Preferred Securities Guarantee."

QUARTERLY DISTRIBUTION PAYMENTS AND EXTENSIONS ON DISTRIBUTION PAYMENTS


     PAYMENT OF DISTRIBUTIONS. Distributions on the trust preferred securities will be payable at the annual rate of 10.375% of the stated liquidation amount of $8, payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, beginning September 30, 2000. The amount of each distribution due will include amounts accrued and unpaid through the date the distribution is due. Distributions on the trust preferred securities will be payable to the holders as they appear on the register of BVBC Trust on the relevant record date. As long as the trust preferred securities are in book-entry form, the relevant record date will be one business day prior to the relevant distribution date. If the trust preferred securities are not in book-entry form, the relevant record date will be the 15th day of the month in which the relevant distribution date occurs. The right to receive distributions will be cumulative from the date that BVBC Trust first issues the trust preferred securities.


     The amount of distributions payable for any period will be based on a 360-day year of twelve 30-day months. If any payment date is not a business day, the distribution will be made on the next business day. No additional interest or other payment will be due to the holders for this delay. If, however, the next business day falls in the next calendar year, the distribution will be made on the immediately preceding business day. As used in this prospectus, a business day means any day other than a Saturday or a Sunday, or a day on which banking institutions in Delaware or Kansas are authorized or required by law or executive order to remain closed.

     The only funds of BVBC Trust available for distribution to the holders of its trust preferred securities will be payments by Blue Valley under the junior subordinated debentures. See "Description of Junior Subordinated Debentures." If Blue Valley does not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities. Blue Valley has guaranteed BVBC Trust's payment of distributions, if and to the extent BVBC Trust has legally available funds and cash sufficient to make these payments. For further information, see "Description of the Trust Preferred Securities Guarantee."


     EXTENSION PERIOD. Unless a debenture event of default has occurred and is continuing, Blue Valley has the right under the indenture to defer interest payments on the junior subordinated debentures at any time for up to 20 consecutive quarters, which is referred to as an extension period. However, no extension period may extend beyond the stated maturity of the junior subordinated debentures. During any extension period, quarterly distributions on the trust preferred securities will be also deferred by BVBC Trust. Distributions to which holders of trust preferred securities are entitled will accumulate additional amounts at the rate per year of 10.375%, compounded quarterly from the relevant distribution date. As used in this prospectus, the term "distributions" includes any additional accumulated amounts.


     During any extension period, Blue Valley may not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment regarding, any of its capital stock, which includes common and preferred stock, or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Blue Valley that rank equally with or junior to the junior subordinated debentures or make any payments regarding any other trust preferred securities guarantee that ranks equally with or junior to the junior subordinated debentures. These restrictions do not apply to:

     -  dividends or distributions in capital stock of Blue Valley;

     - dividends concerning the implementation of a stockholders' rights plan, or the issuance of stock under any plan of this type in the future, or the redemption or repurchase of any rights pursuant to this type of plan;

     -  payments under the trust preferred securities guarantee of Blue Valley;
        or

     - purchases of common stock for issuance under any contracts, benefit plans or similar arrangements with or for its directors, officers, employees or consultants.

     Prior to the termination of any extension period, Blue Valley may further extend the extension period, provided that the extension does not cause the extension period to exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, Blue Valley may begin a new extension period, subject to the above limitations. There is no limit on the number of times that Blue Valley may begin an extension period.

     Blue Valley has no current intention of having any extension periods.

REDEMPTION -- MANDATORY AND OPTIONAL RIGHTS OF BLUE VALLEY

     MANDATORY REDEMPTION OF TRUST PREFERRED SECURITIES. Upon the repayment or redemption at any time, in whole or in part, of any junior subordinated debentures, the property trustee will apply the proceeds to redeem a like amount of the trust securities at the redemption price, as defined below. For more information, see "Description of the Junior Subordinated
Debentures -- Redemption." If less than all of the junior subordinated debentures are to be repaid or redeemed on a redemption date, then the property trustee will redeem the trust preferred securities and common securities proportionately.

     OPTIONAL REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES. Blue Valley will have the right to redeem the junior subordinated debentures (1) beginning on September 30, 2005, in whole or in part at any time or (2) at any time, in whole, but not in part, if a tax event, an investment company event or a capital treatment event, as defined in the following paragraphs occurs. The redemption price will be equal to the accrued and unpaid interest on the redeemed junior subordinated debentures, plus 100% of the principal amount. These payments will be subject to the prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Description of the Junior Subordinated Debentures -- Redemption."

     TAX EVENT REDEMPTION, INVESTMENT COMPANY EVENT REDEMPTION, CAPITAL EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES. If a tax event, an investment company event or a capital treatment event occurs after BVBC Trust first issues the trust preferred securities and is continuing, Blue Valley may redeem the junior subordinated debentures in whole, but not in part. If Blue Valley redeems the junior subordinated debentures, BVBC Trust will be required to redeem the trust preferred securities and common securities in whole at the redemption price, as defined below, within 90 days following the occurrence of any of these events. In each case the redemption would be subject to receipt of prior approval by the Federal Reserve if then required under its applicable capital guidelines or policies. If any of these events has occurred and is continuing, and Blue Valley does not elect to redeem the junior subordinated debentures and cause a mandatory redemption of the trust securities or to liquidate BVBC Trust and cause the junior subordinated debentures to be distributed to holders of the trust securities in liquidation of BVBC Trust, the trust securities will remain outstanding. Also, additional sums, as defined below, may be payable on the junior subordinated debentures.

     A tax event requires the receipt by Blue Valley and BVBC Trust of a legal opinion to the effect that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

     - BVBC Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax regarding income received or accrued on the junior subordinated debentures;

     - interest payable by Blue Valley on the junior subordinated debentures is not, or within 90 days of the opinion, will not be, deductible by Blue Valley, in whole or in part, for United States federal income tax purposes; or

     - BVBC Trust is, or will be within 90 days of the date of the opinion, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

     An investment company event requires the receipt by Blue Valley and BVBC Trust of a legal opinion to the effect that, as a result of any change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, BVBC Trust is or will be considered an investment company required to be registered under the Investment Company Act.

     A capital treatment event requires the receipt by Blue Valley and BVBC Trust of a legal opinion to the effect that, as a result of any change or proposed change in the laws or regulations of the United States or any of its political subdivisions, or as a result of any official action or judicial decision interpreting the laws or regulations, there is more than an insubstantial risk that Blue Valley's ability to treat the trust preferred securities as Tier 1 capital or its equivalent for purposes of the Federal Reserve capital adequacy guidelines is impaired. However, the inability of Blue Valley to treat all or any portion of the liquidation amount of the trust preferred securities as Tier 1 capital will not constitute the basis for a capital treatment event if this inability results from Blue Valley having cumulative preferred stock, minority interests in consolidated subsidiaries, or any other class of security or interest which the Federal Reserve now or in the future may accord Tier 1 capital treatment in excess of the amount which may qualify for treatment as Tier 1 capital under applicable capital adequacy guidelines of the Federal Reserve. In addition, the distribution of junior subordinated debentures in connection with the dissolution of BVBC Trust will not in and of itself constitute a capital treatment event.

     Additional sums means any additional amounts that Blue Valley would be required to pay on the junior subordinated debentures so that the amount of distributions payable by BVBC Trust on the outstanding trust securities will not be reduced as a result of any additional taxes, duties, assessments and other governmental charges applicable to BVBC Trust.

     Like amount means (1) regarding a redemption of trust securities, trust securities having a liquidation amount, as defined below, equal to that portion of the principal amount of junior subordinated debentures to be contemporaneously redeemed under the indenture, allocated to the common securities and to the trust preferred securities based upon the relative liquidation amounts of these classes and the proceeds of which will be used to pay the redemption price of the trust securities, and (2) regarding a distribution of junior subordinated debentures to holders of trust securities in connection with a dissolution or liquidation of BVBC Trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the junior subordinated debentures are distributed.

     Liquidation amount means the stated amount of $8 per trust security.

     Redemption price means, regarding any trust security, the liquidation amount of the trust security, plus accumulated and unpaid distributions to the redemption date, allocated proportionately based on liquidation amounts, among the trust securities to be redeemed.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

     Subject to Blue Valley's having received prior approval of the Federal Reserve, Blue Valley will have the right to liquidate BVBC Trust at any time and, after payment of any liabilities of BVBC Trust as provided by applicable law, cause the junior subordinated debentures to be distributed to the holders of trust securities in liquidation of BVBC Trust. After the liquidation date fixed for any distribution of junior subordinated debentures for trust preferred securities:

     - the trust preferred securities will no longer be deemed to be outstanding;

     - the depositary or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon the distribution; and

     - any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities, and bearing interest equal to the accrued and unpaid distributions on the trust preferred securities, until the certificates are presented to the administrative trustees or their agent for reissuance.

     Blue Valley cannot assure you as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if BVBC Trust is dissolved. Accordingly, the trust preferred securities that you may purchase, or the junior subordinated debentures that you may receive if BVBC Trust is dissolved, may trade at a price that is less than the price you paid to purchase the trust preferred securities. If the junior subordinated debentures are distributed, Blue Valley is required to use its best efforts to list them on a national securities exchange or quotation system, but this requirement will not prevent Blue Valley from partially redeeming the junior subordinated debentures. If Blue Valley partially redeems the junior subordinated debentures, they may not qualify for listing on a national securities exchange or quotation system.

REDEMPTION PROCEDURES

     Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that BVBC Trust has funds on hand available for the payment of the redemption price. See "-- Subordination of Common Securities of BVBC Trust Held by Blue Valley" and "Description of the Trust Preferred Securities Guarantee."

     Notice of any redemption will be mailed between 30 and 60 days before the redemption date to each holder of trust securities at the holder's registered address. Unless BVBC Trust defaults in payment of the applicable redemption price, on and after the redemption date, distributions will cease to accrue on the trust preferred securities called for redemption.

     If BVBC Trust gives a notice of redemption regarding the trust preferred securities, then, by 10:00 a.m., Delaware time, on the redemption date, the property trustee will pay the redemption price to the depositary, as the record holder of the trust preferred securities. The depositary will credit the redemption price to the participants for whom it holds the trust preferred securities. If the trust preferred securities are no longer in book-entry form, the property trustee will deposit with the paying agent for the trust preferred securities funds sufficient to pay the aggregate redemption price if it has funds available. The property trustee will give the paying agent irrevocable instructions and authority to pay the redemption price upon surrender of certificates evidencing the trust preferred securities. However, distributions payable on or prior to the redemption date will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the redemption price, but without interest on the redemption price, and the trust preferred securities will cease to be outstanding. If any date fixed for redemption of the trust preferred securities is not a business day, then payment of the redemption price payable on the date will be made on the next business day and without any interest or other payment for the delay. If, however, the next business day falls in the next calendar year, the payment will be made on the immediately preceding business day. If payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by BVBC Trust or by Blue Valley under the trust preferred securities guarantee, distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by BVBC Trust for the trust preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price. See "Description of the Trust Preferred Securities Guarantee."

     Subject to applicable law, including federal securities laws, Blue Valley may at any time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the trust preferred securities and any distribution of junior subordinated debentures to holders of trust preferred securities will be made to the applicable record holders as they appear on the register of the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption date, unless any trust preferred securities are not in book-entry form. If the trust preferred securities are not in book-entry form, the relevant record date for them will be a date at least 15 days prior to the redemption date. In the case of a liquidation, the record date will be established by the property trustee and be no more than 45 days before the liquidation date.

     If less than all of the trust securities are to be redeemed on a redemption date, then the aggregate redemption price for the trust securities to be redeemed will be allocated proportionately to the trust preferred securities and common securities based upon the relative liquidation amounts of these classes. The particular outstanding trust preferred securities to be redeemed will be selected by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions equal to $8 or an integral multiple of $8 of the liquidation amount of trust preferred securities. The property trustee will promptly notify the trust securities registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES OF BVBC TRUST HELD BY BLUE VALLEY

     Payment of distributions on, and the redemption price of, the trust preferred securities and common securities will be made proportionately based on the liquidation amounts of these securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no distributions on or redemption of the common securities will be made. Also, no other payment on account of the redemption, liquidation or other acquisition of the common securities will be made unless payment in full in cash of all distributions payable on all of the outstanding trust preferred securities are made, or in the case of redemption the full redemption price on all of the outstanding trust preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

     In the case of any event of default under the trust agreement resulting from a debenture event of default, Blue Valley as holder of the common securities will be deemed to have waived any right to act regarding any event of default until the effects of all events of default have been cured, waived or otherwise eliminated. Until any events of default have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of Blue Valley as holder of the common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTIONS UPON DISSOLUTION

     Blue Valley may at any time elect to dissolve BVBC Trust and cause the junior subordinated debentures to be distributed to the holders of the trust preferred securities. Before doing so, Blue Valley may need to obtain the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. See "Distribution of the Junior Subordinated Debentures" above.

     In addition, under the trust agreement, BVBC Trust will automatically dissolve at the expiration of its term and will dissolve earlier if one of the following events occurs: (1) events of bankruptcy, dissolution or liquidation of Blue Valley; (2) delivery by Blue Valley of written direction to the property trustee to dissolve BVBC Trust, which direction is optional and entirely within the discretion of Blue Valley; (3) redemption of all of the trust preferred securities as described under "-- Redemption -- Mandatory and Optional Rights of Blue Valley"; and (4) the entry of an order for the dissolution of BVBC Trust by a court (each, an "early termination").

     If an early termination occurs as described in clause (1), (2) or (4) above or at the end of the term of BVBC Trust, it will be liquidated by the trustees as expeditiously as the trustees determine to be possible. The liquidation will be made after payment of any creditors of BVBC Trust as provided by Section 3808(e) of the Delaware Business Trust Act and any other applicable law. In the liquidation, holders of the trust securities will receive a like amount of the junior subordinated debentures, unless this distribution is determined by the property trustee not to be practical. If the property trustee determines that a distribution of the junior subordinated debentures is not practical, then the holders of trust preferred securities will be entitled to receive an amount equal to the liquidation amount of $8 per trust security plus accrued and unpaid distributions thereon to the date of payment. This amount, payable out of the assets of BVBC Trust available for distribution, is referred to as the liquidation distribution. If the liquidation distribution can be paid only in part because BVBC Trust has insufficient assets available to pay the full aggregate liquidation distribution, then the amounts payable directly by BVBC Trust on the trust preferred securities will be paid on a proportionate basis. If a liquidation occurs, the holders of the common securities will be entitled to receive distributions proportionately with the holders of the trust preferred securities, unless a debenture event of default has occurred and is continuing. In that case, the trust preferred securities will have a priority over the common securities.

     Under current United States federal income tax law and interpretations and assuming, as expected, BVBC Trust is treated as a grantor trust, a distribution of the junior subordinated debentures should not be a taxable event to holders of the trust preferred securities. If there has been a change in law, a change in legal interpretation, a tax event or other circumstances, the distribution could be a taxable event to holders of the trust preferred securities. See "Material Federal Income Tax Consequences." If Blue Valley elects neither to redeem the junior subordinated debentures prior to maturity nor to liquidate BVBC Trust and distribute the junior subordinated debentures to holders of the trust preferred securities, the trust preferred securities will remain outstanding until the repayment of the junior subordinated debentures.

     If Blue Valley elects to dissolve BVBC Trust and cause the junior subordinated debentures to be distributed to holders of the trust preferred securities in liquidation of BVBC Trust, Blue Valley will continue to have the right to shorten the maturity of the junior subordinated debentures under most circumstances. See "Description of the Junior Subordinated Debentures -- General Overview."

EVENTS OF DEFAULT; NOTICE

     Any one of the following events that has occurred and is continuing constitutes an event of default under the trust agreement:

     - the occurrence of a debenture event of default under the indenture, see "Description of the Junior Subordinated Debentures -- Indenture Events of Default"; or

     - default by BVBC Trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days; or

     - default by BVBC Trust in the payment of any redemption price of any trust security when it becomes due and payable; or

     - default in the performance, or breach, in any material respect, of any covenant or warranty of the property trustee in the trust agreement, other than a default or breach in the performance of a covenant or warranty which is addressed in the previous two points above, and continuation of the default or breach, for a period of 60 days after there has been given, by registered or certified mail, to the property trustee by the holders of at least 25% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

     - the occurrence of events of bankruptcy or insolvency regarding the property trustee and the failure by Blue Valley to appoint a successor property trustee within 60 days.

     Within five business days after the property trustee learns that any event of default has occurred, the property trustee is required to transmit notice of the event of default to the holders of the trust preferred securities, the administrative trustees and Blue Valley, unless the event of default has been cured or waived. Blue Valley and the administrative trustees are required to file annually with the property trustee a certificate as to whether they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

     If a debenture event of default has occurred and is continuing, the trust preferred securities will have a preference over the common securities upon termination of BVBC Trust as described above. See "-- Liquidation Distribution Upon Termination." Upon a debenture event of default, unless the principal of all the junior subordinated debentures has already become due and payable, either the property trustee or the holders of not less than 25% in aggregate principal amount of outstanding junior subordinated debentures may declare all of the junior subordinated debentures to be due and payable immediately. Written notice must be given to Blue Valley, and to the property trustee, if given by holders of the junior subordinated debentures. If the property trustee or the holders of the junior subordinated debentures fail to declare the principal of all of the junior subordinated debentures due and payable upon a debenture event of default, the holders of at least 25% in liquidation amount of the trust preferred securities then outstanding will have the right to declare the junior subordinated debentures immediately due and payable. In either event, payment of principal and interest on the junior subordinated debentures will remain subordinated to the extent provided in the indenture. In addition, holders of the trust preferred securities have the right to bring a direct action as discussed below. See "Description of the Junior Subordinated
Debentures -- Enforcement of Rights by Holders of Trust Preferred Securities."

REMOVAL OF TRUSTEES

     Unless a debenture event of default has occurred and is continuing, any trustee may be removed at any time by the holder of the common securities of BVBC Trust. If a debenture event of default has occurred and is continuing, the property trustee, Delaware trustee or both may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Only Blue Valley as the holder of the common securities has these rights. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEES

     Unless an event of default has occurred and is continuing, at any time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of trust property may at the time be located, the holders of the common securities and the administrative trustees have power to appoint one or more persons either to act as (1) a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case, these trustees will have the powers which may be provided in the instrument appointing them, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case a debenture event of default has occurred and is continuing, the property trustee alone will have power to make the appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Generally, any person or successor to any of the trustees of BVBC Trust may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee to BVBC Trust.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF BVBC TRUST

     BVBC Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any trust or other person, except as described below. BVBC Trust may, at the request of Blue Valley, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, engage in transactions described above if:

     - the successor entity either (1) expressly assumes all of the obligations of BVBC Trust regarding the trust preferred securities or (2) substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities rank in priority regarding distributions and payments upon liquidation, redemption and otherwise;

     - Blue Valley expressly appoints a trustee of the successor entity possessing substantially the same powers and duties as the property trustee as the holder of the junior subordinated debentures;

     - any transaction of this kind does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

     -  the successor entity has a purpose identical to that of BVBC Trust;

     - the successor securities will be listed or traded on any national securities exchange or other organization on which the trust preferred securities may then be listed;

     - prior to the transaction, Blue Valley has received a legal opinion from qualified, independent counsel to BVBC Trust to the effect that (1) the transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and (2) following any transaction of this kind, neither BVBC Trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

     - Blue Valley or any permitted successor or designee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantee. However, BVBC Trust will not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, enter into any transaction of this kind, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause BVBC Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except in certain limited circumstances described below and under "Description of the Trust Preferred Securities Guarantee -- Amendments and Assignment", in general, the holders of the trust preferred securities will have no voting rights.

     The trust agreement may be amended from time to time by Blue Valley and the trustees, without the consent of the holders of the trust securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions regarding matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement; or

     - to modify, eliminate or add to any provisions of the trust agreement to the extent that is necessary to ensure that BVBC Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that BVBC Trust will not be required to register as an investment company under the Investment Company Act.

     However, the action described in the first point above will not be permitted if it would adversely affect in any material way the interests of any holder of trust securities. Any amendments of the trust agreement will become effective when notice is given to the holders of the trust securities.

     The trust agreement may be amended by the trustees and Blue Valley (1) with the consent of holders representing not less than a majority of the aggregate liquidation amount of the outstanding trust securities, and (2) upon receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect BVBC Trust's status as a grantor trust for United States federal income tax purposes or BVBC Trust's exemption from status as an investment company under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date or (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any payment of distributions afterwards.

     For the time that any junior subordinated debentures are held by the property trustee, the trustees will not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee regarding the junior subordinated debentures;

     -  waive any past default that is waiveable under the indenture;

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

     - consent to any amendment, modification or termination of the indenture or the junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities. However, where a consent under the indenture would require the consent of each affected holder of junior subordinated debentures, this consent may not be given by the property trustee without the prior consent of each holder of the trust preferred securities. The trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default regarding the junior subordinated debentures. In addition to obtaining these approvals of the holders of the trust preferred securities, prior to taking any of the above actions, the trustees will obtain an opinion of counsel stating that BVBC Trust will not, as a consequence of the proposed action by the property trustee, cease to be classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of the action.

     Any required approval of holders of the trust preferred securities may be given at a meeting of holders of trust preferred securities convened for this purpose or under written consent. The property trustee will cause a notice of any meeting at which holders of the trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of the trust preferred securities in the manner described in the trust agreement.

     No vote or consent of the holders of the trust preferred securities will be required for BVBC Trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

     Any of the trust preferred securities that are owned by Blue Valley, the trustees or any affiliate of Blue Valley or any trustees, will, for purposes of the vote or consent, be treated as if they were not outstanding.

GLOBAL TRUST PREFERRED SECURITIES

     The trust preferred securities will be represented by one or more global certificates registered in the name of the depositary or its nominee. Beneficial interests in the trust preferred securities will be shown on, and transfers will be effected only through, records maintained by participants in the depositary. Except as described below, trust preferred securities in certificated form will not be issued in exchange for the global certificates.

     A global security will be exchangeable for trust preferred securities registered in the names of persons other than the depositary or its nominee only if:

     - the depositary notifies Blue Valley that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, at a time when the depositary is required to be registered under that Act to act as a depositary;

     - Blue Valley in its sole discretion determines that the global security will be so exchangeable; or

     - there has occurred and is continuing an event of default under the indenture.

Any global security that is exchangeable under the preceding sentence will be exchangeable for definitive certificates registered in the names which the depositary directs. It is expected that the instructions will be based upon directions received by the depositary regarding ownership of beneficial interests in the global security. In the event that trust preferred securities are issued in certificated form, they will be in denominations of $8 or integral multiples of $8 and may be transferred or exchanged at the offices described below.

     Unless and until it is exchanged in whole or in part for the individual trust preferred securities, the global trust preferred security may not be transferred except (1) as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary, (2) to another nominee of the depositary or (3) by the depositary or any nominee to a successor depositary or any nominee of the successor.

     Payments on trust preferred securities represented by a global security will be made to the depositary, as the depositary for the trust preferred securities. If the trust preferred securities are issued in certificated form, distributions will be payable, the transfer of the trust preferred securities will be registrable, and trust preferred securities will be exchangeable for trust preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. However, payment of any distribution may be made at the option of the administrative trustees by check mailed to the address of the persons entitled to payments or by wire transfer. In addition, if the trust preferred securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs.

     When a global trust preferred security is issued, and the global trust preferred security is deposited with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual trust preferred securities represented by the global trust preferred security to persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents regarding the trust preferred securities. Ownership of beneficial interests in a global trust preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global trust preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee and the records of participants regarding interests of persons who hold through participants. The laws of some states require that some purchasers of securities in those states take physical delivery of the securities in certificated form. The limits, under these laws, may impair the ability to transfer beneficial interests in a global trust preferred security.

     For the time that the depositary for a global trust preferred security, or its nominee, is the registered owner of the global trust preferred security, this registered owner will be considered the sole owner or holder of the trust preferred securities represented by the global trust preferred security for all purposes under the trust agreement of BVBC Trust. Except as provided below, owners of beneficial interests in a global trust preferred security will not be entitled to have any of the individual trust preferred securities represented by the global trust preferred security registered in their names, will not receive or be entitled to receive physical delivery of any the trust preferred securities in certificated form and will not be considered the owners or holders thereof.

     Blue Valley, the property trustee, any paying agent, and the securities registrar for the trust preferred securities will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global trust preferred security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Blue Valley expects that the depositary, upon receipt of any payment of the liquidation amount or distributions in respect of a permanent global trust preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global trust preferred security as shown on the records of the depositary or its nominee. Blue Valley also expects that payments by participants to owners of beneficial interests in the global trust preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in street name. The payments will be the responsibility of the participants.

     If the depositary for the trust preferred securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by Blue Valley within 90 days, BVBC Trust will issue individual trust preferred securities in exchange for the global trust preferred security. In addition, BVBC Trust may at any time in its sole discretion, subject to any limitations described in this prospectus relating to the trust preferred securities, determine not to have any trust preferred securities represented by one or more global trust preferred securities. If this occurs, Blue Valley will issue individual trust preferred securities in exchange for the global trust preferred security or securities representing the trust preferred securities. Further, if BVBC Trust specifies, an owner of a beneficial interest in a global trust preferred security representing trust preferred securities may receive individual trust preferred securities in exchange for the beneficial interests, subject to any limitations described in this prospectus. In any such instance, a beneficial interest owner in a global trust preferred security will be entitled to physical delivery of individual trust preferred securities represented by the global trust preferred security equal in liquidation amount to the beneficial interest, and to have the trust preferred securities registered in its name. Individual trust preferred securities issued will be issued in denominations, unless otherwise specified by BVBC Trust, of $8 and integral multiples of $8.

PAYMENT AND PAYING AGENCY

     Payments on the trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. However, if any of the trust preferred securities are not held by the depositary, the payments will be made by check mailed to the address of the holder as the address appears on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Blue Valley. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the administrative trustees, the property trustee and Blue Valley. If the property trustee is no longer the paying agent, the administrative trustees will appoint a successor paying agent, which will be a bank or trust company acceptable to the property trustee and Blue Valley.

REGISTRAR AND TRANSFER AGENT

     The property trustee will act as registrar and transfer agent for the trust preferred securities. Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of BVBC Trust, but the registrar may require payment to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange. BVBC Trust will not be required to register or cause to be registered the transfer of the trust preferred securities after the trust preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than upon the occurrence and during the continuance of an event of default, undertakes to perform only the duties which are specifically described in the trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of its powers under the trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take action as directed by Blue Valley. If Blue Valley does not direct the property trustee, it will take action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability under the trust agreement except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate BVBC Trust in such a way that BVBC Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the junior subordinated debentures will be treated as indebtedness of Blue Valley for United States federal income tax purposes. Blue Valley and the administrative trustees are authorized to take any lawful action not inconsistent with the certificate of trust of BVBC Trust or the trust agreement, that they determine in their discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related trust preferred securities. Holders of the trust preferred securities have no preemptive or similar rights.

     For so long as the trust securities are outstanding, Blue Valley is required to fulfill all reporting and filing obligations under the Securities Exchange Act, as applicable to a company having a class of securities registered under that Act. The administrative trustees are required to use their best efforts to maintain the listing of the trust preferred securities on The American Stock Exchange or another national securities exchange or quotation system, but this requirement does not prevent BVBC Trust from redeeming all or a portion of the trust securities in accordance with the trust agreement.

     BVBC Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will be issued under a subordinated indenture between Blue Valley and Wilmington Trust Company, as the indenture trustee. The following is a summary of the material terms and provisions of the junior subordinated debentures and the indenture. Prospective investors are urged to read the indenture, which has been filed as an exhibit to the registration statement of which this prospectus forms a part. Wherever particular defined terms of the indenture are referred to but not defined in this prospectus, these defined terms have the same meanings as in the indenture. The indenture is qualified under the Trust Indenture Act.

     Concurrently with the issuance of the trust preferred securities, BVBC Trust will invest the proceeds from the sale of the trust preferred securities, together with the consideration paid by Blue Valley for the common securities, in junior subordinated debentures issued by Blue Valley. The junior subordinated debentures will be issued as unsecured debt under the indenture.

GENERAL OVERVIEW


     The junior subordinated debentures will bear interest at the rate of 10.375% per year of their principal amount, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2000, to the person in whose name each junior subordinated debenture is registered, subject to minor exceptions, at the close of business on the business day next preceding the interest payment date. However, if either
(1) the junior subordinated debentures are held by the property trustee and the trust preferred securities are no longer in book-entry only form or (2) the junior subordinated debentures are not represented by a global subordinated debenture, then the record date for the interest payment will be the 15th day of the month in which the payment is made. The amount of each interest payment due regarding the junior subordinated debentures will include amounts accrued and unpaid through the date the interest payment is due. It is anticipated that, until the liquidation, if any, of BVBC Trust, each junior subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust preferred securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on that date will be made on the next business day. If, however, the next business day falls in the next calendar year, the payment will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest at the rate per year of 10.375% compounded quarterly. The term interest as used in this prospectus includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable interest payment date and additional sums, as defined below, as applicable.


     The junior subordinated debentures will mature on September 30, 2030. This date, as it may be shortened as described below, is the stated maturity. This date may be shortened once at any time by Blue Valley before the day which is 90 days before the scheduled maturity date to any date not earlier than September 30, 2005, but Blue Valley would have to receive prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. If Blue Valley shortens the stated maturity of the junior subordinated debentures, it will give at least 90 days prior notice to the registered holders of the junior subordinated debentures, the property trustee and the indenture trustee. The property trustee must give notice to the holders of the trust securities of the shortening of the stated maturity.

     The junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all senior and subordinated debt, as defined in the indenture, of Blue Valley. As of April 30, 2000, Blue Valley had $9.1 million of indebtedness that ranked senior in right of payment to the junior subordinated debentures. After giving effect to the use of the proceeds of this offering as described under "Use of Proceeds," as of that date Blue Valley would have had $1.9 million of indebtedness that ranked senior in right of payment to the junior subordinated debentures. Because Blue Valley is a holding company, the right of Blue Valley to participate in any distribution of assets of the Bank or any other subsidiary, or upon the Bank's or any other subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the junior subordinated debentures to benefit indirectly from the distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that Blue Valley may itself be recognized as a creditor of that subsidiary. As a result, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of Blue Valley's subsidiaries, and holders of junior subordinated debentures should look only to the assets of Blue Valley for payments on the junior subordinated debentures. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of Blue Valley, including senior and subordinated debt, whether under the indenture or any existing or other indenture that Blue Valley may enter into in the future or otherwise. See "Subordination" below.

OPTION TO EXTEND INTEREST PAYMENT PERIOD


     If no debenture event of default has occurred and is continuing, Blue Valley has the right under the indenture at any time during the term of the junior subordinated debentures to defer interest payments at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the junior subordinated debentures. At the end of an extension period, Blue Valley must pay all interest then accrued and unpaid, together with interest at the rate of 10.375% per year, compounded quarterly. During an extension period, interest will continue to accrue and holders of junior subordinated debentures will be required to accrue interest income for United States federal income tax purposes. See "Material Federal Income Tax Consequences -- Interest Income and Original Issue Discount."


     During any extension period, Blue Valley may not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of Blue Valley's capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Blue Valley, including other junior subordinated debentures, that rank equally with or junior to the junior subordinated debentures or make any payments regarding any other trust preferred securities guarantee by Blue Valley if the other trust preferred securities guarantee ranks equally with or junior to the junior subordinated debentures. These restrictions do not apply to:

     -   dividends or distributions in capital stock of Blue Valley;

     - dividends concerning the implementation of a stockholders' rights plan, or the issuance of stock under any plan in the future, or the redemption or repurchase of any rights pursuant to this type of plan;

     -   payments under the trust preferred securities guarantee; or

     - purchases of common stock for issuance under any contracts, benefit plans or similar arrangements with or for its directors, officers, employees or consultants.

     Prior to the termination of any extension period, Blue Valley may further extend the extension period if the extension would not cause the extension period to exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, Blue Valley may begin a new extension period subject to the above requirements. No interest will be due and payable during an extension period, except at the end of the extension period.

     If the property trustee is the only registered holder of the junior subordinated debentures, Blue Valley must give the property trustee, the administrative trustees and the indenture trustee notice of its election of any extension period at least five business days prior to the earlier of (1) the date the distributions on the trust preferred securities would have been payable except for the election to begin or extend the extension period or (2) the date the administrative trustees are required to give notice to the holders of the trust preferred securities of the record date or the date the distributions are payable, but in any event not less than five business days prior to the record date. The indenture trustee will give notice of Blue Valley's election to begin or extend a new extension period to the administrative trustees who, in turn, will give notice to the holders of the trust preferred securities. There is no limitation on the number of times that Blue Valley may begin an extension period.

ADDITIONAL SUMS TO BE PAID AS A RESULT OF ADDITIONAL TAXES

     If BVBC Trust or the property trustee is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a tax event, Blue Valley will pay as additional amounts on the junior subordinated debentures any amounts which will be required so that the distributions payable by BVBC Trust will not be reduced as a result of any additional taxes, duties or other governmental charges. See "Description of the Trust Preferred
Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley" for a definition of tax event.

REDEMPTION

     If Blue Valley has received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, the junior subordinated debentures are redeemable prior to maturity at the option of Blue Valley (1) beginning September 30, 2005, in whole or in part at any time, or (2) at any time in whole, but not in part, if a tax event, an investment company event or a capital treatment event occurs. In each case, the redemption price is equal to the accrued and unpaid interest on the junior subordinated debentures redeemed to the date fixed for redemption, plus 100% of the principal amount of the junior subordinated debentures. See "Description of the Trust Preferred Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley" for definitions of tax event, investment company event and capital treatment event.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at the holder's registered address. Unless Blue Valley defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions of the junior subordinated debentures called for redemption.

     The junior subordinated debentures will not be subject to any sinking fund.

DISTRIBUTION UPON LIQUIDATION

     As described under "Description of the Trust Preferred Securities -Liquidation Distribution upon Termination," under circumstances involving the dissolution of BVBC Trust, the junior subordinated debentures may be distributed to the holders of the trust preferred securities and common securities in liquidation of BVBC Trust after liabilities of BVBC Trust have been paid. If distributed to holders of the trust preferred securities in liquidation, the junior subordinated debentures will initially be issued in the form of one or more global securities and the depositary, or any successor depositary for the trust preferred securities, will act as depositary for the junior subordinated debentures. It is anticipated that the depositary arrangements for the junior subordinated debentures would be substantially identical to those for the trust preferred securities. If the junior subordinated debentures are distributed to the holders of trust preferred securities upon the dissolution of BVBC Trust, Blue Valley cannot assure you as to the market price of any junior subordinated debentures that may be distributed to the holders of trust preferred securities. If the junior subordinated debentures are distributed, Blue Valley is required to use its best efforts to list them on a national securities exchange or quotation system, but this requirement will not prevent Blue Valley from redeeming any or all of the junior subordinated debentures.

RESTRICTIONS ON PAYMENTS

     Blue Valley has restrictions on paying dividends or making payments on debt that is equal to or junior in rank if:

     - Blue Valley learns of any event that has occurred that (a) with the giving of notice or the lapse of time, or both, would constitute a debenture event of default and (b) Blue Valley has not taken reasonable steps to cure; or

     - Blue Valley has given notice of its election of an extension period as provided in the indenture regarding the junior subordinated debentures and has not rescinded the notice, or the extension period, or any extension of the extension period, is continuing; or

     - while the junior subordinated debentures are held by BVBC Trust, Blue Valley is in default regarding its payment of any obligation under the trust preferred securities guarantee.

     If any of the events above have occurred, Blue Valley will not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment regarding, any of Blue Valley's capital stock; or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of Blue Valley, including other junior subordinated debt, that rank equally with or junior to the junior subordinated debentures or make any payments on any other trust preferred securities guarantee if the other trust preferred securities guarantee ranks equally or junior to the junior subordinated debentures.

     However, Blue Valley may (1) declare and pay dividends or distributions in common stock, (2) declare a dividend concerning the implementation of a stockholders' rights plan, or the issuance of stock under this type of plan in the future or the redemption or repurchase of any rights under this type of plan, (3) make payments under the trust preferred securities guarantee and (4) make purchases of common stock related to the issuance of common stock or rights under any of Blue Valley's benefit plans for its directors, officers or employees.

SUBORDINATION OF JUNIOR SUBORDINATED DEBENTURES TO SENIOR AND SUBORDINATED DEBT OF BLUE VALLEY

     In the indenture, Blue Valley has agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior and subordinated debt to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization or any bankruptcy, or similar proceedings in connection with any insolvency or bankruptcy proceeding of Blue Valley, the holders of senior and subordinated debt will first be entitled to receive payment in full of principal, interest and premium, if any, on the senior and subordinated debt before the holders of junior subordinated debentures will be entitled to receive principal or interest payments on the junior subordinated debentures.

     If the maturity date of any junior subordinated debentures is accelerated, the holders of all senior and subordinated debt then outstanding will first be entitled to receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of junior subordinated debentures will be entitled to receive any principal or interest payments on the junior subordinated debentures. However, holders of subordinated debt will not be entitled to receive payment of any of these amounts to the extent that the subordinated debt is by its terms subordinated to trade creditors.

     No principal or interest payments on the junior subordinated debentures may be made if there has occurred and is continuing a default in any payment regarding senior and subordinated debt or an event of default regarding any senior and subordinated debt resulting in the acceleration of the maturity of senior and subordinated debt, or if any judicial proceeding is pending regarding any of this type of default.

     Debt as used in this discussion means regarding any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

     -  every obligation of the person for money borrowed;

     - every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

     - every reimbursement obligation of the person regarding letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

     - every obligation of the person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

     -  every capital lease obligation of the person; and

     - every obligation of the type referred to in all of the points immediately above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     Senior and subordinated debt means the principal of and premium, if any, and interest, if any, on debt of Blue Valley, including interest accruing at the time of the filing of any petition in bankruptcy or for reorganization relating to Blue Valley, whether incurred on or prior to the date of the indenture or thereafter incurred, unless, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt which is equal with, or subordinated to, the junior subordinated debentures.

     However, senior and subordinated debt will not include:

     - any debt of Blue Valley which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code was without recourse to Blue Valley;

     -  any debt to any employee of Blue Valley;

     - any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

     -  the trust preferred securities guarantee; and

     -  any other debt securities issued under the indenture.

     The indenture places no limitation on the amount of additional senior and subordinated debt that may be incurred by Blue Valley. Blue Valley expects to incur additional indebtedness constituting senior and subordinated debt.

DENOMINATIONS, REGISTRATION AND TRANSFER

     It is anticipated that, until the liquidation, if any, of BVBC Trust, each junior subordinated debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust preferred securities. However, if either a tax event, investment company event or capital treatment event occurs, the junior subordinated debentures in certificated form may be exchanged and represented by global certificates registered in the name of the depositary or its nominee. If this type of exchange occurs, beneficial interests in the junior subordinated debentures will be shown on, and transferable through, records maintained by the depositary. Except as described below, junior subordinated debentures in certificated form will not be issued in exchange for the global certificates.

     Unless a global subordinated debenture is exchanged in whole or in part for the individual junior subordinated debentures, it may not be transferred except
(1) as a whole by the depositary for the global subordinated debenture to a nominee of the depositary, (2) by the depositary to a successor depositary selected or approved by Blue Valley or (3) to any nominee of the successor.

     A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if (1) the depositary notifies Blue Valley that it is unwilling or unable to continue as a depositary for the global security and no successor depositary has been appointed, or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when the depositary is required to be registered under that Act or (2) Blue Valley in its sole discretion determines that the global security will be exchangeable. Any global security that is exchangeable under the preceding sentence will be exchangeable for definitive certificates registered in the names which the depositary directs. It is expected that the instructions will be based upon directions received by the depositary from its participants regarding ownership of beneficial interests in the global security. If junior subordinated debentures are issued in definitive form, the junior subordinated debentures will be in denominations of $8 and integral multiples of $8 and may be transferred or exchanged at the offices described below.

     Payments on junior subordinated debentures represented by a global security will be made to the depositary for the junior subordinated debentures. If junior subordinated debentures are issued in definitive form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable, and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount, at the corporate office of the indenture trustee, or at the offices of any paying agent or transfer agent appointed by Blue Valley. However, interest payments may be made at the option of Blue Valley by check mailed to the address of the persons entitled to payments or by wire transfer. In addition, if the junior subordinated debentures are issued in certificated form, the record dates for interest payments will be the 15th day of the month in which the payment is to be made.

     Blue Valley will appoint the indenture trustee as securities registrar under the indenture. Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer with the form of transfer endorsed, or a satisfactory written instrument of transfer, duly executed, at the office of the securities registrar. Blue Valley may at any time rescind the designation of any registrar or approve a change in the location through which any registrar acts, as long as Blue Valley maintains a registrar in the place of payment. Blue Valley may at any time designate additional registrars regarding the junior subordinated debentures.

     If any redemption of less than all of the junior subordinated debentures occurs, Blue Valley and the indenture trustee will not be required to issue, exchange or register the transfer of less than all of the junior subordinated debentures during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption selecting for redemption less than all of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption.

PAYMENT AND PAYING AGENTS

     Payment of principal of and any interest on the junior subordinated debentures will be made at the office of the indenture trustee, except that at the option of Blue Valley payment of any interest may be made, except in the case of a global subordinated debenture, by check mailed to the address of the person entitled to payment as the person's address appears in the securities register. Payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the regular record date for the interest payment. Blue Valley may at any time designate additional paying agents or rescind the designation of any paying agent. However, Blue Valley will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the indenture trustee or any paying agent, or then held by Blue Valley in trust, for the payment of the principal of or interest on the junior subordinated debentures that are not applied and remain unclaimed for two years after the principal or interest has become due and payable will, at the request of Blue Valley, be repaid to Blue Valley. After that time, the holder of the junior subordinated debenture will look, as a general unsecured creditor, only to Blue Valley for payment.

MODIFICATION OF INDENTURE

     From time to time Blue Valley and the indenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the indenture for specified purposes. These purposes may include, among other things, curing ambiguities, defects or inconsistencies, as long as this action does not materially adversely affect the interests of the holders of the junior subordinated debentures or the trust preferred securities while they remain outstanding, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act. The indenture contains provisions permitting Blue Valley and the indenture trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debentures, to modify the indenture in a manner affecting the rights of the holders of the junior subordinated debentures, but the modification may not, without the consent of the holder of each outstanding junior subordinated debenture:

     - change the stated maturity of the junior subordinated debentures or extend the time of payment of interest on them, except as described under "Description of the Junior Subordinated Debentures -- General Overview" and "-- Option to Extend Interest Payment Period," or reduce the principal amount or the rate of interest on them; or

     - reduce the percentage of principal amount of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

     However, while any of the trust preferred securities remain outstanding,
(1) no modification may be made that adversely affects the holders of the trust preferred securities in any material respect, (2) no termination of the indenture may occur, and (3) no waiver of any debenture event of default or compliance with any covenant under the indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the trust preferred securities, until the principal and interest of the junior subordinated debentures have been paid in full and other conditions are satisfied.

CO-TRUSTEES AND SEPARATE TRUSTEES

     Unless an event of default under the indenture has occurred and is continuing, at any time, for the purpose of meeting the legal requirements of any applicable jurisdiction, Blue Valley and the indenture trustee have the power to appoint one or more persons either to act as (1) a co-trustee, jointly with the indenture trustee, or (2) a separate trustee under the indenture. In either case, these trustees will have the powers which may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the indenture. In case an event of default under the indenture has occurred and is continuing, the indenture trustee alone will have the power to make the appointment.

INDENTURE EVENTS OF DEFAULT

     Under the indenture, any one or more of the following events that has occurred and is continuing constitutes a debenture event of default:

     - failure for 30 days to pay any interest on the junior subordinated debentures, when due, except for the deferral of any due date in the case of an extension period;

     - failure to pay any principal on the junior subordinated debentures when due whether at maturity, upon redemption, by declaration or otherwise, but a valid extension period under the indenture will not constitute a debenture event of default;

     - failure by Blue Valley to observe or perform in any material respect any of its other covenants or agreements contained in the indenture for 90 days after written notice to Blue Valley from the indenture trustee or to Blue Valley and the indenture trustee by the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures; or

     - the bankruptcy, insolvency or reorganization of Blue Valley, including the voluntary commencement of bankruptcy proceedings, entry of an order for relief against Blue Valley in a bankruptcy proceeding, appointment of a custodian over substantially all of Blue Valley's property, a general assignment for the benefit of creditors, or a court order for liquidation of Blue Valley.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures may rescind and annul the declaration and waive the default if the default, other than the non-payment of the principal of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee. If the holders of the junior subordinated debentures fail to cancel the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have the right to do so. In case a debenture event of default occurs and is continuing, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the indenture, to be due and payable and to enforce its other rights as a creditor.

     Blue Valley is required to file annually with the indenture trustee a certificate as to whether Blue Valley is in compliance with all the conditions and covenants applicable to it under the indenture.

ENFORCEMENT OF RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an event of default under the indenture has occurred and is continuing and the default is attributable to Blue Valley's failure to pay interest or principal on the junior subordinated debentures on the due date, a holder of trust preferred securities may sue Blue Valley directly for payment of principal and interest on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of the holder. This action is referred to in this discussion as a direct action. If the right to bring a direct action is removed, BVBC Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934. Blue Valley will have the right under the indenture to set-off any payment made to the holder of trust preferred securities by Blue Valley in connection with a direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has been an event of default under the trust agreement. See "Description of the Trust Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The indenture provides that Blue Valley will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into Blue Valley or convey, transfer or lease its properties and assets substantially as an entirety to Blue Valley, unless:

     - in case Blue Valley consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and the successor person expressly assumes Blue Valley's obligations on the junior subordinated debentures issued under the indenture;

     - immediately after giving effect to this type of transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

     -  other conditions as prescribed in the indenture are met.

     The provisions of the indenture do not give holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving Blue Valley that may adversely affect holders of the junior subordinated debentures.

SATISFACTION AND DISCHARGE

     Under the indenture, Blue Valley will have satisfied and discharged the indenture when all junior subordinated debentures not previously delivered to the indenture trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, and Blue Valley deposits in trust with the indenture trustee sufficient funds to pay and discharge the entire indebtedness on the junior subordinated debentures to the deposit date or to the stated maturity, as the case may be. This satisfaction and discharge will not apply to Blue Valley's obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel described in the indenture.

GOVERNING LAW

     The indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of Kansas.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

     The indenture trustee will have and be subject to all the duties and responsibilities specified for an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of its powers under the indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

COVENANTS OF BLUE VALLEY

     Blue Valley will covenant in the indenture, as to the junior subordinated debentures, that during the time that (1) BVBC Trust is the holder of all junior subordinated debentures, (2) a tax event in respect of BVBC Trust has occurred and is continuing and (3) Blue Valley has elected, and has not revoked the election, to pay additional sums, as defined under "Description of the Trust Preferred Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley," in respect of the trust preferred securities, Blue Valley will pay to BVBC Trust these additional sums. Blue Valley will also covenant, as to the junior subordinated debentures:

     - to maintain directly or indirectly 100% ownership of the common securities of BVBC Trust to which junior subordinated debentures have been issued, but successors which are permitted under the indenture may succeed to Blue Valley's ownership of the common securities;

     - to not voluntarily dissolve BVBC Trust, except upon approval of the Federal Reserve if then required, and to use its reasonable efforts to cause BVBC Trust to remain a business trust, except (a) in connection with a distribution of junior subordinated debentures to the holders of the trust preferred securities in liquidation of BVBC Trust, (b) the redemption of all of the trust securities or (c) in connection with mergers, consolidations, or amalgamations permitted by the trust agreement;

     - to use its reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the junior subordinated debentures; and

     - to fulfill all filing and reporting obligations under the Securities Exchange Act, as applicable to a company having a class of securities registered under that Act, for so long as the junior subordinated debentures are outstanding.

            DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Blue Valley and Wilmington Trust Company will make the preferred securities guarantee concurrently with the issuance of the trust preferred securities. The trust preferred securities guarantee will be for the benefit of the holders of the trust preferred securities. Wilmington Trust Company will act as trustee under the trust preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the trust preferred securities guarantee will be qualified under the Trust Indenture Act. The following is a summary of the material provisions of the trust preferred securities guarantee. Prospective investors are urged to read the form of the trust preferred securities guarantee which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

GENERAL OVERVIEW

     The trust preferred securities guarantee is an irrevocable guarantee on a subordinated basis of all of BVBC Trust's obligations to make payments under the trust preferred securities, but will apply only if BVBC Trust has funds sufficient to make the payments. The trust preferred securities guarantee is not a guarantee of collection.

     Blue Valley will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth in this prospectus, the trust preferred securities guarantee payments, as defined below, to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that BVBC Trust may have or assert other than the defense of payment. The following payments regarding the trust preferred securities, to the extent not paid by or on behalf of BVBC Trust, will be subject to the trust preferred securities guarantee of Blue Valley:

          - any accrued and unpaid distributions required to be paid on the trust preferred securities if BVBC Trust has available funds on hand at the time;

          - the redemption price regarding any trust preferred securities called for redemption if BVBC Trust has available funds on hand at the time; and

          - upon a voluntary or involuntary dissolution of BVBC Trust, unless the junior subordinated debentures are distributed to holders of the trust preferred securities.

     The amount of the trust preferred securities guarantee will be the lesser of (a) the liquidation distribution and (b) the amount of assets of BVBC Trust remaining available for distribution to holders of trust preferred securities. Blue Valley may pay directly the required amounts to the holders of the trust preferred securities or cause BVBC Trust to pay these amounts to the holders.

     If Blue Valley does not make interest payments on the junior subordinated debentures held by BVBC Trust, BVBC Trust will not be able to pay distributions on the trust preferred securities and will not have funds legally available to pay distributions. The trust preferred securities guarantee will rank subordinate and junior in right of payment to all senior and subordinated debt of Blue Valley. See "- Status of the Trust Preferred Securities Guarantee" below. Because Blue Valley is a holding company, the right of Blue Valley to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent Blue Valley may itself be recognized as a creditor of that subsidiary. Accordingly, Blue Valley's obligations under the trust preferred securities guarantee will be effectively subordinated to all existing and future liabilities of Blue Valley's subsidiaries, and you should look only to the assets of Blue Valley for payments under the trust preferred securities guarantee. Except as otherwise described in this prospectus, the trust preferred securities guarantee does not limit the incurrence or issuance of other secured or unsecured debt of Blue Valley, including senior and subordinated debt whether under the indenture, any other indenture that Blue Valley may enter into in the future, or otherwise.

     Blue Valley has, through the trust preferred securities guarantee, the trust agreement, the junior subordinated debentures, the indenture and the expense agreement relating to BVBC Trust, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of BVBC Trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this trust preferred securities guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee on a subordinated basis of all of BVBC Trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Trust Preferred Securities Guarantee."

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE

     The trust preferred securities guarantee will constitute an unsecured obligation of Blue Valley and will rank subordinate and junior in right of payment to all senior and subordinated debt in the same manner as the junior subordinated debentures. As of April 30, 2000, Blue Valley had $9.1 million of indebtedness that ranked senior in right of payment to its obligations under the trust preferred securities guarantee. After giving effect to the use of the proceeds of this offering as described under "Use of Proceeds," as of that date Blue Valley would have had $1.9 million of indebtedness that ranked senior in right of payment to its obligations under the trust preferred securities guarantee.

     The trust preferred securities guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may sue Blue Valley directly to enforce its rights under the trust preferred securities guarantee without first suing any other person or entity. The trust preferred securities guarantee will be held for the benefit of the holders of the trust preferred securities. The trust preferred securities guarantee does not place a limitation on the amount of additional senior and subordinated debt that may be incurred by Blue Valley. Blue Valley expects to incur additional indebtedness constituting senior and subordinated debt.

AMENDMENTS AND ASSIGNMENT

     Except for any changes which do not materially adversely affect the rights of holders of the trust preferred securities, in which case no consent will be required, the trust preferred securities guarantee may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding trust preferred securities. No amendment that affects the rights, powers, duties, obligations or immunities of the guarantee trustee will be effective unless approved by the guarantee trustee. See "Description of the Trust Preferred Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the trust preferred securities guarantee will bind the successors, assigns, receivers, trustees and representatives of Blue Valley and will be for the benefit of the holders of the trust preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the trust preferred securities guarantee will occur upon the failure of Blue Valley to perform any of its payment or other obligations under the trust preferred securities guarantee. The holders of at least a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities guarantee.

     Any holder of trust preferred securities may sue Blue Valley directly to enforce the holder's rights under the trust preferred securities guarantee without first suing BVBC Trust, the guarantee trustee or any other person or entity.

     Blue Valley, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether Blue Valley is in compliance with all the conditions and covenants applicable to it under the trust preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by Blue Valley in performance of the trust preferred securities guarantee, will perform only the duties which are specifically described in the trust preferred securities guarantee. After default regarding the trust preferred securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this limitation, the guarantee trustee is under no obligation to exercise any of its rights or powers under the trust preferred securities guarantee at the request or direction of any holder of the trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     The trust preferred securities guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the trust preferred securities, upon full payment of the amounts payable upon liquidation of BVBC Trust or upon distribution of junior subordinated debentures to the holders of the trust preferred securities. The trust preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

GOVERNING LAW

     The trust preferred securities guarantee will be governed by and construed in accordance with the laws of the State of Kansas.

                      DESCRIPTION OF THE EXPENSE AGREEMENT

     Under the agreement as to expenses and liabilities between Blue Valley and BVBC Trust, Blue Valley will irrevocably and unconditionally guarantee to each person or entity to whom BVBC Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of BVBC Trust, other than obligations of BVBC Trust to pay to the holders of the trust preferred securities or other similar interests in BVBC Trust of the amounts due the holders under the terms of the trust preferred securities or the other similar interests.

               RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
                       THE JUNIOR SUBORDINATED DEBENTURES
                  AND THE TRUST PREFERRED SECURITIES GUARANTEE

FULL AND UNCONDITIONAL TRUST PREFERRED SECURITIES GUARANTEE ON A SUBORDINATED BASIS

     Payments of distributions and other amounts due on the trust preferred securities, to the extent BVBC Trust has funds available for the payment of the distributions, are irrevocably guaranteed by Blue Valley to the extent described under "Description of the Trust Preferred Securities Guarantee." Taken together, Blue Valley's obligations under the junior subordinated debentures, the indenture, the trust agreement, the expense agreement and the trust preferred securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee on a subordinated basis of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the trust preferred securities guarantee. It is only the combined operation of those documents that has the effect of providing a full, irrevocable and unconditional guarantee on a subordinated basis of BVBC Trust's obligations under the trust preferred securities. If Blue Valley does not make payments on the junior subordinated debentures, BVBC Trust will not pay distributions or other amounts due on the trust preferred securities. The trust preferred securities guarantee does not cover payment of distributions when BVBC Trust does not have sufficient funds to pay the distributions. If this happens, the remedy of a holder of the trust preferred securities is to sue Blue Valley directly for enforcement of payment of the distributions to the holder. The obligations of Blue Valley under the trust preferred securities guarantee are subordinate and junior in right of payment to all senior and subordinated debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, the payments will be sufficient to cover distributions and other payments due on the trust preferred securities, primarily because:

     - the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate liquidation amount of the trust preferred securities and common securities;

     - the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust preferred securities;

     - Blue Valley will pay for any and all costs, expenses and liabilities of BVBC Trust except BVBC Trust's obligations to holders of trust preferred securities; and

     - the trust agreement prohibits BVBC Trust from engaging in any activity that is inconsistent with the limited purposes of BVBC Trust.

     Blue Valley may satisfy any payment it is otherwise required to make to BVBC Trust under the indenture, by making a payment under the trust preferred securities guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF THE TRUST PREFERRED SECURITIES UNDER THE TRUST PREFERRED SECURITIES GUARANTEE

     A holder of any of the trust preferred securities may sue Blue Valley directly to enforce its rights under the trust preferred securities guarantee without first suing the guarantee trustee, BVBC Trust or any other person or entity.

     A default under any senior and subordinated debt would not constitute an event of default. However, if Blue Valley defaults under its senior and subordinated debt, the indenture provides that no payments may be made on the junior subordinated debentures until the senior and subordinated debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on junior subordinated debentures would constitute an event of default.

LIMITED PURPOSE OF BVBC TRUST

     The trust preferred securities evidence a beneficial interest in BVBC Trust, and BVBC Trust exists for the sole purpose of issuing the trust securities and investing the proceeds from the sale of the trust securities in the junior subordinated debentures. A principal difference between the rights of a holder of the trust preferred securities and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from Blue Valley the principal amount of and interest accrued on junior subordinated debentures held, while a holder of the trust preferred securities is entitled to receive distributions from BVBC Trust, or from Blue Valley under the trust preferred securities guarantee, if and to the extent BVBC Trust has funds available for the payment of the distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of BVBC Trust involving the liquidation of the junior subordinated debentures, the holders of trust preferred securities will be entitled to receive, out of assets held by BVBC Trust and available for distribution, the liquidation distribution in cash. See "Description of the Trust Preferred Securities -- Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of Blue Valley, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of Blue Valley, subordinated in right of payment to all senior and subordinated debt as described in the indenture, but entitled to receive payment in full of principal and interest, before any shareholders of Blue Valley receive payments or distributions. Since Blue Valley is the guarantor under the trust preferred securities guarantee and has agreed to pay for all costs, expenses and liabilities of BVBC Trust, other than BVBC Trust's obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of junior subordinated debentures relative to other creditors and to shareholders of Blue Valley in the event of liquidation or bankruptcy of Blue Valley are expected to be substantially the same.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL


     The following discussion is the opinion of Blackwell Sanders Peper Martin LLP, Kansas City, Missouri, as Blue Valley's special tax counsel ("Tax Counsel") concerning the material United States federal income tax consequences of the purchase, ownership and disposition of trust preferred securities.


     The following discussion is general and may not apply to your particular circumstances for any of the following, or other, reasons:

     - This discussion is based on United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations of these authorities, in effect as of the date of this prospectus. Changes to any of these laws, possibly on a retroactive basis, after this date may affect the tax consequences described below.

     - This discussion addresses only trust preferred securities acquired at original issuance at the original offering price and held as capital assets, within the meaning of United States federal income tax law. It does not discuss all of the tax consequences that may be relevant to "Holders," as defined below, of trust preferred securities who are subject to special rules, such as banks, thrift institutions and certain other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, certain securities traders, tax-exempt investors, individual retirement accounts and certain tax-deferred accounts, and foreign investors. This discussion also does not address tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances, such as a Holder holding a trust preferred security as a position in a straddle, hedge, conversion or other integrated investment.

     -   This discussion does not address:

       (a) The income tax consequences to stockholders in, or partners or beneficiaries of, a Holder of trust preferred securities;

       (b) the United States alternative minimum tax consequences or other collateral tax consequences of purchasing, owning and disposing of trust preferred securities; or

       (c) any state, local or foreign tax consequences of purchasing, owning and disposing of trust preferred securities.

     The authorities on which this discussion is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, no assurance can be given to prospective investors that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

     WE ADVISE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE TRUST PREFERRED SECURITIES BASED ON YOUR PARTICULAR CIRCUMSTANCES AND THE RELEVANT TAXING JURISDICTION.

UNITED STATES HOLDERS

     IN GENERAL. For purposes of the following discussion, a United States Holder (a "Holder") means.

     -   a citizen or individual resident of the United States;

     - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision;

     - an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source; or

     - a trust if a court within the United States is able to exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

     CHARACTERIZATION OF BVBC TRUST.  Tax Counsel has delivered its opinion that
(1) under then current law and based on the representations, facts and assumptions set forth in this prospectus, (2) assuming full compliance with the terms of the trust agreement, and other relevant documents, and (3) based on assumptions and qualifications contained in the opinion, BVBC Trust will be characterized for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, a Holder of a trust preferred security will be considered the beneficial owner of an undivided interest in the junior subordinated debentures owned by BVBC Trust, and will be required to include on its United States federal income tax return all income or gain recognized for United States federal income tax purposes with respect to its share of the junior subordinated debentures.

     CHARACTERIZATION OF THE JUNIOR SUBORDINATED DEBENTURES. Tax Counsel has delivered its opinion that, under current law, the junior subordinated debentures are debt of Blue Valley for United States federal income tax purposes. By acceptance of a beneficial interest in a trust preferred security, a Holder agrees to treat the junior subordinated debentures as Blue Valley's debt and the trust preferred securities as evidence of a beneficial ownership interest in the junior subordinated debentures. This position may be challenged by the IRS and Tax Counsel cannot give any assurance that a challenge will be unsuccessful. The remainder of this discussion assumes that the junior subordinated debentures will be classified as debt for United States federal income tax purposes.

     INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT. Under the terms of the junior subordinated debentures, Blue Valley has the ability to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods, but not beyond the stated maturity of the junior subordinated debentures. Treasury regulations provide that debt instruments like the junior subordinated debentures, assuming they will be issued at face value, will not be considered issued with original issue discount ("OID"), even if their issuer can defer payments of interest, if the likelihood of any deferral is "remote."


     Based on Blue Valley's factual representations to Tax Counsel, Tax Counsel is of the opinion, and this discussion assumes, that, as of the date of this prospectus, the likelihood of Blue Valley deferring payments of interest is "remote" within the meaning of the applicable Treasury regulations. This conclusion is based in part on the fact that exercising that option would prevent Blue Valley from declaring dividends on its common stock and would prevent it from making any payments with respect to debt securities that rank equally with or junior to the junior subordinated debentures. Therefore, Tax Counsel is of the opinion, and Blue Valley believes and will take the position, that the junior subordinated debentures will not be treated as issued with OID by reason of the deferral option alone. Rather, Holders will be taxed on stated interest on the junior subordinated debentures when it is paid or accrued in accordance with each Holder's method of accounting for United States federal income tax purposes. Because this issue has not been addressed in any published rulings or interpretations issued by the IRS, it is possible that the IRS could take a position contrary to the position taken by Blue Valley.


     If Blue Valley exercises its option to defer payments of interest, the junior subordinated debentures would be treated as redeemed and reissued for OID purposes. The sum of the remaining interest payments, and any de minimis OID, on the junior subordinated debentures will thereafter be treated as OID. The OID would accrue, and be includible in a Holder's taxable income, on a daily economic accrual basis, regardless of a Holder's method of accounting for income tax purposes, over the remaining term of the junior subordinated debentures, including any period of interest deferral, without regard to the timing of payments under the junior subordinated debentures. Subsequent distributions of interest on the junior subordinated debentures generally would not be taxable. The amount of OID that would accrue in any period would approximately equal the amount of interest that accrued on the junior subordinated debentures in that period at the stated interest rate. Consequently, during any period of interest deferral, a Holder will include OID in gross income in advance of the receipt of cash, and if a Holder disposes of a trust preferred security prior to the record date for payment of distributions on the junior subordinated debentures following that deferral period, a Holder will be subject to income tax on OID accrued through the date of disposition, and not previously included in income, but will not receive cash from BVBC Trust with respect to the OID.

     If the possibility of Blue Valley's exercise of its option to defer payments of interest is not remote, the junior subordinated debentures would be treated as initially issued with OID in an amount equal to the aggregate stated interest, plus any de minimis OID, over the term of the junior subordinated debentures. A Holder would include that OID in its taxable income, over the term of the junior subordinated debentures, on a daily economic accrual basis.

     CHARACTERIZATION OF INCOME. Because the income underlying the trust preferred securities will be characterized as interest, not as dividends, for United States federal income tax purposes, if a Holder is a corporate holder of the trust preferred securities, it will not be entitled to a dividends-received deduction for any income it recognizes with respect to the trust preferred securities.


     RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF BVBC TRUST. Under the circumstances described above, BVBC Trust may distribute a pro-rata share of the junior subordinated debentures to Holders in exchange for their trust preferred securities and in liquidation of BVBC Trust. See "Description of the Trust Preferred Securities -- Distribution of Junior Subordinated Debentures." Except as discussed below, that type of a distribution would not be a taxable event for United States federal income tax purposes, and consequently a Holder (1) would have an aggregate adjusted basis in the junior subordinated debentures received for United States federal income tax purposes equal to the Holder's aggregate adjusted basis in the Holder's trust preferred securities, and (2) would have a holding period in the junior subordinated debentures received in such a liquidation of BVBC Trust which includes the period during which the Holder held the trust preferred securities. If, however, the event causing the liquidation of the BVBC Trust is a tax event, which results in BVBC Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to a Holder for United States federal income tax purposes. For example, BVBC Trust may be treated as an association taxable as a corporation if the IRS were to successfully contend that BVBC Trust is simply a device to carry on a business which normally would have been carried on by an entity that should be taxed as a corporation under applicable tax regulations. Tax Counsel is of the opinion that the likelihood of this occurring is remote. The Holder would recognize gain or loss as if the Holder had sold or exchanged its trust preferred securities for the junior subordinated debentures and received them upon liquidation. See "Sales of Trust Preferred Securities" below. The Holder would recognize interest income in respect of the junior subordinated debentures received from BVBC Trust in the manner described above under "Interest Income and Original Issue Discount."


     Under circumstances described above, Blue Valley may redeem junior subordinated debentures for cash and distribute the proceeds of the redemption to Holders in redemption of their trust preferred securities. See "Description of the Trust Preferred Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley." The redemption would be taxable for United States federal income tax purposes, and a Holder would recognize gain or loss as if it had sold the trust preferred securities for cash. See "Sales of Trust Preferred Securities" below.

     SALES OF TRUST PREFERRED SECURITIES. Upon the sale or other taxable disposition, including a redemption for cash, of the trust preferred securities, a Holder will recognize gain or loss in an amount equal to the difference between its adjusted tax basis in the trust preferred securities and the amount realized in the sale, except to the extent of any amount received in respect to accrued but unpaid interest or OID not previously included in income. A Holder's adjusted tax basis in the trust preferred securities generally will be its initial purchase price, increased by OID, if any, previously includible in a Holder's gross income to the date of disposition and decreased by payments, if any, received on the trust preferred securities in respect of OID to the date of disposition. The gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the Holder has held the trust preferred securities for more than one year prior to the date of disposition.

     The trust preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest, or OID, with respect to the underlying junior subordinated debentures. A Holder who disposes of its trust preferred securities between record dates for payments of distributions thereon will be required to include in its taxable income for United States federal income tax purposes (1) any portion of the amount realized that is attributable to the accrued but unpaid interest to the extent not previously included in income or (2) any amount of OID, in either case, that has accrued on its pro rata share of the underlying junior subordinated debentures during the taxable year of sale through the date of disposition. Any income inclusion will increase a Holder's adjusted tax basis in the trust preferred securities of which it disposes. To the extent that the amount realized in the sale is less than a Holder's adjusted tax basis, a Holder will recognize a capital loss. Subject to certain limited exceptions applicable to non-corporate taxpayers, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

EFFECT OF CHANGES IN TAX LAWS

     In recent years there have been several legislative proposals which, if enacted, could have adversely affected the ability of Blue Valley to deduct interest paid on the junior subordinated debentures. These proposals, however, were not enacted. Nevertheless, there can be no assurance that other legislation enacted in the future after the date hereof will not otherwise adversely affect the ability of Blue Valley to deduct the interest payable on the junior subordinated debentures. Legislation affecting the deductibility of such interest may cause a tax event. Such a tax event would give us the right to redeem the junior subordinated debentures. See "Description of Junior Subordinated Debentures -- Redemption" and "Description of Trust Preferred Securities -- Redemption -- Mandatory and Optional Rights of Blue Valley -- Tax Event Redemption, Investment Company Event Redemption, Capital Event Redemption or Distribution of Junior Subordinated Debentures."

     A petition was filed during 1998 in the United States Tax Court as a result of a challenge by the IRS of a taxpayer's treatment as indebtedness of a security issued with characteristics similar to the junior subordinated debentures. The IRS ultimately agreed to dismiss the related adjustments. Nevertheless, the IRS could assert similar adjustments against other taxpayers. If adjustments were proposed and the issue litigated resulting in the IRS's position being sustained, a determination would constitute a tax event resulting in early redemption of the trust preferred securities. See "Sales of Trust Preferred Securities" above for the United States federal income tax consequences of a redemption to a Holder.

NON-UNITED STATES HOLDERS

     The following discussion applies to you if you are not a "Holder" as described above.

     Payments of interest, including OID, to a non-United States Holder on a trust preferred security will generally not be subject to withholding of income tax, provided that:

     - the non-United States Holder did not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Blue Valley stock entitled to vote;

     - the non-United States Holder is not a controlled foreign corporation that is related to Blue Valley through stock ownership;

     -  the interest does not constitute contingent interest as described in
        Section 871(h)(4) of the Code;

     - the non-United States Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

     - either (1) the non-United States Holder certifies to BVBC Trust or its agent under penalties of perjury, that the non-United States Holder is not a United States Holder and provides its name and address, or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the trust preferred security in that capacity, certifies to BVBC Trust or its agent, under penalties of perjury and in accordance with applicable Treasury regulations, that it requires and has received the required statement from the non-United States Holder or another Financial Institution between it and the holder in the chain of ownership, and furnishes BVBC Trust or its agent with a copy.

     Recently finalized Treasury regulations, that are generally effective with respect to payments made after December 31, 2000, would provide alternative methods for satisfying the certification requirements described above.

     As discussed above, it is possible that changes in the law affecting the income tax consequences of the junior subordinated debentures could adversely affect Blue Valley's ability to deduct interest payable on the junior subordinated debentures. These changes could also cause the junior subordinated debentures to be classified as Blue Valley's equity, rather than our debt, for United States federal income tax purposes. This might cause the income derived from the junior subordinated debentures to be characterized as dividends, generally subject to a 30%, or lower rate under an applicable income tax treaty, income tax, on a withholding basis, when paid to you if you are not a United States Holder, rather than as portfolio interest which, as discussed above, generally is exempt from income tax in the hands of a foreign corporation or nonresident alien who is not a United States Holder.

     If a non-United States Holder holds the trust preferred securities in connection with the active conduct of a United States trade or business, the non-United States Holder will be subject to income tax on all income and gains recognized with respect to its proportionate share of the junior subordinated debentures.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, the trust preferred securities held by a noncorporate Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, the trust preferred securities to or through the United States office of a broker are subject to information reporting unless the Holder certifies as to its non-United States Holder status or otherwise establish as an exemption from information reporting and backup withholding. Taxable income on the trust preferred securities for a calendar year should be reported to United States Holders on the appropriate forms by the following January 31st.

     Payments made on, and proceeds from the sale of, the trust preferred securities may be subject to a "backup" withholding tax of 31% unless a Holder complies with various identification or exemption requirements. Any amounts so withheld will be allowed as a credit against a Holder's income tax liability, or refunded, provided the required information is provided to the IRS.

     In addition, a non-United States Holder will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a trust preferred security.

     THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO PARTICULAR PERSONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES. POTENTIAL PURCHASERS OF THE TRUST PREFERRED SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                              ERISA CONSIDERATIONS

     We and certain of our affiliates may each be considered to be a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person" within the meaning of
Section 4975 of the Code with respect to many employee benefit plans that are subject to ERISA. The purchase of the trust preferred securities by an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of

Section 4975(e)(1) of the Code and with respect to which we, or any affiliate of ours, is a service provider, or otherwise a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless the trust preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any trust preferred securities should consult with its counsel.

                                  UNDERWRITING

     Subject to the terms and conditions of the underwriting agreement between us, BVBC Trust, and the underwriters named below, for whom Stifel, Nicolaus & Company, Incorporated is acting as the representative, the underwriters have severally agreed to purchase from BVBC Trust, and BVBC Trust has agreed to sell to the underwriters, an aggregate of 1,250,000 trust preferred securities in the amounts set forth below opposite their respective names.


                                                                      NUMBER OF
                        UNDERWRITERS                          TRUST PREFERRED SECURITIES
                        ------------                          --------------------------
Stifel, Nicolaus & Company, Incorporated....................            930,000
Lehman Brothers.............................................             40,000
Advest, Inc. ...............................................             40,000
George K. Baum & Company....................................             40,000
Fahnestock & Co. Inc. ......................................             40,000
J.J.B. Hilliard, W.L. Lyons, Inc. ..........................             40,000
Howe Barnes Investments, Inc. ..............................             40,000
Sandler O'Neill & Partners L.P. ............................             40,000
FBD Investment Services, Inc................................             10,000
Security Investment Company of Kansas City..................             10,000
Smith, Moore & Co. .........................................             10,000
Wunderlich Securities, Inc..................................             10,000
                                                                      ---------
     Total..................................................          1,250,000
                                                                      =========


     The obligations of the underwriters to purchase the trust preferred securities are subject to approval of certain legal matters by their counsel and to various other conditions. Under the terms and conditions of the underwriting agreement, the underwriters are committed to accept and pay for all of the trust preferred securities, other than trust preferred securities covered by the over-allotment option described below, if any are taken. If an underwriter fails to purchase its share of the trust preferred securities, the purchase commitments of the other underwriters may be increased or the underwriting agreement may be terminated.


     The underwriters propose to offer the trust preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus. Any trust preferred securities sold by the underwriters to securities dealers may be sold at a concession of up to $0.16 per trust preferred security from the initial public offering price. These securities dealers may resell any trust preferred securities purchased from the underwriters to other brokers and dealers at a concession of up to $0.10 per trust preferred security from the initial public offering price. After the trust preferred securities are released for sale to the public, the offering price and other selling terms may from time to time be changed by the underwriters.


     BVBC Trust has granted to the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to 187,500 additional trust preferred securities at the same price per trust preferred security to be paid by the underwriters for the other trust preferred securities being offered hereby. If the underwriters purchase any of the additional trust preferred securities under this option, each underwriter will be committed to purchase the additional trust preferred securities in approximately the same proportion allocated to them in the table above. The underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the trust preferred securities being offered hereby.

     If the underwriters exercise their option to purchase additional trust preferred securities, BVBC Trust will issue and sell to us additional common securities and we will issue and sell to BVBC Trust junior subordinated debentures in an aggregate principal amount equal to the total aggregate liquidation amount of the additional trust preferred securities being purchased under the option and the additional common securities sold to us.

     The following table summarizes the price and proceeds on a per security and aggregate basis. The proceeds to be received by BVBC Trust as shown in the table below do not reflect estimated expenses in connection with this offering of the trust preferred securities of $800,000 payable by us.

                                                                    PER TRUST
                                                                PREFERRED SECURITY       TOTAL
                                                                ------------------    -----------
Public Offering Price.......................................          $8.00           $10,000,000
Proceeds to BVBC Trust......................................          $8.00           $10,000,000


     In view of that fact that the proceeds of the sale of the trust preferred securities will be used by BVBC Trust to purchase the junior subordinated debentures from us, we have agreed to pay the underwriter $0.40 per preferred security, or a total of $500,000, as compensation for arranging the investment in the junior subordinated debentures. Should the underwriters exercise the over-allotment option, an aggregate of $575,000 will be paid to the underwriters for arranging the investment in the junior subordinated debentures.


     During a period of 30 days from the date of this prospectus, neither BVBC Trust nor we will, subject to certain exceptions, without the prior written consent of the representative, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any trust preferred securities, any security convertible into or exchangeable for trust preferred securities or junior subordinated debentures or any debt securities substantially similar to the junior subordinated debentures or equity securities substantially similar to the trust preferred securities, except for junior subordinated debentures and the trust preferred securities being offered hereby.

     Because the National Association of Securities Dealers may view the trust preferred securities as interests in a direct participation program, the offer and sale of the trust preferred securities is being made in compliance with the provisions of Rule 2810 under the NASD Conduct Rules.


     Although the trust preferred securities have been approved for listing on the American Stock Exchange under the trading symbol "BLV.Pr", we cannot make any assurances as to the liquidity of the trust preferred securities or that an active and liquid market will develop or, if developed, that the market will continue. Trading is expected to commence on or prior to delivery of the trust preferred securities. The offering price and distribution rate for the trust preferred securities have been determined by negotiations among our representatives and the underwriters, and the offering price of the trust preferred securities may not be indicative of their market price following this offering.


     Blue Valley and the several underwriters have agreed to indemnify, or to contribute to payments made by, each other against certain civil liabilities, including certain civil liabilities arising under the Securities Act.


     This offering of the trust preferred securities is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of this offering without notice. The underwriters reserve the right to reject any order for the purchase of the trust preferred securities.

     In connection with this offering, the underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the price of the trust preferred securities during and after the offering, such as the following:

     - the underwriters may over-allot or otherwise create a short position in the trust preferred securities for their own account by selling more trust preferred securities than have been sold to them;

     - the underwriters may elect to cover any short position by purchasing trust preferred securities in the open market or by exercising the over-allotment option;

     - the underwriters may stabilize or maintain the price of the trust preferred securities by bidding; and

     - the underwriters may impose penalty bids, under which selling concessions allowed to syndicate members or broker-dealers participating in this offering are reclaimed if trust preferred securities previously distributed in this offering are repurchased in connection with stabilization transactions or otherwise.

     The effect of these transactions may be to stabilize or maintain the market price at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the trust preferred securities to the extent that it discourages resales. No representation is made as to the magnitude or effect of any of these stabilization or other transactions. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

     The underwriters have advised us that they will not make any sales to any accounts over which they exercise discretionary authority without the prior specific written approval of the customer.

                             AVAILABLE INFORMATION

     We have filed a registration statement on Form S-1 under the Securities Act with the SEC in connection with the offering described in this prospectus. This prospectus omits certain information, exhibits and undertakings contained in the registration statement we filed with the SEC. You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at its public reference rooms in Washington, D.C., 450 Fifth Street, N.W., 20549, New York, New York, Seven World Trade Center, 13th Floor, Suite 1300, 10048, and Chicago, Illinois, Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, 60661. You may also call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the Internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

     Separate financial statements of BVBC Trust are not included in this prospectus. We do not believe separate financial statements would be helpful because:

     - BVBC Trust is a subsidiary of Blue Valley, which will file consolidated financial information under the Exchange Act.

     - BVBC Trust does not have any independent operations other than issuing the preferred and common securities and purchasing the junior subordinated debentures of Blue Valley.

     - BVBC Trust's only material assets will be the junior subordinated debentures of Blue Valley when issued.

     - The combined obligations of Blue Valley under the junior subordinated debentures, the guarantee, the trust agreement and the indenture have the effect of providing a full and unconditional guarantee of BVBC Trust's obligations under its trust preferred securities. See "Description of Junior Subordinated Securities," "Description of the Trust Preferred Securities," "Description of Trust Preferred Securities Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Trust Preferred Securities Guarantee."

                                 LEGAL MATTERS

     The validity of the trust preferred securities and matters relating to United States federal income tax consequences of this offering, will be passed upon for us and for BVBC Trust by Blackwell Sanders Peper Martin LLP, Kansas City, Missouri. Morris, Nichols, Arsht & Tunnell, Delaware, will pass upon certain matters relating to Delaware law for BVBC Trust. Certain legal matters will be passed upon for the underwriters by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri.

                                    EXPERTS

     The consolidated financial statements of Blue Valley for each of the years in the three-year period ended December 31, 1999, included in this prospectus, have been audited by Baird, Kurtz & Dobson, independent accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

           CONSOLIDATED FINANCIAL STATEMENTS OF BLUE VALLEY BAN CORP

Independent Accountants' Review Report......................   F-2
Consolidated Balance Sheet (unaudited) -- March 31, 2000....   F-3
Consolidated Statements of Income (unaudited) -- three
  months ended March 31, 2000 and 1999......................   F-5
Consolidated Statements of Changes in Stockholders' Equity
  (unaudited) -- three months ended March 31, 2000..........   F-6
Consolidated Statements of Cash Flows (unaudited) -- three
  months ended March 31, 2000 and 1999......................   F-7
Notes to Consolidated Financial Statements
  (unaudited) -- three months ended March 31, 2000..........   F-8
Independent Accountants' Report.............................   F-9
Consolidated Balance Sheets -- December 31, 1999 and 1998...  F-10
Consolidated Statements of Income -- years ended December
  31, 1999, 1998 and 1997...................................  F-12
Consolidated Statements of Changes in Stockholders'
  Equity -- years ended December 31, 1999, 1998 and 1997....  F-13
Consolidated Statements of Cash Flows -- years ended
  December 31, 1999, 1998 and 1997..........................  F-14
Notes to Consolidated Financial Statements -- December 31,
  1999, 1998 and 1997.......................................  F-15

                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

Board of Directors
Blue Valley Ban Corp
Overland Park, Kansas 66225

     We have reviewed the consolidated balance sheet of BLUE VALLEY BAN CORP as of March 31, 2000, and the related consolidated statements of income and cash flows for the three month periods ended March 31, 2000 and 1999 and stockholders' equity for the three months ended March 31, 2000. These financial statements are the responsibility of the Company's management.

     We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A Review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

     Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.

                                          /s/ BAIRD, KURTZ & DOBSON

Kansas City, Missouri
May 24, 2000

                              BLUE VALLEY BAN CORP

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                              MARCH 31, 2000
                                                              --------------
                                                               (UNAUDITED)
Cash and due from banks.....................................     $ 12,703
Federal funds sold..........................................        3,000
                                                                 --------
  Cash and cash equivalents.................................       15,703
Available-for-sale securities...............................       51,733
Mortgage loans held for sale................................        2,528
Loans.......................................................      254,325
  Less allowance for loan losses............................       (3,995)
                                                                 --------
  Net loans.................................................      250,330
Premises and equipment......................................        5,587
Foreclosed assets held for sale, net........................          311
Interest receivable.........................................        2,175
Deferred income taxes.......................................        1,924
Prepaid expenses and other assets...........................          908
Federal Home Loan Bank stock................................        1,053
Excess of cost over fair value of net assets acquired, at
  amortized cost............................................        1,410
                                                                 --------
  Total Assets..............................................     $333,662
                                                                 ========

          See Accompanying Notes to Consolidated Financial Statements and Independent Accountant's Review Report

                              BLUE VALLEY BAN CORP

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 2000
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                              MARCH 31, 2000
                                                              --------------
                                                               (UNAUDITED)
LIABILITIES
Demand deposits.............................................     $ 39,491
Savings, NOW and money market deposits......................      133,235
Time deposits...............................................      106,135
                                                                 --------
  Total Deposits............................................      278,861
Securities sold under agreements to repurchase..............       11,874
Short-term debt.............................................        7,263
Long-term debt..............................................       11,874
Advances from borrowers for taxes and insurance.............        1,179
Accrued interest and other liabilities......................        2,984
                                                                 --------
  Total Liabilities.........................................      314,035
                                                                 --------
STOCKHOLDERS' EQUITY
Capital stock
  Common stock, par value $1 per share;
     Authorized 15,000,000 shares; issued and outstanding
      2,141,720 shares......................................        2,142
Additional paid-in capital..................................        5,277
Retained earnings...........................................       13,290
Accumulated other comprehensive income
  Unrealized depreciation on available-for-sale securities,
     net of income taxes of $(721)..........................       (1,082)
                                                                 --------
  Total Stockholders' Equity................................       19,627
                                                                 --------
  Total Liabilities and Stockholders' Equity................     $333,662
                                                                 ========

          See Accompanying Notes to Consolidated Financial Statements and Independent Accountant's Review Report

                              BLUE VALLEY BAN CORP

                       CONSOLIDATED STATEMENTS OF INCOME

                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                MARCH 31, 2000    MARCH 31, 1999
                                                                --------------    --------------
                                                                 (UNAUDITED)       (UNAUDITED)
INTEREST INCOME
Interest and fees on loans..................................        $6,273            $4,027
Federal funds sold..........................................            38               152
Available-for-sale securities...............................           753               713
                                                                    ------            ------
  Total Interest Income.....................................         7,064             4,892
                                                                    ------            ------
INTEREST EXPENSE
Deposits....................................................         2,951             2,229
Securities sold under repurchase agreements.................            91                57
Long-term debt and advances.................................           413               237
                                                                    ------            ------
  Total Interest Expense....................................         3,455             2,523
                                                                    ------            ------
NET INTEREST INCOME.........................................         3,609             2,369
PROVISION FOR LOAN LOSSES...................................           465               300
                                                                    ------            ------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........         3,144             2,069
                                                                    ------            ------
NONINTEREST INCOME
Service fees................................................           600               659
Other income................................................            75                56
                                                                    ------            ------
  Total Noninterest Income..................................           675               715
                                                                    ------            ------
NONINTEREST EXPENSE
Salaries and employee benefits..............................         1,409               997
Net occupancy expense.......................................           257               198
Other operating expense.....................................           932               613
                                                                    ------            ------
  Total Noninterest Expense.................................         2,598             1,808
                                                                    ------            ------
INCOME BEFORE INCOME TAXES..................................         1,221               976
PROVISION FOR INCOME TAXES..................................           388               321
                                                                    ------            ------
NET INCOME..................................................        $  833            $  655
                                                                    ======            ======
BASIC EARNINGS PER SHARE....................................        $  .39            $  .31
                                                                    ======            ======
DILUTED EARNINGS PER SHARE..................................        $  .38            $  .30
                                                                    ======            ======

          See Accompanying Notes to Consolidated Financial Statements and Independent Accountant's Review Report

                              BLUE VALLEY BAN CORP

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                       THREE MONTHS ENDED MARCH 31, 2000
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         ACCUMULATED
                                                                                            OTHER
                                                                                        COMPREHENSIVE
                                                                                            INCOME
                                                                                          UNREALIZED
                                                              ADDITIONAL               DEPRECIATION ON
                                     COMPREHENSIVE   COMMON    PAID-IN     RETAINED   AVAILABLE-FOR-SALE
                                        INCOME       STOCK     CAPITAL     EARNINGS    SECURITIES, NET      TOTAL
                                     -------------   ------   ----------   --------   ------------------   -------
BALANCE, DECEMBER 31, 1999.........                  $2,138     $5,230     $12,458         $  (957)        $18,869
Issuance of 4,000 shares of common
  stock............................                       4         47                                          51
Net income.........................      $832                                  832                             832
Change in unrealized depreciation
  on available-for-sale securities,
  net of income taxes of $(83).....      (125)                                                (125)           (125)
                                         ----        ------     ------     -------         -------         -------
BALANCE, MARCH 31, 2000............      $707        $2,142     $5,277     $13,290         $(1,082)        $19,627
                                         ====        ======     ======     =======         =======         =======
RECLASSIFICATION DISCLOSURE:
Unrealized depreciation on available-for-sale securities, net of income
  taxes of $(83)........................................................   $  (125)
Less: reclassification adjustments for appreciation (depreciation)
  included in net income................................................         0
                                                                           -------
Change in unrealized depreciation on available-for-sale securities, net
  of income taxes of $(83)..............................................   $  (125)
                                                                           =======

          See Accompanying Notes to Consolidated Financial Statements and Independent Accountant's Review Report

                              BLUE VALLEY BAN CORP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                   THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)

                                                                MARCH 31, 2000    MARCH 31, 1999
                                                                --------------    --------------
                                                                 (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................       $    833          $    655
Items not requiring (providing) cash:
  Depreciation and amortization.............................            146               128
  Amortization (accretion) of premiums and discounts on
     securities.............................................             21               (14)
  Provision for loan losses.................................            465               300
Changes in:
  Accrued interest receivable...............................           (136)             (268)
  Mortgage loans held for sale..............................         (1,576)              933
  Prepaid expenses and other assets.........................            (69)           (1,198)
  Accrued interest payable and other liabilities............            562               189
                                                                   --------          --------
     Net cash provided by operating activities..............            246               725
                                                                   --------          --------
CASH FLOWS FROM INVESTING ACTIVITIES
Net originations of loans...................................         (4,476)          (25,114)
Proceeds from sales of loan participations..................            110
Purchase of premises and equipment..........................           (120)             (102)
Proceeds from the sale of foreclosed assets.................             39                22
Proceeds from maturities of available-for-sale securities...            205             8,000
Purchases of available-for-sale securities..................         (3,541)              (12)
                                                                   --------          --------
     Net cash used in investing activities..................         (7,783)          (17,206)
                                                                   --------          --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand deposits, money market, NOW and
  savings accounts..........................................          9,378            13,042
Net increase (decrease) in certificates of deposit..........          1,338            (4,483)
Repayments of long-term debt................................            (34)              (32)
Net payments on short-term debt.............................        (10,187)             (125)
Proceeds from sale of common stock..........................             51
Net increase (decrease) in other borrowings.................            614            (1,595)
Net increase (decrease) in advances from borrowers for taxes
  and insurance.............................................         (1,380)              170
                                                                   --------          --------
     Net cash provided by (used in) financing activities....           (220)            6,977
                                                                   --------          --------
DECREASE IN CASH AND CASH EQUIVALENTS.......................         (7,757)           (9,504)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............         23,460            28,999
                                                                   --------          --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................       $ 15,703          $ 19,495
                                                                   ========          ========

          See Accompanying Notes to Consolidated Financial Statements and Independent Accountant's Review Report

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       THREE MONTHS ENDED MARCH 31, 2000
                                  (UNAUDITED)

NOTE 1:  BASIS OF PRESENTATION

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments necessary to present fairly the Company's consolidated financial position as of March 31, 2000, and the consolidated results of its operations, changes in stockholders' equity and cash flows for the periods ended March 31, 2000 and 1999, and are of a normal recurring nature.

NOTE 2:  RESULTS OF OPERATIONS

     The results of operations for the period are not necessarily indicative of the results to be expected for the full year.

NOTE 3:  EARNINGS PER SHARE

     Basic earnings per share is computed based on the weighted average number of shares outstanding during each year. Diluted earnings per share is computed using the weighted average common shares and all potential dilutive common shares outstanding during the period.

     The computation of per share earnings is as follows:

                                                                MARCH 31, 2000    MARCH 31, 1999
                                                                --------------    --------------
                                                                 (UNAUDITED)       (UNAUDITED)
                                                                (IN THOUSANDS, EXCEPT SHARE AND
                                                                        PER SHARE DATA)
Net income..................................................      $      833        $      655
                                                                  ----------        ----------
Average common shares outstanding...........................       2,140,929         2,130,396
Average common share stock options outstanding..............          34,372            18,688
                                                                  ----------        ----------
Average diluted common shares...............................       2,175,301         2,149,084
                                                                  ----------        ----------
Basic earnings per share....................................      $      .39        $      .31
                                                                  ==========        ==========
Diluted earnings per share..................................      $      .38        $      .30
                                                                  ==========        ==========

     See Independent Accountants' Review Report.

                        INDEPENDENT ACCOUNTANTS' REPORT

Board of Directors
Blue Valley Ban Corp
Overland Park, Kansas

     We have audited the accompanying consolidated balance sheets of BLUE VALLEY BAN CORP as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BLUE VALLEY BAN CORP as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

                                          /s/ Baird, Kurtz & Dobson

March 1, 2000
Kansas City, Missouri

                              BLUE VALLEY BAN CORP

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                  1999        1998
                                                                --------    --------
Cash and due from banks.....................................    $ 15,460    $  8,299
Federal funds sold..........................................       8,000      20,700
                                                                --------    --------
     Cash and cash equivalents..............................      23,460      28,999
Available-for-sale securities...............................      48,646      53,427
Mortgage loans held for sale................................         952       1,954
Loans.......................................................     250,410     161,444
  Less allowance for loan losses............................       3,817       2,341
                                                                --------    --------
     Net loans..............................................     246,593     159,103
Premises and equipment......................................       5,574       5,422
Foreclosed assets held for sale, net........................         186          46
Interest receivable.........................................       2,039       1,501
Deferred income taxes.......................................       1,841         471
Prepaid expenses and other assets...........................         840         584
Federal Home Loan Bank stock................................       1,034         617
Excess of cost over fair value of net assets acquired, at
  amortized cost............................................       1,448       1,600
                                                                --------    --------
  Total Assets..............................................    $332,613    $253,724
                                                                ========    ========

                 See Notes to Consolidated Financial Statements

                              BLUE VALLEY BAN CORP

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                1999        1998
                                                              --------    --------
LIABILITIES
Demand deposits.............................................  $ 36,950    $ 33,752
Savings, NOW and money market deposits......................   126,398      63,215
Time deposits...............................................   104,797     112,857
                                                              --------    --------
       Total Deposits.......................................   268,145     209,824
Securities sold under agreements to repurchase..............    11,260       8,817
Short-term debt.............................................    17,450       3,575
Long-term debt..............................................    11,908      12,038
Advances from borrowers for taxes and insurance.............     2,559         712
Accrued interest and other liabilities......................     2,422       1,742
                                                              --------    --------
       Total Liabilities....................................   313,744     236,708
                                                              --------    --------
STOCKHOLDERS' EQUITY
Capital stock
  Common stock, par value $1 per share;
     Authorized 15,000,000 shares; issued and outstanding
      1999 -- 2,137,720 shares; 1998 -- 2,130,396 shares....     2,138       2,130
Additional paid-in capital..................................     5,230       5,159
Retained earnings...........................................    12,458       9,375
Accumulated other comprehensive income
  Unrealized appreciation (depreciation) on
     available-for-sale securities, net of income taxes of
     $(638) in 1999 and $235 in 1998........................      (957)        352
                                                              --------    --------
       Total Stockholders' Equity...........................    18,869      17,016
                                                              --------    --------
       Total Liabilities and Stockholders' Equity...........  $332,613    $253,724
                                                              ========    ========

                 See Notes to Consolidated Financial Statements

                              BLUE VALLEY BAN CORP

                       CONSOLIDATED STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1999      1998      1997
                                                               -------   -------   -------
INTEREST INCOME
Interest and fees on loans..................................   $20,422   $14,608   $12,000
Federal funds sold..........................................       431       396       276
Available-for-sale securities...............................     2,755     2,814     2,275
                                                               -------   -------   -------
  Total Interest Income.....................................    23,608    17,818    14,551
                                                               -------   -------   -------
INTEREST EXPENSE
Deposits....................................................     9,832     8,232     6,634
Securities sold under repurchase agreements.................       287       438       167
Long-term debt and advances.................................     1,085       535       457
                                                               -------   -------   -------
  Total Interest Expense....................................    11,204     9,205     7,258
                                                               -------   -------   -------
NET INTEREST INCOME.........................................    12,404     8,613     7,293
PROVISION FOR LOAN LOSSES...................................     2,144     1,061       660
                                                               -------   -------   -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........    10,260     7,552     6,633
                                                               -------   -------   -------
NONINTEREST INCOME
Service fees................................................     2,835     2,084     1,045
Other income................................................       189       562       409
                                                               -------   -------   -------
  Total Noninterest Income..................................     3,024     2,646     1,454
                                                               -------   -------   -------
NONINTEREST EXPENSE
Salaries and employee benefits..............................     4,578     3,312     2,304
Net occupancy expense.......................................       894       748       663
Other operating expense.....................................     3,208     1,936     1,689
                                                               -------   -------   -------
  Total Noninterest Expense.................................     8,680     5,996     4,656
                                                               -------   -------   -------
INCOME BEFORE INCOME TAXES..................................     4,604     4,202     3,431
PROVISION FOR INCOME TAXES..................................     1,521     1,386     1,145
                                                               -------   -------   -------
NET INCOME..................................................   $ 3,083   $ 2,816   $ 2,286
                                                               =======   =======   =======
BASIC EARNINGS PER SHARE....................................   $  1.45   $  1.36   $  1.24
                                                               =======   =======   =======
DILUTED EARNINGS PER SHARE..................................   $  1.42   $  1.35   $  1.22
                                                               =======   =======   =======

                 See Notes to Consolidated Financial Statements

                              BLUE VALLEY BAN CORP

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                          ACCUMULATED
                                                                                             OTHER
                                                                                         COMPREHENSIVE
                                                                                             INCOME
                                                                                       ------------------
                                                                                           UNREALIZED
                                                                                          APPRECIATION
                                                               ADDITIONAL              (DEPRECIATION) ON
                                      COMPREHENSIVE   COMMON    PAID-IN     RETAINED   AVAILABLE-FOR-SALE
                                         INCOME       STOCK     CAPITAL     EARNINGS    SECURITIES, NET      TOTAL
                                      -------------   ------   ----------   --------   ------------------   -------
BALANCE, DECEMBER 31, 1996..........                  $1,841     $4,026     $ 4,273         $   (40)        $10,100
Issuance of 186,600 shares of common
  stock.............................                     187        591                                         778
Net income..........................     $ 2,286                              2,286                           2,286
Change in unrealized appreciation
  (depreciation) on
  available-for-sale securities, net
  of income taxes of $200...........         300                                                300             300
                                         -------      ------     ------     -------         -------         -------
BALANCE, DECEMBER 31, 1997..........     $ 2,586       2,028      4,617       6,559             260          13,464
                                         =======      ======     ======     =======         =======         =======
Issuance of 102,336 shares of common
  stock.............................                     102        542                                         644
Net income..........................     $ 2,816                              2,816                           2,816
Change in unrealized appreciation
  (depreciation) on
  available-for-sale securities, net
  of income taxes of $61............          92                                                 92              92
                                         -------      ------     ------     -------         -------         -------
BALANCE, DECEMBER 31, 1998..........     $ 2,908       2,130      5,159       9,375             352          17,016
                                         =======      ======     ======     =======         =======         =======
Issuance of 7,324 shares of common
  stock.............................                       8         71                                          79
Net income..........................     $ 3,083                              3,083                           3,083
Change in unrealized appreciation
  (depreciation) on
  available-for-sale securities, net
  of income taxes of $(872).........      (1,309)                                            (1,309)         (1,309)
                                         -------      ------     ------     -------         -------         -------
BALANCE, DECEMBER 31, 1999..........     $ 1,774      $2,138     $5,230     $12,458         $  (957)        $18,869
                                         =======      ======     ======     =======         =======         =======

                                                                1999      1998     1997
                                                              --------   ------   -------
RECLASSIFICATION DISCLOSURE:
Unrealized appreciation (depreciation) on available-for-sale securities, net of income taxes of $(871), $106 and $203
  for 1999, 1998 and 1997, respectively.....................  $(1,307)   $  159   $   305
Less: reclassification adjustments for appreciation
  (depreciation) included in net income, net of income taxes
  of $1, $45 and $3 for 1999, 1998 and 1997, respectively...       (2)      (67)       (5)
                                                              -------    ------   -------
Change in unrealized appreciation (depreciation) on
  available-for-sale securities, net of income taxes of
  $(872), $61 and $200 for 1999, 1998 and 1997,
  respectively..............................................  $(1,309)   $   92   $   300
                                                              =======    ======   =======

                 See Notes to Consolidated Financial Statements

                              BLUE VALLEY BAN CORP

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1999      1998      1997
                                                               -------   -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $ 3,083   $ 2,816   $ 2,286
Items not requiring (providing) cash:
  Depreciation and amortization.............................       533       445       388
  Amortization (accretion) of premiums and discounts on
     securities.............................................        50                  27
  Provision for loan losses.................................     2,144     1,061       660
  Deferred income taxes.....................................      (497)     (298)     (103)
  Provision for losses on foreclosed assets.................                           116
  Gain on sales of available-for-sale securities............        (3)     (112)       (8)
  (Gain) loss on sale of foreclosed assets..................                 (78)       45
Changes in:
  Accrued interest receivable...............................      (538)     (141)     (204)
  Mortgage loans held for sale..............................     1,002    (1,063)      610
  Prepaid expenses and other assets.........................      (259)       38       212
  Accrued interest payable and other liabilities............       680       730       283
                                                               -------   -------   -------
     Net cash provided by operating activities..............     6,195     3,398     4,312
                                                               -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Net originations of loans...................................   (92,460)  (38,869)  (27,802)
Proceeds from sales of loan participations..................     2,231     4,394       254
Purchase of premises and equipment..........................      (530)   (1,203)     (286)
Proceeds from the sale of foreclosed assets.................       455       827       329
Proceeds from sales of available-for-sale securities........     2,003    11,115     3,865
Proceeds from maturities of available-for-sale securities...    10,105     7,270     4,422
Purchases of available-for-sale securities..................    (9,973)  (31,433)  (11,947)
                                                               -------   -------   -------
     Net cash used in investing activities..................   (88,169)  (47,899)  (31,165)
                                                               -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in demand deposits, money market, NOW and
  savings accounts..........................................    66,381    18,861     9,665
Net increase (decrease) in certificates of deposit..........    (8,060)   20,171    21,199
Repayments of long-term debt................................      (130)     (120)     (112)
Proceeds from long-term debt................................              10,000
Net proceeds (payments) on short-term debt..................    13,875      (463)    1,150
Proceeds from sale of common stock..........................        79       644       778
Net increase in other borrowings............................     2,443       704     2,382
Net increase (decrease) in advances from borrowers for taxes
  and insurance.............................................     1,847    (1,277)      973
                                                               -------   -------   -------
     Net cash provided by financing activities..............    76,435    48,520    36,035
                                                               -------   -------   -------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    (5,539)    4,019     9,182
CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR.........................................    28,999    24,980    15,798
                                                               -------   -------   -------
CASH AND CASH EQUIVALENTS,
  END OF YEAR...............................................   $23,460   $28,999   $24,980
                                                               =======   =======   =======

                 See Notes to Consolidated Financial Statements

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Company is a holding company for Bank of Blue Valley (the Bank) and Blue Valley Building Corporation through 100% ownership of each.

     The Bank is primarily engaged in providing a full range of banking and mortgage services to individual and corporate customers in southern Johnson County. The Bank is subject to competition from other financial institutions. The Bank also is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

     The Blue Valley Building Corporation is primarily engaged in leasing real property at its only facility in Overland Park, Kansas.

OPERATING SEGMENT

     The Company provides community banking services through its subsidiary bank, including such products and services as loans; time deposits, checking and savings accounts; trust services; and investment services. These activities are reported as one operating segment.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

     Management believes that the allowances for losses on loans and the valuation of foreclosed assets held for sale are adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of these estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and valuation of foreclosed assets held for sale. Such agencies may require the Company to recognize additional losses based on their judgements of information available to them at the time of their examination.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Blue Valley Ban Corp and its 100% owned subsidiaries, Bank of Blue Valley and Blue Valley Building Corporation. Significant intercompany accounts and transactions have been eliminated in consolidation.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

CASH EQUIVALENTS

     The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1999 and 1998, cash equivalents consisted of federal funds sold.

INVESTMENT IN DEBT SECURITIES

     Available-for-sale securities, which include any security for which the Company has no immediate plan to sell, but which may be sold in the future, are carried at fair value. Realized gains and losses, based on specifically identified amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using a method which approximates the level-yield method over the period to maturity.

     Interest on investments in debt securities is included in income when earned.

OTHER INVESTMENTS

     The Company, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB. No ready market exists for the FHLB stock, and it has no quoted market value. Such stock is recorded at cost and reported as other investments in the accompanying consolidated balance sheets.

MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale are carried at the lower of cost or fair value, determined using an aggregate basis. Write-downs to fair value are recognized as a charge to earnings at the time the decline in value occurs. Forward commitments to sell mortgage loans are acquired to reduce market risk on mortgage loans in the process of origination and mortgage loans held for sale. Amounts paid to investors to obtain forward commitments are deferred until such time as the related loans are sold. The fair values of the forward commitments are not recognized in the financial statements. Gains and losses resulting from sales of mortgage loans are recognized when the respective loans are sold to investors. Gains and losses are determined by the difference between the selling price and the carrying amount of the loans sold, net of discounts collected or paid, commitment fees paid and considering a normal servicing rate. Fees received from borrowers to guarantee the funding of mortgage loans held for sale are recognized as income or expense when the loans are sold or when it becomes evident that the commitment will not be used.

LOANS

     Loans that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-offs, are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is management's best estimate of probable losses which have been incurred as of the balance sheet date based on management's evaluation of risk in the portfolio, local economic conditions, and historical loss experience.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     The adequacy of the allowance is analyzed monthly based on internal loan reviews and quality measurements of the loan portfolio. The Bank computes its allowance by assigning specific reserves to impaired loans, and then applies a general reserve based on a loss factor applied to the rest of the loan portfolio. The loss factor is determined based on such items as management's evaluation of risk in the portfolio, local economic conditions and historical loss experience. Specific allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

     A loan is considered impaired when it is probable that the Company will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Accrual of interest is discontinued, and interest accrued and unpaid is removed, at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

PREMISES AND EQUIPMENT

     Depreciable assets are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

FORECLOSED ASSETS HELD FOR SALE

     Assets acquired by foreclosure or in settlement of debt and held for sale are valued at estimated fair value as of the date of foreclosure, and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in fair value. Increases in the valuation allowance and gains/losses on sales of foreclosed assets are included in non-interest expenses, net.

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED

     Unamortized costs in excess of the fair value of underlying net tangible assets acquired aggregated $1,448,000 and $1,600,000 (originally $2,286,000) at December 31, 1999 and 1998, respectively, and are being amortized over a 15-year period using the straight-line method. Amortization expense related to purchased subsidiaries and acquired deposits was $152,000 for each of the years 1999, 1998 and 1997.

FEE INCOME

     Loan origination fees, net of direct origination costs, are recognized as income using the level-yield method over the term of the loans.

RECLASSIFICATION

     Certain reclassifications have been made to the 1998 financial statements to conform to the 1999 financial statement presentation. These reclassifications had no effect on net income.

INCOME TAXES

     Deferred tax liabilities and assets are recognized for the tax effect of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

EARNINGS PER SHARE

     Basic earnings per share is computed based on the weighted average number of shares outstanding during each year. Diluted earnings per share is computed using the weighted average common shares and all potential dilutive common shares outstanding during the period.

     The computation of per share earnings is as follows:

                                                             1999             1998             1997
                                                         -------------    -------------    -------------
                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net income...........................................     $    3,083       $    2,816       $    2,286
                                                          ----------       ----------       ----------
Average common shares outstanding....................      2,131,372        2,065,400        1,843,228
Average common share stock options outstanding.......         34,636           18,688           24,616
                                                          ----------       ----------       ----------
Average diluted common shares........................      2,166,008        2,084,088        1,867,844
                                                          ----------       ----------       ----------
  Basic earnings per share...........................     $     1.45       $     1.36       $     1.24
                                                          ==========       ==========       ==========
  Diluted earnings per share.........................     $     1.42       $     1.35       $     1.22
                                                          ==========       ==========       ==========

NOTE 2:  INVESTMENT IN DEBT SECURITIES

     The amortized cost and approximate fair value of available-for-sale securities at December 31, 1999 are as follows:

                                                                GROSS         GROSS
                                                 AMORTIZED    UNREALIZED    UNREALIZED    APPROXIMATE
                                                   COST         GAINS         LOSSES      FAIR VALUE
                                                 ---------    ----------    ----------    -----------
                                                                (DOLLARS IN THOUSANDS)
U.S. Treasury..................................   $10,012        $20         $   (83)       $ 9,949
U.S. Government agencies.......................    25,591                     (1,365)        24,226
State and political subdivisions...............    14,638         33            (200)        14,471
                                                  -------        ---         -------        -------
                                                  $50,241        $53         $(1,648)       $48,646
                                                  =======        ===         =======        =======

     Maturities of available-for-sale debt instruments at December 31, 1999 are as follows:

                                                              AMORTIZED    APPROXIMATE
                                                                COST       FAIR VALUE
                                                              ---------    -----------
                                                               (DOLLARS IN THOUSANDS)
In one year or less.........................................   $ 3,262       $ 3,255
After one through five years................................    15,239        15,025
After five through ten years................................    31,740        30,366
After ten years.............................................
                                                               -------       -------
                                                               $50,241       $48,646
                                                               =======       =======

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     The amortized cost and approximate fair value of available-for-sale securities at December 31, 1998 are as follows:

                                                                GROSS         GROSS
                                                 AMORTIZED    UNREALIZED    UNREALIZED    APPROXIMATE
                                                   COST         GAINS         LOSSES      FAIR VALUE
                                                 ---------    ----------    ----------    -----------
                                                                (DOLLARS IN THOUSANDS)
U.S. Treasury..................................   $12,024        $198         $ (10)        $12,212
U.S. Government agencies.......................    26,660         142          (155)         26,647
State and political subdivisions...............    14,156         416            (4)         14,568
                                                  -------        ----         -----         -------
                                                  $52,840        $756         $(169)        $53,427
                                                  =======        ====         =====         =======

     The book value of securities pledged as collateral to secure public deposits amounted to $22,177,000 at December 31, 1999 and $28,231,000 at December 31, 1998. The approximate fair value of pledged securities amounted to $21,597,000 at December 31, 1999 and $28,568,000 at December 31, 1998.

     The Company entered into sales of securities under agreements to repurchase. The amounts deposited under these agreements represent short-term borrowings and are reflected as a liability in the consolidated balance sheets. The securities underlying the agreements are book-entry securities. During the period, securities held in safekeeping were pledged to the depositors under a written custodial agreement that explicitly recognizes the depositors' interest in the securities. At December 31, 1999, or at any month end during the period, no material amount of agreements to repurchase securities sold was outstanding with any individual dealer. Securities sold under agreements to repurchase averaged $9,500,000 and $7,042,000 during 1999 and 1998, and the maximum amounts outstanding at any month-end were $13,056,000 and $8,886,000, respectively. The book value of securities pledged to secure agreements to repurchase amounted to $15,110,000, and $10,092,000 at December 31, 1999 and 1998, respectively. The approximate fair value of these securities was $14,235,000 at December 31, 1999 and $10,012,000 at December 31, 1998.

     Gross gains of $3,000, $112,000 and $8,000 were realized at December 31, 1999, 1998 and 1997, respectively, resulting from sales of available-for-sale securities.

NOTE 3:  LOANS AND ALLOWANCE FOR LOAN LOSSES

     Categories of loans at December 31, 1999 and 1998 include the following:

                                                                  1999         1998
                                                                ---------    ---------
                                                                (DOLLARS IN THOUSANDS)
Commercial..................................................    $ 64,552     $ 52,310
Commercial real estate......................................      26,617       15,457
Construction................................................      41,336       25,834
Residential real estate.....................................      33,251       28,367
Leases......................................................      30,174       13,765
Personal....................................................      44,747       19,751
Home equity.................................................       9,820        6,170
                                                                --------     --------
TOTAL LOANS.................................................     250,497      161,654
Less:
  Unearned discount and fees................................          87          210
  Allowance for loan losses.................................       3,817        2,341
                                                                --------     --------
Net loans...................................................    $246,593     $159,103
                                                                ========     ========

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     Activity in the allowance for loan losses was as follows:

                                                                1999     1998     1997
                                                               ------   ------   ------
                                                                (DOLLARS IN THOUSANDS)
BALANCE, BEGINNING OF YEAR..................................   $2,341   $1,618   $1,275
Provision charged to expense................................    2,144    1,061      660
Losses charged off, net of recoveries of $104,000, $48,000
  and $142,000 for 1999, 1998 and 1997, respectively........     (668)    (338)    (317)
                                                               ------   ------   ------
BALANCE, END OF YEAR........................................   $3,817   $2,341   $1,618
                                                               ======   ======   ======

     Impaired loans totaled $5,153,000 and $5,237,000 at December 31, 1999 and 1998, respectively, with related allowances for loan losses of $825,000 and $747,000, respectively.

     Interest of $713,000 and $600,000 was recognized on average impaired loans of $4,092,000 and $3,496,000 for 1999 and 1998, respectively. Interest of $140,000 and $85,000 was recognized on impaired loans on a cash basis during 1999 and 1998, respectively.

NOTE 4:  PREMISES AND EQUIPMENT

     Major classifications of these assets are as follows:

                                                                 1999      1998
                                                                ------    ------
                                                                  (DOLLARS IN
                                                                   THOUSANDS)
Land........................................................    $1,477    $1,477
Building and improvements...................................     3,567     3,405
Furniture and equipment.....................................     1,651     1,282
Land improvements, net......................................       230       230
                                                                ------    ------
                                                                 6,925     6,394
Less accumulated depreciation...............................     1,351       972
                                                                ------    ------
Total premises and equipment................................    $5,574    $5,422
                                                                ======    ======

NOTE 5:  INTEREST-BEARING DEPOSITS

     Interest-bearing deposits in denominations of $100,000 or more were $34,957,000 on December 31, 1999 and $35,846,000 on December 31, 1998.

     At December 31, 1999, the scheduled maturities of certificates of deposit are as follows:

                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
2000........................................................         $ 66,492
2001........................................................           16,192
2002........................................................           10,851
2003........................................................            7,024
2004 and thereafter.........................................            4,238
                                                                     --------
                                                                     $104,797
                                                                     ========

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

NOTE 6:  OPERATING LEASES

     Blue Valley Building Corp. leases office space to others under noncancellable operating leases expiring in various years through 2004. Minimum future rentals receivable under noncancellable operating leases at December 31, 1999 are as follows:

                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
2000........................................................           $160
2001........................................................            132
2002........................................................            133
2003........................................................            138
2004........................................................            143
                                                                       ----
Future minimum lease receivable.............................           $706
                                                                       ====

NOTE 7:  INCOME TAXES

     The provision for income taxes consists of the following:

                                                               1999      1998      1997
                                                              ------    ------    ------
                                                                (DOLLARS IN THOUSANDS)
Taxes currently payable.....................................  $2,018    $1,684    $1,248
Deferred income taxes.......................................    (497)     (298)     (103)
                                                              ------    ------    ------
                                                              $1,521    $1,386    $1,145
                                                              ======    ======    ======

     A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:

                                                                1999     1998     1997
                                                               ------   ------   ------
                                                                (DOLLARS IN THOUSANDS)
Computed at the statutory rate (34%)........................   $1,565   $1,428   $1,167
Increase (decrease) resulting from:
  Tax-exempt interest.......................................     (190)    (213)    (140)
  Stock options.............................................      (22)      (6)     (60)
  State income taxes........................................      138      139      130
  Other.....................................................       30       38       48
                                                               ------   ------   ------
Actual tax provision........................................   $1,521   $1,386   $1,145
                                                               ======   ======   ======

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     The tax effects of temporary differences related to deferred taxes shown on the December 31, 1999 and 1998 consolidated balance sheets are as follows:

                                                               1999     1998
                                                              ------   ------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Deferred tax assets:
  Allowance for loan losses.................................  $1,239   $  739
  Accrued compensated absences..............................      50       37
  Accumulated depreciation on available-for-sale
     securities.............................................     638
                                                              ------   ------
                                                               1,927      776
                                                              ------   ------
Deferred tax liabilities:
  Accumulated depreciation..................................     (41)     (49)
  Accumulated appreciation on available-for-sale
     securities.............................................             (235)
  Other.....................................................     (45)     (21)
                                                              ------   ------
                                                                 (86)    (305)
                                                              ------   ------
  Net deferred tax asset....................................  $1,841   $  471
                                                              ======   ======

NOTE 8:  SHORT-TERM DEBT

     Short-term debt at December 31, 1999 and 1998 consisted of the following components:

                                                                  1999         1998
                                                                ---------    ---------
                                                                (DOLLARS IN THOUSANDS)
Note payable to bank (A)....................................     $ 7,450      $ 3,575
Line of credit (B)..........................................      10,000
                                                                 -------      -------
Total short-term debt.......................................     $17,450      $ 3,575
                                                                 =======      =======

---------------

(A) Due on demand, but no later than July 2000; payable in quarterly installments of $187,500 plus interest at prime less 1.0%; collateralized by 258,000 shares of the Bank's capital stock.

(B) Line of credit with the Federal Home Loan Bank. Amount outstanding is a two-week advance with principal and interest payable at maturity. The line is collateralized by various assets including mortgage-backed loans and securities, and U.S. Treasury and Agency securities. The interest rate is adjusted daily and is tied to the Federal Funds rate. Availability is determined quarterly; at December 31, 1999 an additional $396,000 was available.

NOTE 9:  LONG-TERM DEBT

     Long-term debt at December 31, 1999 and 1998 consisted of the following components:

                                                                  1999         1998
                                                                ---------    ---------
                                                                (DOLLARS IN THOUSANDS)
Note payable -- other (A)...................................     $ 1,908      $ 2,038
Federal Home Loan Bank advances (B).........................      10,000       10,000
                                                                 -------      -------
Total long-term debt........................................     $11,908      $12,038
                                                                 =======      =======

---------------

(A) Due in August 2009; payable in monthly installments of $23,175 including interest at 7.5%; collateralized by land, building and assignment of future rents.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

(B) Due in 2008; collateralized by various assets including mortgage-backed loans and securities, and U.S. Treasury and Agency securities. The interest rates on the advances range from 4.63% to 5.682%.

     Aggregate annual maturities of long-term debt at December 31, 1999 are as follows:

                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
2000........................................................         $   140
2001........................................................             151
2002........................................................             162
2003........................................................             175
2004........................................................             188
Thereafter..................................................          11,092
                                                                     -------
                                                                     $11,908
                                                                     =======

NOTE 10:  REGULATORY MATTERS

     The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1999, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 1999, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     The Company and the Bank's actual capital amounts and ratios are also presented in the table.

                                                                              TO BE WELL CAPITALIZED
                                                                                   UNDER PROMPT
                                                           FOR CAPITAL              CORRECTIVE
                                        ACTUAL          ADEQUACY PURPOSES        ACTION PROVISIONS
                                   -----------------    ------------------    -----------------------
                                   AMOUNT     RATIO      AMOUNT     RATIO       AMOUNT        RATIO
                                   -------    ------    --------    ------    ----------    ---------
                                                         (DOLLARS IN THOUSANDS)
AS OF DECEMBER 31, 1999:
Total Capital
(to Risk Weighted Assets)
  Consolidated.................    $21,749     8.07%    $21,573     8.00%          N/A
                                   =======    ======    =======     =====
  Bank Only....................    $27,396    10.31%    $21,256     8.00%      $26,570       10.00%
                                   =======    ======    =======     =====      =======       ======
Tier 1 Capital
(to Risk Weighted Assets)
  Consolidated.................    $18,378     6.82%    $10,786     4.00%          N/A
                                   =======    ======    =======     =====
  Bank Only....................    $24,074     9.06%    $10,628     4.00%      $15,942        6.00%
                                   =======    ======    =======     =====      =======       ======
Tier 1 Capital
(to Average Assets)
  Consolidated.................    $18,378     5.80%    $12,678     4.00%          N/A
                                   =======    ======    =======     =====
  Bank Only....................    $24,074     7.69%    $12,525     4.00%      $15,656        5.00%
                                   =======    ======    =======     =====      =======       ======
AS OF DECEMBER 31, 1998:
Total Capital
(to Risk Weighted Assets)
  Consolidated.................    $17,319     9.62%    $14,406     8.00%          N/A
                                   =======    ======    =======     =====
  Bank Only....................    $19,012    10.79%    $14,100     8.00%      $17,625       10.00%
                                   =======    ======    =======     =====      =======       ======
Tier 1 Capital
(to Risk Weighted Assets)
  Consolidated.................    $15,064     8.37%    $ 7,203     4.00%          N/A
                                   =======    ======    =======     =====
  Bank Only....................    $16,809     9.54%    $ 7,050     4.00%      $10,575        6.00%
                                   =======    ======    =======     =====      =======       ======
Tier 1 Capital
(to Average Assets)
  Consolidated.................    $15,064     6.13%    $ 9,837     4.00%          N/A
                                   =======    ======    =======     =====
  Bank Only....................    $16,809     6.94%    $ 9,684     4.00%      $12,104        5.00%
                                   =======    ======    =======     =====      =======       ======

     The Bank is subject to certain restrictions on the amounts of dividends that it may declare without prior regulatory approval. At December 31, 1999, approximately $6,140,000 of retained earnings were available for dividend declaration without prior regulatory approval.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

NOTE 11:  TRANSACTIONS WITH RELATED PARTIES

     At December 31, 1999 and 1998, the Company had loans outstanding to executive officers, directors and to companies in which the Banks' executive officers or directors were principal owners, in the amounts of $1,384,000 and $1,713,000, respectively. Related party transactions for 1999 were as follows:

                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
Balance, beginning of year..................................          $1,713
New loans...................................................             202
Repayments..................................................            (531)
                                                                      ------
Balance, end of year........................................          $1,384
                                                                      ======

     In management's opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons. Further, in management's opinion, these loans did not involve more than the normal risk of collectibility or present other unfavorable features.

NOTE 12:  PROFIT SHARING PLAN

     The Company's profit sharing plan covers substantially all employees. Contributions to the plan are determined annually by the Board of Directors, and participant interests are vested over a period from two to six years of service. Employer contributions charged to expense for 1999, 1998 and 1997 were $216,000, $152,000 and $132,000, respectively.

NOTE 13:  STOCK OPTIONS

     The Company has a fixed option plan under which the Company may grant options which vest two years from the date of grant to its employees for shares of common stock. At December 31, 1999, the Company had 215,284 options available to be granted (options granted prior to 1998 were subject to an earlier plan with similar terms). The exercise price of each option is intended to equal the fair value of the Company's stock on the date of grant, and maximum terms are 10 years.

     A summary of the status of the plan at December 31, 1999, 1998 and 1997, and changes during the years then ended, is presented below:

                                           1999                 1998                  1997
                                    ------------------   -------------------   -------------------
                                              WEIGHTED              WEIGHTED              WEIGHTED
                                              AVERAGE               AVERAGE               AVERAGE
                                              EXERCISE              EXERCISE              EXERCISE
                                    SHARES     PRICE      SHARES     PRICE      SHARES     PRICE
                                    -------   --------   --------   --------   --------   --------
Outstanding, beginning of year....  101,340    $ 9.18     138,160    $6.17      264,260    $4.45
Granted...........................   64,000     14.38      65,516    11.02       60,500     7.50
Exercised.........................   (7,324)    10.75    (102,336)    6.30     (186,600)    4.17
Forfeited.........................     (800)
                                    -------    ------    --------    -----     --------    -----
Outstanding, end of year..........  157,216    $11.21     101,340    $9.18      138,160    $6.17
                                    =======    ======    ========    =====     ========    =====
Options exercisable, end of
  year............................   88,860    $11.19      68,984    $7.34      138,160    $6.17
                                    =======    ======    ========    =====     ========    =====

     The weighted-average remaining contractual life at December 31, 1999 was
8.86 years. Exercise prices ranged from $3.75 to $14.38.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     The fair value of options granted is estimated on the date of the grant using the minimum value method with the following weighted-average assumptions:

                                                                1999        1998        1997
                                                              --------    --------    --------
                                                                   (DOLLARS IN THOUSANDS)
Dividend per Share..........................................  $     --    $     --    $     --
Risk-Free Interest Rate.....................................        6%          6%          6%
Expected Life of Options....................................   2 years     2 years     2 years
Weighted-average fair value of options granted during the
  year......................................................  $    101    $     79    $     50
                                                              ========    ========    ========

     The expected life of options outstanding is based on the historical experience of the Company.

     The Company applies APB Opinion 25 and related Interpretations in accounting for the plan and no compensation cost has been recognized. Had compensation cost for the Company's plan been determined based on the fair value at the grant dates using the minimum value method under Statement of Financial Accounting Standards No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                 1999       1998      1997
                                                                -------    ------    ------
                                                                  (DOLLARS IN THOUSANDS)
Net income
  As reported...............................................    $ 3,083    $2,816    $2,286
  Pro forma.................................................    $ 3,023    $2,790    $2,253
Basic earnings per share
  As reported...............................................    $  1.45    $ 1.36    $ 1.24
  Pro forma.................................................    $  1.42    $ 1.35    $ 1.22
Diluted earnings per share
  As reported...............................................    $  1.42    $ 1.35    $ 1.22
  Pro forma.................................................    $  1.40    $ 1.34    $ 1.21

NOTE 14:  ADDITIONAL CASH FLOWS INFORMATION

NONCASH INVESTING AND FINANCING ACTIVITIES

                                                                 1999       1998      1997
                                                                -------    ------    ------
                                                                  (DOLLARS IN THOUSANDS)
Loans transferred to foreclosed assets held for sale........    $   595    $   82    $  647
ADDITIONAL CASH PAYMENT INFORMATION
  Interest paid.............................................     11,411     8,995     7,061
  Income taxes paid.........................................      1,655     1,551     1,165

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

NOTE 15:  OTHER INCOME/EXPENSE

OTHER INCOME/EXPENSE

     Other operating expenses consist of the following:

                                                                 1999      1998      1997
                                                                ------    ------    ------
                                                                  (DOLLARS IN THOUSANDS)
Advertising.................................................    $  475    $  269    $  119
Data processing.............................................       352       266       206
Professional fees...........................................       259       154       203
Other expense...............................................     2,122     1,247     1,161
                                                                ------    ------    ------
  Total.....................................................    $3,208    $1,936    $1,689
                                                                ======    ======    ======

     Other income consists of the following:

                                                                 1999      1998      1997
                                                                ------    ------    ------
                                                                  (DOLLARS IN THOUSANDS)
Rental income...............................................    $  143    $  273    $  352
Other income................................................        46       289        57
                                                                ------    ------    ------
  Total.....................................................    $  189    $  562    $  409
                                                                ======    ======    ======

NOTE 16:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS

     For these short-term instruments, the carrying amount approximates fair value.

AVAILABLE-FOR-SALE SECURITIES

     Fair values for available-for-sale securities, which also are the amounts recognized in the consolidated balance sheets, equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

MORTGAGE LOANS HELD FOR SALE

     For homogeneous categories of loans, such as mortgage loans held for sale, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics.

LOANS

     The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

DEPOSITS

     The fair value of demand deposits, savings accounts, NOW accounts and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

ADVANCES FROM BORROWERS FOR TAXES AND INSURANCE

     The fair value of advances from borrowers for taxes and insurance is the amount payable at the reporting date (i.e., their carrying amount).

SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE AND OTHER LIABILITIES

     For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

NOTES PAYABLE AND LONG-TERM DEBT

     Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

COMMITMENTS TO EXTEND CREDIT, LETTERS OF CREDIT AND LINES OF CREDIT

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit and lines of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

     The following table presents estimated fair values of the Company's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgements by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments, and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instrument could be sold individually or in the aggregate.

                                                               1999                  1998
                                                        -------------------   -------------------
                                                        CARRYING     FAIR     CARRYING     FAIR
                                                         AMOUNT     VALUE      AMOUNT     VALUE
                                                        --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Financial assets:
  Cash and cash equivalents...........................  $ 23,460   $ 23,460   $ 28,999   $ 28,999
  Available-for-sale securities.......................    48,646     48,646     53,427     53,427
  Mortgage loans held for sale........................       952        952      1,954      1,954
  Interest receivable.................................     2,039      2,039      1,501      1,501
  Loans, net of allowance for loan losses.............   246,593    246,090    159,103    159,160
Financial liabilities:
  Deposits............................................   268,145    262,913    209,824    211,219
  Advances from borrowers for taxes and insurance.....     2,559      2,559        712        712
  Securities sold under agreements to repurchase......    11,260     11,260      8,817      8,817
  Short-term debt.....................................    17,450     17,450      3,575      3,575
  Long-term debt......................................    11,908     11,348     12,038     12,002
  Interest payable....................................       870        870        976        976
Unrecognized financial instruments (net of
  amortization):
  Commitments to extend credit........................         0          0          0          0
  Letters of credit...................................         0          0          0          0
  Lines of credit.....................................         0          0          0          0
  Forward commitments.................................         0          0          0          0

NOTE 17:  COMMITMENTS AND CREDIT RISKS

     The Company extends credit for commercial real estate mortgages, residential mortgages, working capital financing and consumer loans to businesses and residents principally in southern Johnson County. The Bank also purchases indirect leases from various leasing companies throughout Kansas and Missouri.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require a payment of a fee. Since a portion of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate.

     At December 31, 1999 and 1998, the Company had outstanding commitments to originate loans aggregating approximately $36,826,000 and $14,518,000, respectively. The commitments extended over varying periods of time with the majority being disbursed within a one-year period. Loan commitments at

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

fixed rates of interest amounted to $2,116,000 and $3,333,000 at December 31, 1999 and 1998, respectively, with the remainder at floating market rates.

     Mortgage loans in the process of origination represent amounts which the Company plans to fund within a normal period of 60 to 90 days and which are intended for sale to investors in the secondary market. Forward commitments to sell mortgage loans are obligations to deliver loans at a specified price on or before a specified future date. The Bank acquires such commitments to reduce market risk on mortgage loans in the process of origination and mortgage loans held for sale.

     Total mortgage loans in the process of origination amounted to $9,204,000 and $8,858,000 and mortgage loans held for sale amounted to $952,000 and $1,954,000 at December 31, 1999 and 1998, respectively. Related forward commitments to sell mortgage loans amounted to approximately $10,156,000 and $10,812,000 at December 31, 1999 and 1998, respectively. Mortgage loans in the process of origination represent commitments to originate loans at fixed rates.

     Letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

     The Company had total outstanding letters of credit amounting to $4,267,000 and $2,318,000 at December 31, 1999 and 1998, respectively.

     Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. Management uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

     At December 31, 1999 and 1998, unused lines of credit borrowings aggregated approximately $75,112,000 and $58,786,000, respectively.

     Additionally, the Company periodically has excess funds which are loaned to other banks as federal funds sold. At December 31, 1999 and 1998, federal funds sold totaling $8,000,000 and $20,700,000, respectively, were loaned to various banks, as approved by the Board of Directors, with the largest balance at any one bank being $5,000,000 and $17,700,000 (Federal Home Loan Bank) at December 31, 1999 and 1998.

NOTE 18:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

     Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

NOTE 19:  FUTURE CHANGES IN ACCOUNTING PRINCIPLE

     The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). This

                              BLUE VALLEY BAN CORP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1999, 1998 AND 1997 -- (CONTINUED)

statement, as amended by SFAS No. 137, requires all derivatives to be recorded on the balance sheet at fair value and establishes standard accounting methodologies for hedging activities. The standard will result in the recognition of offsetting changes in value or cash flows of both the hedge and the hedged item in earnings or comprehensive income in the same period. The statement is effective for Blue Valley's fiscal year ending December 31, 2001. Because Blue Valley generally does not hold derivative instruments, the adoption of this statement is not expected to have a material impact on the financial statements.

NOTE 20:  SUBSEQUENT EVENT

     Subsequent to year end, the stockholders authorized:

     - An increase in the number of authorized shares of the Company's common stock from 1,000,000 to 15,000,000.

     - A reduction in the par value of the Company's common stock from $10.00 to $1.00 per share.

     - The issuance of up to 15,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined by the Board's sole discretion.

     In addition, the Board of Directors authorized a 4-for-1 stock split. All shares and per share amounts presented in these financial statements have been restated to give effect to the stock split, retroactively.

NOTE 21:  CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                                                               1999       1998
                                                              -------    -------
                                                                (IN THOUSANDS)
ASSETS
Cash and cash equivalents...................................  $   136    $   318
Investments in subsidiaries:
  Bank of Blue Valley.......................................   24,565     18,762
  Blue Valley Building Corp.................................    1,425      1,404
Loans.......................................................      300        200
Other assets................................................      334        202
                                                              -------    -------
  Total Assets..............................................  $26,760    $20,886
                                                              =======    =======
LIABILITIES
Long-term debt..............................................  $ 7,450    $ 3,575
Other liabilities...........................................      441        295
                                                              -------    -------
  Total Liabilities.........................................    7,891      3,870
                                                              -------    -------
STOCKHOLDERS' EQUITY
Common stock................................................    2,138      2,130
Additional paid-in capital..................................    5,230      5,159
Undivided profits...........................................   12,458      9,375
Unrealized appreciation (depreciation) on available-for-sale securities, net of income taxes of $(638) and $235 at 1999
  and 1998, respectively....................................     (957)       352
                                                              -------    -------
  Total stockholders' equity................................   18,869     17,016
                                                              -------    -------
  Total Liabilities and Stockholders' Equity................  $26,760    $20,886
                                                              =======    =======

                         CONDENSED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                1999      1998      1997
                                                               -------   -------   -------
                                                                     (IN THOUSANDS)
INCOME
Dividends from subsidiaries.................................   $   695   $   100   $   445
Other income................................................         5         7         3
                                                               -------   -------   -------
                                                                   700       107       448
Expenses....................................................       379       350       250
                                                               -------   -------   -------
Income before income taxes and equity in undistributed net
  income of subsidiaries....................................       321      (243)      198
Credit for income taxes.....................................      (128)     (118)      (84)
                                                               -------   -------   -------
Income before equity in undistributed net income of
  subsidiaries..............................................       449      (125)      282
Equity in undistributed net income of subsidiaries..........     2,634     2,941     2,004
                                                               -------   -------   -------
Net income..................................................   $ 3,083   $ 2,816   $ 2,286
                                                               =======   =======   =======

                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                                1999      1998      1997
                                                               -------   -------   -------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $ 3,083   $ 2,816   $ 2,286
Items not requiring (providing) cash:
  Deferred income taxes.....................................      (128)     (198)       (4)
  Equity in undistributed income of subsidiaries............    (2,634)   (2,941)   (2,004)
Changes in:
  Other assets..............................................        (3)
  Other liabilities.........................................       146       257       (14)
                                                               -------   -------   -------
     Net cash provided by (used in) operating activities....       464       (66)      264
                                                               -------   -------   -------
CASH FLOW FROM INVESTING ACTIVITIES
Capital contributed to subsidiary...........................    (4,500)               (615)
Net originations of loans...................................      (100)
                                                               -------             -------
     Net cash used in investing activities..................    (4,600)               (615)
                                                               -------             -------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt................................      (625)     (463)     (300)
Proceeds from long-term debt................................     4,500               1,500
Proceeds from sale of common stock..........................        79       644       778
                                                               -------   -------   -------
     Net cash provided by financing activities..............     3,954       181     1,978
                                                               -------   -------   -------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS..........................................      (182)      115     1,627
CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR.........................................       318       203        76
                                                               -------   -------   -------
CASH AND CASH EQUIVALENTS,
  END OF YEAR...............................................   $   136   $   318   $ 1,703
                                                               =======   =======   =======

------------------------------------------------------
------------------------------------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                        ------
Prospectus Summary.....................      1
Risk Factors...........................      6
Cautionary Note on Forward-looking
  Statements...........................     13
Use of Proceeds........................     14
Market for the Trust Preferred
  Securities...........................     14
Accounting Treatment...................     14
Capitalization.........................     15
Selected Consolidated Financial Data...     16
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................     18
Business...............................     43
Regulation and Supervision.............     52
Management.............................     59
Security Ownership of Management and
  Certain Beneficial Owners............     65
Description of the Trust Preferred
  Securities...........................     66
Description of Junior Subordinated
  Debentures...........................     79
Description of the Trust Preferred
  Securities Guarantee.................     88
Description of the Expense Agreement...     90
Relationship Among the Trust Preferred
  Securities, the Junior Subordinated
  Debentures and the Trust Preferred
  Securities Guarantee.................     90
Material Federal Income Tax
  Consequences.........................     93
ERISA Considerations...................     97
Underwriting...........................     98
Available Information..................    100
Legal Matters..........................    100
Experts................................    101
Index to Financial Statements..........    F-1

                            ------------------------

- WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION THAT DIFFERS FROM THE INFORMATION IN THIS PROSPECTUS. IF YOU RECEIVE ANY DIFFERENT INFORMATION, YOU SHOULD NOT RELY ON IT.

- THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT BLUE VALLEY BAN CORP IS OPERATING UNDER THE SAME CONDITIONS THAT IT WAS OPERATING UNDER WHEN THIS PROSPECTUS WAS WRITTEN. DO NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AT ANY TIME PAST THE DATE INDICATED.

- THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES.

- THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


- UNTIL           , 2000 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
  DEALERS THAT EFFECT TRANSACTIONS IN THE TRUST PREFERRED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------

                      1,250,000 TRUST PREFERRED SECURITIES

                              BVBC CAPITAL TRUST I


                            10.375% CUMULATIVE TRUST

                              PREFERRED SECURITIES

                           (LIQUIDATION AMOUNT $8 PER
                           TRUST PREFERRED SECURITY)

                             FULLY, IRREVOCABLY AND
                        UNCONDITIONALLY GUARANTEED ON A
                             SUBORDINATED BASIS, AS
                        DESCRIBED IN THIS PROSPECTUS, BY

                          [BLUE VALLEY BAN CORP LOGO]

                              BLUE VALLEY BAN CORP

                          ---------------------------
                                  $10,000,000

                        10.375% SUBORDINATED DEBENTURES

                                       OF
                              BLUE VALLEY BAN CORP
                          ---------------------------
                                   PROSPECTUS

                                          , 2000

                          ---------------------------

                           STIFEL, NICOLAUS & COMPANY
                                  INCORPORATED

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)

NATURE OF EXPENSE                                              AMOUNT
-----------------                                             --------
SEC filing fee(2)...........................................  $  3,036
American Stock Exchange listing fee.........................    15,000
NASD filing fee.............................................     1,650
Printing, postage and mailing...............................    70,000
Legal fees and expenses.....................................   130,000
Accounting fees and expenses................................    60,000
Trustee, Transfer agent and Registrar fees and expenses.....     5,000
Blue Sky fees and expenses..................................    10,000
Miscellaneous...............................................     5,314
                                                              --------
  Total.....................................................  $300,000
                                                              ========

---------------

(1) The amounts set forth above, except for the SEC filing fee, the American Stock Exchange listing fee and the NASD filing fee are in each case estimated.

(2) Based upon the sale of 1,437,500 trust preferred securities at $8.00 per trust preferred security.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Amended and Restated Articles of Incorporation of the registrant, together with its Bylaws, provide that the registrant shall indemnify each person who is or was an officer or director of the registrant, or who is or was serving at the request of the registrant as a director, officer, employee, partner, trustee or agent of the registrant to the fullest extent permitted by applicable law. The laws of the State of Kansas permit, and in some cases require, corporations to indemnify officers, directors, employees and agents who are or who have been a party to or are threatened to be made a party to litigation against judgments, fines, settlements and reasonable expenses under certain circumstances.

     The registrant has also adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of its directors to the fullest extent permitted by the laws of the State of Kansas. Under the registrant's Amended and Restated Articles of Incorporation, as permitted by the laws of the State of Kansas, a director is not liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent such exemption from liability, or limitation thereof, is not permitted under the Kansas General Corporation Code (the "KGCC") as presently in effect or as the same may hereafter be amended. As of the filing date of this registration statement, KGCC sec. 17-6002 provides, in pertinent part, that corporations "shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, policyholders or members, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of K.S. 17-6424, and amendments thereto, or (d) for any transaction from which the director derived an improper personal benefit." The registrant has agreed to indemnify the underwriter and the underwriter has agreed to indemnify the registrant against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On January 31, 2000, the registrant effected a 4-for-1 stock split of its common stock. In connection with such stock split, the registrant issued to its stockholders of record an aggregate of 1,603,290 shares of common stock. All common share and per share amounts herein have been retroactively adjusted to reflect the stock split.

     Since December 31, 1996, the registrant has granted options to purchase an aggregate of 190,016 shares of common stock (after giving effect to the stock split) under its 1998 Equity Incentive Plan and its 1994 Stock Option Plan (together, the "Plans"), exercisable at a weighted average price of $11.03 per share (after giving effect to the stock split). During this same period, options granted under the Plans to purchase 296,260 shares of the registrant's common stock were exercised at a weighted average price of $5.07 per share.

     No underwriters were involved in the foregoing transactions. The January 31, 2000 stock split was effected in reliance upon the definition of "sale" set forth in Section 2(a)(3) of the Securities Act. Each of the options granted under the Plans and the exercises thereof were effected in reliance on Rule 701 under the Securities Act, and are deemed restricted securities for the purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

     The following is a complete list of exhibits filed as a part of this registration statement.


 1.1*    Draft form of Underwriting Agreement between Blue Valley Ban
         Corp, BVBC Capital Trust I and Stifel, Nicolaus & Company,
         Incorporated, as representative of the underwriters
 3.1*    Amended and Restated Articles of Incorporation of Blue
         Valley Ban Corp
 3.2*    Bylaws, as amended, of Blue Valley Ban Corp
 4.1*    1998 Equity Incentive Plan
 4.2*    1994 Stock Option Plan
 4.3*    Draft form of Indenture of Blue Valley Ban Corp
 4.4*    Draft form of      % Junior Subordinated Debentures, due
         September 30, 2030
 4.5*    Certificate of Trust of BVBC Capital Trust I
 4.6*    Draft form of Amended and Restated Trust Agreement of BVBC
         Capital Trust I
 4.7*    Draft form of      % Cumulative Preferred Security
         Certificate for BVBC Capital Trust I
 4.8*    Draft form of Trust preferred securities Guarantee Agreement
         of Blue Valley Ban Corp relating to the      % Cumulative
         Trust preferred securities
 4.9*    Draft form of Agreement as to Expenses and Liabilities
 5.1*    Opinion of Blackwell Sanders Peper Martin LLP as to the
         legality of the      % junior subordinated debentures, due
         September 30, 2030 and the Trust Preferred Securities
         Guarantee Agreement relating to the      % Cumulative Trust
         preferred securities
 5.2*    Opinion of Morris, Nichols, Arsht & Tunnell (special
         Delaware counsel) as to the legality of the      %
         cumulative trust preferred securities to be issued by BVBC
         Capital Trust I
 8.1*    Opinion of Blackwell Sanders Peper Martin LLP as to certain federal income tax matters.
10.1*    Security Agreement of Blue Valley Ban Corp in favor of
         Boatmen's First National Bank of Kansas City, dated as of
         June 7, 1994
10.2*    Agreement between Blue Valley Ban Corp, Bank of Blue Valley and Boatmen's First National Bank of Kansas City, dated as of January 2, 1997
10.3*    Amendment of Loan Documents between Blue Valley Ban Corp,
         Bank of Blue Valley and NationsBank, N.A. (successor to
         Boatmen's First National Bank of Kansas City), dated as of
         December 26, 1997
10.4*    Second Amendment of Loan Documents between Blue Valley Ban
         Corp, Bank of Blue Valley and NationsBank, N.A., dated as of
         January 31, 1999
10.5*    Third Amendment of Loan Documents between Blue Valley Ban
         Corp, Bank of Blue Valley and NationsBank, N.A., dated as of
         June 21, 1999
10.6*    Fourth Amendment of Loan Documents between Blue Valley Ban
         Corp, Bank of Blue Valley and NationsBank, N.A., dated as of
         December 30, 1999

10.7*    Amended and Restated Promissory Note of Blue Valley Ban
         Corp, dated December 30, 1999
10.8*    Promissory Note of Blue Valley Building, dated July 15, 1994
10.9*    Mortgage, Assignment of Leases and Rents and Security
         Agreement between Blue Valley Building and Businessmen's
         Assurance Company of America, dated July 15, 1994
10.10*   Assignment of Leases and Rents between Blue Valley Building and Businessmen's Assurance Company of America, dated July
         15, 1994
10.11*   Lease Agreement between Bank of Blue Valley and CMI, Inc., dated January 18, 1999
12.1*    Statements re: computations of ratios
15.1     Letter from Baird, Kurtz & Dobson acknowledging awareness of the use of a report on unaudited interim financial
         information
21.1*    Subsidiaries of Blue Valley Ban Corp
23.1     Consent of Blackwell Sanders Peper Martin LLP (see exhibits
         5.1 and 8.1)
23.2     Consent of Morris, Nichols, Arsht & Tunnell (special
         Delaware counsel) (see exhibit 5.2)
23.3     Consent of Baird, Kurtz & Dobson
24.1*    Power of attorney
25.1*    Form T-1 Statement of Eligibility of Wilmington Trust
         Company to act as trustee under the Indenture
25.2*    Form T-1 Statement of Eligibility of Wilmington Trust
         Company to act as trustee under the Amended and Restated
         Trust Agreement
25.3*    Form T-1 Statement of Eligibility of Wilmington Trust
         Company to act as trustee under the Trust Preferred
         Securities Guaranty Agreement
27.1*    Financial Data Schedule

---------------

*   Previously filed

(b) Financial Statement Schedules

     No financial statement schedules are applicable.

ITEM 17.  UNDERTAKINGS

          (a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 18, 2000.


                                          BLUE VALLEY BAN CORP
                                          By:     /s/ ROBERT D. REGNIER
                                            ------------------------------------
                                              Robert D. Regnier, President and
                                              Chief Executive Officer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on July 18, 2000.


                                          BVBC CAPITAL TRUST I
                                          By:     /s/ ROBERT D. REGNIER
                                            ------------------------------------
                                              Robert D. Regnier,
                                              Administrative Trustee

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
                      *                        President, Chief Executive Officer &      July 18, 2000
---------------------------------------------  Director
              Robert D. Regnier

                      *                        Director                                  July 18, 2000
---------------------------------------------
             Donald H. Alexander

                      *                        Director                                  July 18, 2000
---------------------------------------------
             Wayne A. Henry, Jr.

                      *                        Director                                  July 18, 2000
---------------------------------------------
               C. Ted McCarter

                      *                        Director                                  July 18, 2000
---------------------------------------------
             Thomas A. McDonnell

                      *                        Treasurer and Principal Finance and       July 18, 2000
---------------------------------------------  Accounting Officer
               Mark A. Fortino

* By: /s/ MARK A. FORTINO
---------------------------------------------
      Mark A. Fortino, Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----
                      *                                 Administrative Trustee           July 18, 2000
---------------------------------------------
              Robert D. Regnier

                      *                                 Administrative Trustee           July 18, 2000
---------------------------------------------
               Mark A. Fortino


* By: /s/ MARK A. FORTINO
     --------------------------------------------
      Mark A. Fortino, Attorney-in-Fact